As filed with the Securities and Exchange Commission on October 10, 2025

Registration No. 333-284885

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ludwig Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	8099	61-1133438
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1749 Victorian Avenue, #C-350
Sparks, Nevada 89431
(954) 235-9026

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott J. Silverman
Chief Financial Officer
Ludwig Enterprises, Inc.
8950 SW 74th Ct, Ste 2201-A149

Miami, FL 33156

(786) 363-0166
(Name, address and telephone number of agent for service)

With copies to:

Ross Carmel, Esq. Sichenzia Ross Ference Carmel, LLP 1185 Avenue of the Americas, 31st Floor New York, NY, 10036 Phone: (212) 930-9700	Leslie Marlow, Esq. Patrick J. Egan, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 Phone: (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 10, 2025

Shares

Common Stock

Ludwig Enterprises, Inc.

This prospectus relates to a firm commitment public offering (the “Offering”) by Ludwig Enterprises, Inc., a Nevada corporation (the “Company”, “we”, or “us”), of           shares of its Common Stock, $0.001 par value per share (the “Common Stock”), at an assumed public offering  price of $         per share of Common Stock, the last reported bid price of our Common Stock on the OTCID Basic Marketplace (the “OTCID”)  on          , 2025.

On            , 2025, our stockholders approved a proposal authorizing our board of directors (the “Board”) to effect a reverse split of our outstanding Common Stock at a specific ratio within a range from one-for-fifty to one-for-two-hundred-fifty, and also granted authorization to our Board to determine, in its sole discretion, the specific ratio within that range and timing of such reverse stock split. We intend for the Board to effect such reverse stock split in connection with this Offering as soon as possible, with the record date being        , 2025. The reverse stock split remains subject to approval by the Financial Industry Regulatory Authority (“FINRA”). The figures in this prospectus do not give effect to the aforementioned reverse split.

Currently the holders of our Convertible Preferred Stock may convert their shares into a total of 700,000,000 shares of Common Stock (without giving effect to the reverse stock split). We intend to amend and restate our articles of incorporation redesignating the rights and preferences of our Convertible Preferred Stock, including the conditions of conversion and the conversion ratio, subject to the consent of our shareholders. Upon the effectiveness of this Offering and subject to the filing and effectiveness of our amended and restated articles of incorporation all outstanding shares of our Convertible Preferred Stock will automatically convert into shares of Common Stock (without giving effect to the reverse stock split) and a total of $ representing the total of interest accrued and original issuance discounts of our outstanding convertible notes (the “Convertible Notes”) will, by their terms, be converted into a total of shares of Common Stock (the shares of Common Stock issued upon conversion of the Convertible Notes are referred to as the “Conversion Shares”). We intend to use a portion of the proceeds from this Offering to pay certain remaining outstanding balances on our Convertible Notes after the aforementioned conversion. See “Use of Proceeds” and “Plan of Distribution”.

There is currently a limited public trading market for our Common Stock. Our Common Stock is currently quoted on the OTCID under the symbol “LUDG”. In connection with this Offering, we intend to apply to have our Common Stock listed on the        under the symbol “        .” No assurance can be given that our listing application will be approved or, if we receive approval, that a trading market will develop, if developed, that it will be sustained, or that the trading prices of our Common Stock on the OTC will be indicative of the prices of our Common Stock if our Common Stock were traded on the        . If our listing application is not approved by        , we will not consummate the Offering and will terminate this Offering. The public offering price per share will be determined at the time of pricing and may be at a discount to the current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See “Prospectus Summary - Emerging Growth Company.”

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being a Smaller Reporting Company”.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 9. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)

Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the initial public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 86 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to               additional shares of Common Stock solely to cover over-allotments, if any.

ThinkEquity

The date of this prospectus is        , 2025

i

About this Prospectus

You should rely only on the information contained in this prospectus and in any free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock.

We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and to observe any restrictions as to this Offering and the distribution of this prospectus applicable to that jurisdiction.

Market and Industry Data

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Information Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

ii

PROSPECTUS SUMMARY

As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. We intend to effect a reverse stock split of our Common Stock within a range from one-for-50 to one-for-250 in order to qualify to uplist our Common Stock on in connection with this Offering; however, we cannot currently state the ratio within that range at which such reverse stock split will occur, nor can we guarantee that will approve our listing application for our Common Stock. If such reverse stock split is not effected or if our listing application is not approved by , we will not be able to consummate the Offering and will terminate this Offering. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.” Unless the context otherwise requires, we use the terms “Ludwig,” the “Company,” “we,” “us” and “our” in this prospectus to refer to Ludwig Enterprises, Inc.

Company Overview

We are an early-stage genomics-based diagnostic company focused on developing tests for assessment of inflammation-related chronic diseases, including cancers. We believe we are the first to employ a non-invasive cheek swab test to collect mRNA samples in quantities sufficient for our intended analyses. Our approach seeks to enable detection of upstream inflammation-driven diseases to support personalized treatment decisions.

Inflammatory mediators are molecules that indicate the presence (or absence) of chronic or acute inflammatory disease activities. These inflammatory molecules mediate the body's tissue responses to pathogens like bacteria and viruses, as well as to damaged and mutated cells, as well as toxic irritants. The inflammatory mediators are transcribed from messenger RNA (mRNA) molecules which transfer information from DNA to the cell machinery to synthesize intended proteins. Examples of such inflammatory molecules are nuclear factorE2, superoxide dismutase, TNF-α, NF-κB, IFN-γ, and IL-6.

Leveraging our proprietary mRNA testing kits, we collect buccal cheek swabs and isolate mRNAs from these swabs. After which, targeted gene sequencing will be performed using commercially available Next-Generation Sequencing (“NGS”) equipment. Next Generation Sequencing is a powerful tool used in genomics research that can sequence millions of DNA fragments at once, providing detailed information about the structure of genomes, genetic variations, gene activity, and changes in gene behavior. Numerous scientific studies, such as “Chronic Inflammation in the Etiology of Disease Across the Life Span” published in the peer reviewed journal, Nature Medicine, support our medical technology premise to detect genetic biomarkers for chronic inflammatory driven diseases such as heart disease, preeclampsia, and cancer. Once we detect and measure the involved chronic inflammatory genetic biomarkers from a patient, our genetic tools will have the potential to not only achieve early detection of diseases, but also to evaluate and support customized treatments that may improve patient outcomes. (See “Business”).

Our Products

We intend to launch and market our proprietary mRNA genetic testing kits into the U.S. marketplace by the end of the fourth quarter 2025. To date, we have not sold any products.

Test Kits

Our initial product is the RevealiaTM Breast test.

Our at home RevealiaTM collection kits acquire a sample from the patient’s cheek for analysis. We use mRNA genetic indices to measure the expression of inflammatory mediators such as cytokines and chemokines, which while essential for wound healing and tissue repair in cases of acute inflammation, when present chronically, can contribute to the onset and growth of diseases including cancer. We believe that the combination of mRNA genetic expression analysis and machine learning tools can, with a certain degree of accuracy, identify individuals with active breast cancer. On August 30, 2024, the Company filed provisional patent application # 63/689422, mRNAs DIFFERENTIALLY EXPRESSED IN CANCER that describes our proprietary technology to properly store swab samples and harvested mRNA molecules for future analysis. The patent is pending review and approval by USPTO.

Recent Developments

On June 5, 2025, our Board of Directors (the “Board”) received a letter of resignation from Dr. Marvin S. Hausman from his position on the Board, Dr. Hausman will remain in his position as Chief Scientific Officer of the Company. Dr. Hausman’s decision to resign was not due to any disagreement with the Company, the Board or any member of the Company’s management.

On June 23, 2025, the Board appointed a new independent director, Garth Lees-Rolfe, to hold office until the earlier of the expiration of the term of office, a successor is duly elected and qualified, or the earlier of his death, resignation, disqualification, or removal.

On June 27, 2025, we filed a Definitive Information Statement in connection with the action by written consent of the Company’s Board of Directors and a majority of our shareholders taken without a meeting on June 16, 2025, to approve the following corporate actions: (i) to effect a reverse stock split of our outstanding shares of Common Stock between a ratio of 1- for-50 and 1-for-250 (the “Reverse Stock Split”); (ii) a change to the Company’s name from “Ludwig Enterprises, Inc.” to “Revealia Diagnostics, Inc.”; (iii) pursuant to Nevada Revised Statute (“NRS”) 78.0296, to ratify and approve all past corporate actions, including but not limited to: (a) issuances of our Common Stock as authorized by the Board, (b) reverse stock splits effected by us during 2009, 2011, and 2012, (c) appointments of the current officers and directors of the Corporation, (d) any and all other defective or irregular corporate actions undertaken by us, our officers, directors, and beneficial holders; (iv) pursuant to NRS 78.0296, to ratify and approve all past corporate actions, including but not limited to: (a) the reverse stock splits effected by us in 2009, 2011, and 2012; (b) the formation and issuance of our convertible preferred stock on December 13, 2022, and July 1, 2022; (c) any subsequent corporate actions of the holders of our outstanding preferred stock; (d) any additional defective corporate actions carried out by the Corporation’s officers, directors, and beneficial holders; and (v) the filing of Amended and Restated Articles of Incorporation of the Company (the “Amended and Restated Articles”), pursuant to NRS Section 78.403 and consistent with NRS 78.385 and 78.390 (collectively (i), (ii), (iii), (iv), and (v) are the “Corporate Actions”). See Description of Securities for further details on the Corporate Actions.

On July 24, 2025, Charles T. Todd Jr. resigned as Chief Executive Officer of Ludwig Enterprises, Inc. (the “Company”), effective 30 days following the notification date (i.e. effective August 23, 2025). Mr. Todd’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 5, 2025, the Board appointed a new independent director, Corain McGinn, to hold office until the earlier of the expiration of the term of office, a successor is duly elected and qualified, or the earlier of his death, resignation, disqualification, or removal.

On October 1, 2025, the Board appointed Jose Antonio Reyes to the position of Interim CEO to hold such office until the Board appoints a permanent Chief Executive Officer or until their earlier resignation or removal.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our Common Stock held by non-affiliates is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●

Being permitted to present only two years of audited financial statements and only two years of related disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	Being permitted to provide less extensive narrative disclosure than other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	Being permitted to utilize exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;

●	Being permitted to defer complying with certain changes in accounting standards; and

●	Being permitted to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We intend to take advantage of these and other exemptions available to “emerging growth companies.” We could remain an “emerging growth company” until the earliest of (i) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (iv) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards.

Selected Risks Associated with Our Business

Investing in our Common Stock involves a high degree of risk. You should carefully consider all the information in this prospectus prior to investing in our Common Stock. These risks are discussed more fully in the section entitled “Risk Factors” immediately following this prospectus summary. These risks and uncertainties include, but are not limited to, the following:

●

We are an early-stage genomics technology and health related company without any products or services currently available for sale and we may not be able to successfully develop or bring products or services to market;

●

The report of our independent auditors on our financial statements for the years ended December 31, 2024, and December 31, 2023, indicate uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business;

●

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows;

●

We have limited experience in dealing with third-party manufacturers or commercializing proposed product candidates and may encounter difficulties, delays or other unanticipated hurdles before the manufacturing of our product candidates begin in the quantities needed to achieve our business plans;

●	We are dependent upon our officers and directors for future success;

●	We are dependent upon the successful completion of our capital campaign

●	We use RNA-based molecular biology in our products and services pipeline and the successful commercialization of these products will depend on public perceptions of RNA-based products;

●

If the FDA were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls;

●	We may not be successful in commercializing our product candidates;

●	We are in competition with companies that are larger, more established and better capitalized than are we;

●

The materials used in the processes by which our RNA-based products and our derivative products are manufactured, such as mRNA genetic microarrays, may become difficult to obtain in the quality or quantity required for our business plans or at the prices that are currently projected;

●	If we are unable to obtain and maintain protection of our intellectual property, which are costly to maintain, the value of our products may be adversely affected; and

Corporate Information

The Company was originally organized as a Kentucky corporation on February 11, 1988. On February 8, 2006, we formed a wholly owned subsidiary, Ludwig Enterprises, Inc., a Nevada corporation. On March 28, 2006, Ludwig Enterprises, Inc., the Kentucky corporation, merged with and into Ludwig Enterprises, Inc., the Nevada corporation, with the Company, Ludwig Enterprises, Inc., the Nevada corporation, being the surviving entity.

Our principal executive offices, and those of our subsidiaries, are located at 8950 SW 74th Ct, Ste 2201-A149, Miami, FL 33156. Our phone number is (786) 235-9026. Our corporate website is located at www.ludwigent.com. Information on our website is not part of this prospectus.

The Offering

Common Stock offered by us	shares of Common Stock (or shares if the underwriters exercise the over-allotment option in full). See “Capitalization.”

Shares of Common Stock outstanding prior to the Offering(1)	162,569,807 shares (without giving effect to the reverse stock split described below)(1)

Shares of Common Stock to be outstanding after the Offering(1)	shares (without giving effect to the reverse stock split and shares if over-allotment option is exercised in full)(1)

Offering price	$ per share

Over-allotment Option

We have granted to the underwriter(s) an option, which is exercisable within 45 days from the date of this prospectus, to purchase up to an additional                                shares of Common Stock at the public offering price of $ per share, less the underwriting discounts and commissions, solely to cover over-allotments, if any.

Reverse Stock Split

On June 16, 2024, our Board authorized, a proposal authorizing our Board to effect a reverse split of our outstanding Common Stock at a specific ratio within a range from one-for-50 to one-for-250, and also granted authorization to our Board to determine, in its sole discretion, the specific ratio within that range and timing of such reverse stock split, and the filing of an amendment to our Articles of Incorporation with the Nevada Secretary of State to effect such reverse stock split. We expect the reverse stock split to take effect prior to the consummation of this Offering. The purpose of the reverse stock split is to allow us to meet the stock price threshold of the listing requirements of the . The Company has not yet decided on the specific ratio of the reverse stock split and as such, there has not been any adjustments to options and per share information. The reverse stock split remains subject to approval of the holders of a majority of our outstanding voting securities and by the Financial Industry Regulatory Authority (“FINRA”). There is no guarantee that the Company will receive the requisite stockholder approval or be successful in achieving FINRA’s approval or that will approve our listing application. See “Description of Securities” and “Risks Related to This Offering and The Reverse Stock Split” for additional information regarding the reverse stock split and other matters related to our Common Stock.

Market for the Common Stock; Proposed Listing

Our Common Stock is quoted on the OTCID under the symbol “LUDG.” As of  , 2025, the last reported sale price for our Common Stock was $ per share. Prior to this Offering, there has been a limited market for our securities. While our Common Stock is quoted on the OTCID, there has been negligible trading volume. In connection with this Offering, we intend to apply to have our Common Stock listed on the under the symbol “        ” This Offering will not be consummated until we have received approval of our application.

There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, purchasers of our Common Stock may find it difficult to resell the securities offered herein should the purchasers desire to do so when eligible for public resale.

Use of Proceeds

We estimate that the net proceeds to us from the sale of shares of our Common Stock in this offering will be approximately $         (or approximately $              if the representative of the underwriters exercises its over-allotment option in full), at the assumed public offering price of $ per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the proceeds from this offering on equipment, marketing, staffing, legal expenses, accounting expense, company awareness, research and clinical trials, debt repayment and the exercise of an option to buy back certain shares of our Common Stock. See “Use of Proceeds” for a complete description of how we intend to use the of proceeds this Offering.

Risk Factors	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

(1)	The number of shares of our Common Stock outstanding prior to and after this offering is based on 162,569,807 shares outstanding as of September 17, 2025, and excludes or does not give effect to:

●	The above-mentioned proposed reverse stock split;

●	Outstanding warrants to purchase 2,080,000 shares of Common Stock at $0.30 per share;

●	Outstanding warrants to purchase 2,604,667 shares of Common Stock at $0.19 per share;

●	30,000,000 shares of Common Stock reserved for future issuance of awards pursuant to our Stock Incentive Plan. See “Executive Compensation - Equity Compensation Plan Information” below.

●	Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	The conversion of all outstanding shares of Convertible Preferred Stock into a total of 700,000,000 shares of Common Stock;

●	The partial conversion of the Convertible Notes into up to 19,133,222 shares of Common Stock;

●	No exercise of the Representative Warrants to be issued upon consummation of this offering; and

●	No exercise of the Representative’s over-allotment option.

Summary Consolidated Financial Information

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this prospectus.

We derived the summary financial information from our unaudited financial statements and related notes for the six months ended June 30, 2025 and 2024, and our year-end financial statements and related notes for the years ended December 31, 2024 and 2023, appearing elsewhere in this prospectus.

All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Six Months Ended June 30, 2025 (unaudited)	Six Months Ended June 30, 2024 (unaudited)
Statements of Operations Data:
Revenue	$-	$10
Total Operating Expenses	1,110,543	666,937
Loss From Operations	(1,110,543)	(666,927)
Other income (expense)
Interest income	4.000	-
Other income	2,333	-
Amortization of debt discount	(115,129)	(15,000)
Interest expense	(26,560)	(21,797)
Loss on extinguishment of debt	(117,217)	-
Change in fair value of derivative	172,729	-
Finance Expense	-	(677,130)
Inducement expense Gain on debt extinguishment	-	(520,000)
Total other income (expense) - net	(79,844)	(1,233,927)
Net loss	$(1,190,387)	$(1,975,071)

	Year Ended December 31, 2024	Year Ended December 31, 2023
Statements of Operations Data:
Revenue	$217	$-
Total Operating Expenses	1,298,406	1,375,761
Loss From Operations	(1,298,189)	(1,375,761)
Other income (expense)
Amortization of debt discount	(15,000)	(469,514)
Inducement expense	(1,004,574)	(517,464)
Interest expense	(56,794)	(15,714)
Finance expense	(677,130)	-
Total other income (expense) - net	(1,753,498)	(1,002,682)
Income (loss) from discontinued operation, net of tax	34,803	(78,107)
Net loss	$(3,016,884)	$(2,456,550)

	June 30 2025 (Unaudited)	Pro Forma	Pro Forma Ad Adjusted
Consolidated Balance Sheets
Assets
Current Assets	$400,654	$	$
Total Assets	$401,274	$	$

Liabilities and Stockholder’s Deficit
Current Liabilities	$3,803,434	$	$
Total Liabilities	3,803,434

Stockholders’ Deficit
Preferred stock: 7,000,000 authorized; $0.001 par value, 7,000,000 shares issued and outstanding	7,000
Common stock: 1,250,000,000 authorized; $0.001 par value, 159,912,808 and 155,464,808 shares issued and outstanding, respectively	161,568
Additional Paid In Capital	4,879,025
Accumulated Deficit	(8,447,753)
Total Stockholders’ Deficit	(3,402,160)
Total Liabilities and Stockholders’ Deficit	$401,274	$	$

RISK FACTORS

An investment in our shares of Common Stock involves significant risks. Before making an investment in our shares of Common Stock, you should carefully consider the risks and uncertainties discussed below under “Information Regarding Forward-Looking Statements,” and the specific risks set forth herein. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends. In any such case, the market price of our shares of Common Stock could decline, and you may lose all or part of your investment.

Risks Related to the Company

We are an early-stage genomics technology and health related Company without any products or services currently available for sale and we may not be able to successfully develop or bring products or services to market.

We have several product and service candidates, including our proprietary mRNA genetic program that we intend to begin marketing by the fourth quarter of 2025; however, there is no assurance that we will succeed in bringing any of our product and service candidates to market or that such product candidates, or any of our other operations, will generate any revenue. If we cannot develop a marketable product or generate sufficient revenues, we may be required to suspend or cease operations.

Our business operations have only a limited history upon which an evaluation of our prospects and future performance can be made. The Company’s operations are subject to all business risks associated with development stage enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment and expansion of a business, operation in a competitive industry and the necessary continued development of advertising and other marketing strategies. We believe it is likely that we will continue to sustain losses throughout the next twelve months. We cannot assure you that we will ever operate profitably.

Additionally, we have a limited operating history, and as a result our historical financial and other operating data may be of limited value in estimating future operating revenue, revenue sources and expenses. Our budgeted expense levels are based in part on our expectations concerning future revenue and future revenue sources. The amount and sources of these revenues will depend on the success of our ability to establish the commercial viability of our new products, to sustain our marketing efforts, the perception of our products by customers and users, and other factors that are difficult to forecast accurately.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a 15(f) (the “Exchange Act”), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an EGC if we take advantage of the exemptions available to us through the JOBS Act.

Our principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders

After this offering, our principal shareholders will hold in aggregate approximately         % of our shares, assuming that the number of shares of Common Stock set forth on the cover page of this prospectus are issued and sold in this Offering. We are not considered a “controlled company” under        corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company, these shareholders, however, if they act together, will be able to control the management and affairs of our company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their shares of Common Stock as part of a sale of us or our assets, and might affect the prevailing market price of our Common Stock due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

The report of our independent auditors on our financial statements for the year ended December 31, 2024, and, in the management’s representation on our financial statements for opinion of management, the six months ended June 30, 2025, indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. In its opinion on our financial statements for the years ended December 31, 2024 and 2023, and for the six months ended June 30, 2025, our independent auditors raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The obtainment of additional financing, the successful development of our contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about our ability to continue as a going concern.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

To date, we have not generated revenues from our operations, and we have incurred significant losses in prior periods. For the six months ended June 30, 2025 and 2024, we incurred a net loss of $1,190,387 (unaudited) and $1,975,071 (unaudited), respectively, and, as of June 30, 2025, we had an accumulated deficit of $8,449,753 (unaudited). For the years ended December 31, 2024 and 2023, we incurred a net loss of $3,016,884 and $2,456,550, respectively, and, as of such dates, we had an accumulated deficit of $7,259,366 and $4,242,482 respectively.

The time required for us to become profitable is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements. If required, our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our Common Stock. We expect we will require significant capital in connection with our efforts, and we will be required to continue to make significant investments to further develop and expand our business. In particular, we expect to continue to expend substantial financial and other resources on further research studies, marketing and advertising as part of our strategy to develop and increase our business-to-consumer (“B2C”) channels, as well as on research and development activities regarding our proprietary mRNA genetic methodologies. The sales, marketing and advertising expenses that we will incur will typically be expensed immediately. In addition, to the extent that our business ramps up as we expect, we will need to increase our headcount significantly in the coming years.

We intend to seek interim short-term financing to assure full legal compliance with our Securities and Exchange Commission (“SEC”) filings, and to bring on the necessary personnel to begin our future development activities. Our working capital needs will be met largely from the sale of debt and public equity securities, including in this Offering, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements. The accompanying financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

We will require additional capital to fund our operations and if we do not obtain additional capital, we may be required to scale back, delay or cease our operations.

Our business does not presently generate the cash needed to finance our current and anticipated operations and we will need to obtain additional financing to finance our operations, until such time that we are able to conduct profitable revenue generating activities.

Through the date of this prospectus, we have obtained approximately $2,600,000 in loans to meet our ongoing expenses, including professional fees and day-to-day operating expenses. We cannot assure you that adequate financing will be available on acceptable terms, if at all. Our failure to raise additional financing, including through this Offering, in a timely manner would adversely affect our ability to pursue our business plan and could cause us to delay launching our product and our proposed business plan.

We will need additional capital. If additional capital is not available or is available at unattractive terms, we may be forced to delay, reduce the scope of or eliminate our research and development programs, reduce our commercialization efforts or curtail our operations.

To develop and bring our product candidates to market, we must commit substantial resources to costly and time-consuming research, clinical and observational staging studies and marketing activities. We anticipate that the proceeds from this offering will increase our existing cash and cash equivalents enough to enable us to maintain our current operations for at least the next 12 months. We anticipate using our cash and cash equivalents to fund further research and development with respect to our product candidates. We will, however, need to raise additional funding sooner if our business or operations change in a manner that consumes available resources more rapidly than we anticipate. Our requirements for additional capital will depend on many factors, including:

●	the time and expense for clinical and observational staging studies for our product candidates;

●	the time and costs involved in obtaining regulatory approval for our product candidates, if needed;

●	costs associated with protecting our intellectual property rights;

●	successful commercialization of our product candidates;

●	development of marketing and sales capabilities;

●	payments received under current and future collaborative agreements, if any; and

●	market acceptance of our products.

To the extent we raise additional capital through the sale of equity securities, the issuance of those securities could result in dilution to our shareholders. In addition, if we obtain debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate our research and development programs, reduce our commercialization efforts or curtail our operations. In addition, we may be required to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves or license rights to technologies, product candidates or products on terms that are less favorable to us than might otherwise be available.

We will require substantial additional funds to support our research and development activities, and the anticipated costs of clinical and observational staging studies, possible regulatory approvals and eventual commercialization. Such additional sources of financing may not be available on favorable terms, if at all. If we do not succeed in raising additional funds on acceptable terms, we may be unable to commence or complete clinical and observational staging studies or, if needed, obtain approval of any product candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development, forego sales and marketing efforts and forego attractive business opportunities. Any additional sources of financing will likely involve the issuance of our equity securities, which will have a dilutive effect on our shareholders.

We may not be successful in raising the additional funds needed to fund our business plan. If we are not able to raise sufficient capital in the near future, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets.

The proceeds from this Offering will not be sufficient to conduct our proposed clinical trials to completion.

The proceeds from this offering will not be sufficient to conduct our proposed clinical trials to completion and we will need to raise additional funds to complete them. In the event we are unable to raise additional funds this will have an adverse effect on our business and our ability to bring products to market.

The Company has product candidates with very complex and different sales and marketing channels, the development of which will put significant burdens on us and which we may not be able to develop as effectively as competitors.

We will have very different sales and marketing channels if the products in our pipeline are to reach customers in their respective markets, either Business to Consumer (“B2C”) or Business to Business (“B2B”) channels, requiring us to develop distinct sales, marketing, and distribution methods. In particular, the B2C channels have different customers and distribution channels as B2B channels. Building, managing and maintaining such a sales and marketing infrastructure may require us to hire experts in the field, implement complex systems, establish collaborations with third parties effectively across various geographies and understand disparate regulatory regimes. Our ability to effectively engage in these steps is untested, making it impossible for us to accurately predict the level of success we will achieve.

We have yet to establish sales, marketing or distribution capabilities, and if we are unable to establish these capabilities, we may not be successful in commercializing our product candidates.

We have not yet established a sales, marketing or product distribution infrastructure for our product and service candidates, which are still in various stages of development. To achieve commercial success for any product, we will need to establish a sales and marketing organization within the United States and, potentially, also develop a strategy for sales outside of the United States. We intend to outsource the manufacturing and distribution, and failure to obtain contracts with such third parties on terms acceptable to us, or at all, may significantly delay our product and service candidates market rollout. In addition, as we begin to commercialize our products, we will need to hire, develop, train personnel with expertise in marketing and selling products in each of those markets.

Launching a marketing campaign for our products will be costly without any assurance the products will be purchased, used and accepted. As a start up with limited capital, there may not be enough time or capital to see this product through to market acceptance.

Our revenue and results of operations may vary on a quarterly and annual basis.

Our revenue and results of operations could vary significantly from period-to-period and may fail to match expectations as a result of a variety of factors, some of which are outside of our control, including general market conditions and macroeconomic factors. We have not yet generated revenues and we cannot accurately estimate future revenue and operating expenses based on historical performance. Our quarterly operating results may vary significantly based on many factors, including:

●	Fluctuating demand for our potential products;

●	Announcements or implementation by our competitors of new products;

●	Amount and timing of our costs related to our marketing efforts or other initiatives;

●	Timing and amounts relating to the expansion of our operations;

●	Our ability to enter into, renegotiate or renew key agreements;

●	Timing and amounts relating to the expansion of our operations; or

●	Economic conditions specific to our industry, as well as general economic conditions.

As a result of the potential variations in our revenue and results of operations, period-to-period comparisons may not be meaningful and the results of any one period should not be relied on as an indication of future performance. We may also be unable to, or may elect not to, adjust spending quickly enough to offset any unexpected revenue shortfall. In addition, our results of operations may not meet the expectations of investors or public market analysts who follow the Company, which may adversely impact our stock price. We expect to make significant operating and capital expenditures in connection with the development of our plan of business. If these increased capital expenditures are not accompanied by increased revenue in the same quarter, our quarterly revenue and results of operations would be adversely affected.

If we fail to effectively manage our growth, our business will be harmed.

Currently, our three executive officers perform all required corporate functions, including product development activities. As we continue preparing for our service and product candidates to enter the market, we will, as availability of capital permits, begin to hire personnel necessary to support our operations. The skills we seek are typically in high demand and we may have difficulty identifying, hiring, integrating, motivating and retaining additional employees, consultants, and contract personnel. Also, our management may need to divert a disproportionate amount of our attention away from our day-to-day activities and devote a substantial amount of time to simultaneously manage rightsizing and growth activities. We may not be able to effectively manage changes in the size of our operations, which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees.

Should we secure adequate capital, whether through this Offering or otherwise, we intend to hire a Marketing and Sales Officer to implement plans for product distribution and channel placement. Regional distributors will be engaged to place product into their current customers retail and physician offices.

Any future growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of product candidates. If our management is unable to effectively manage our rightsizing efforts while scaling the Company, our expenses may increase more than expected, our ability to generate and/or grow revenues could be reduced, and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize our product candidates and compete effectively will depend, in part, on our ability to effectively manage the size of our organization. We cannot assure you that we will be able to accomplish these tasks or effectively manage our growth.

We are dependent upon our executive officers for future success.

Our future success to a significant extent depends on the continued services of our executive officers, Jose Antonio Reyes, Scott J. Silverman and Marvin S. Hausman, M.D. The departure of one or more of these people could materially adversely affect our ability to implement our business strategy. Currently, we do not maintain, for our benefit, any key man life insurance on any of our executive officers; we have, however, entered into employment and/or consulting agreements with Jose Antonio Reyes, Scott J. Silverman and Marvin S. Hausman, M.D. (See “Management”).

If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our 3 key employees could adversely affect our long-term strategic planning and execution.

Our financial success is dependent to a significant degree upon the efforts of our executive officers. Our future success and viability will depend to a significant extent upon its ability to attract and retain qualified personnel in all areas of its business, especially its sales, science, and financial management teams. If we were to be unable to retain these key members of our respective teams, we would need to replace them with qualified individuals in a timely manner or our business, results of operations and financial condition could be adversely impacted.

Significant disruptions of information technology systems or security breaches could adversely affect our operations.

We are increasingly dependent upon information technology systems, infrastructure and data to operate our business ourselves and on vendors who operate aspects of our technology infrastructure for us. In the ordinary course of business, through the use of our product and service candidates, we will collect, store and transmit large amounts of confidential information (including, among other things, trade secrets or other intellectual property, proprietary business information and personal patient information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information.

Attacks on information technology systems are increasing in their frequency, levels of persistence, sophistication and intensity, and they are being conducted by increasingly sophisticated and organized groups that include state actors, criminal organizations and individuals who can bring significant resources and expertise to bear.

Our information technology systems, and those of third-party vendors with whom we contract are also vulnerable to service interruptions, security breaches from inadvertent or intentional actions by our employees, third-party vendors, and/or business partners, or from cyber-attacks by malicious third parties. Cyber-attacks could include the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability, and could threaten the confidentiality, integrity, and availability of information. For example, interruption of our information technology systems or technology infrastructure may cause delays in producing results for patients that utilize our products and/or services.

Significant disruptions of our information technology systems, or those of our third-party vendors, or security breaches could adversely affect our business operations and/or result in the loss, adulteration, misappropriation and/or unauthorized access, use or disclosure of, or the prevention of access to, confidential information, including, among other things, trade secrets or other intellectual property, proprietary business information and personal information, and could result in financial, legal, business, and reputational harm to us.

Any such breach or interruption could compromise our networks, and the information stored there could be inaccessible or could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, improper access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as the federal Health Insurance Portability and Accountability Act (“HIPAA”), and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to perform tests, provide test results, bill facilities or patients, process claims and appeals, provide customer assistance services, conduct research and development activities, collect, process and prepare Company financial information, provide information about our current and future solutions and other patient and clinician education and outreach efforts through our website, and manage the administrative aspects of our business and damage our reputation, any of which could adversely affect our business. Any such breach could also result in the compromise of our trade secrets and other proprietary information, which could adversely affect our competitive position.

Any failure or perceived failure by us or any third-party collaborators, service providers, contractors or consultants to comply with our privacy, confidentiality, data security or similar obligations to third parties, or any data security incidents or other security breaches that result in the unauthorized access, release or transfer of sensitive information, including personally identifiable information, may result in governmental investigations, enforcement actions, regulatory fines, litigation or public statements against us, could cause third parties to lose trust in us or could result in claims by third parties asserting that we have breached our privacy, confidentiality, data security, or similar obligations, any of which could have a material adverse effect on our reputation, business, financial condition, or results of operations. Moreover, data security incidents and other security breaches can be difficult to detect, and any delay in identifying them may lead to increased harm. While we have implemented data security measures intended to protect our information technology systems and infrastructure, there can be no assurance that such measures will successfully prevent service interruptions or data security incidents.

We process, store and use certain personal information, which subjects us to privacy laws and standards, governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with these privacy laws and standards, regulations, and obligations could subject us to fines, sanctions or litigation, and could potentially damage our brand and reputation and adversely affect our business, financial condition and results of operations.

We depend on information technology networks and systems to process, transmit and store electronic information and to communicate among our locations around the United States and with customers. We collect, use and disclose personal information, such as names, addresses, phone numbers and email addresses. We collect, store and use sensitive or confidential transaction and account information of consumers. As a result, we are or may be subject to a variety of state, national and international laws and regulations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data, potentially including the Fair Credit Reporting Act, the General Data Protection Regulation (“GDPR”) and California Consumer Privacy Act (“CCPA”). These laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. For example, the GDPR introduced new data protection requirements in the EU and imposes substantial fines for breaches of the data protection rules. Compared to the previous EU data protection laws, the GDPR notably has a greater extra territorial reach and has a significant impact on data controllers and data processors, which either have an establishment in the EU, or offer goods or services to EU data subjects or monitor EU data subjects’ behavior within the EU. The GDPR regime imposes more stringent operational requirements on both data controllers and data processors, and introduces significant penalties for non-compliance with fines of up to 4% of total annual worldwide turnover or €20.0 million (whichever is higher), depending on the type and severity of the breach.

In addition, the CCPA expands the rights of California residents to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA imposes a number of privacy and security obligations on companies who collect, use, disclose, or otherwise process personal information of California residents, which may result in civil penalties for violations and private rights of action in case of data breaches. The CCPA provides for civil penalties for violations, which could result in statutory penalties of up to $2,500 per violation, or up to $7,500 per violation if the violation is intentional. Other states have adopted, or are considering enacting, similar laws. Any failure or alleged failure to comply with privacy or data protection laws could lead to government enforcement actions and significant penalties against us, and could materially and adversely affect our reputation, business, financial condition, cash flows and results of operations. Compliance with any of the foregoing laws and regulations can be costly, can delay or impede the development of new products, and may require us to change the way we operate.

Additionally, the California Privacy Rights Act (“CPRA”), which took effect on January 1, 2023 and significantly expands the CCPA, imposes additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data and sharing of personal data as well as an expanded definition of “sale” to include sharing of personal information, and data minimization and data retention requirements. The CPRA also establishes a new enforcement agency, the California Privacy Protection Agency, which may take a more active role in enforcement. Other states have and are likely to continue to implement their own privacy statutes in the near term. The effects of the CCPA, CPRA and other similar state regulations are potentially significant and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in an effort to comply and increase our potential exposure to regulatory enforcement and/or litigation. Any of the foregoing could materially and adversely affect our business, results of operations and financial condition.

We may also be subject to or affected by evolving federal, state and foreign data protection laws and regulations, such as laws and regulations that address privacy and data security. In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, and consumer protection laws (e.g. Section 5 of the Federal Trade Commission Act). For example, HIPAA as amended by the Health Information Technology for Economic and Clinical Health Act, imposes specific requirements relating to the privacy, security, and transmission of individually identifiable health information. We may obtain health information or other personal information from third parties, including research institutions from which we obtain clinical trial data, that are subject to privacy and security requirements under HIPAA. While we do not believe that we are currently acting as a covered entity or business associate under HIPAA and thus are not directly regulated under HIPAA, any person may be prosecuted under HIPAA’s criminal provisions if it knowingly receives individually identifiable health information from a HIPAA-covered healthcare provider or research institution that has not satisfied HIPAA requirements for disclosure of individually identifiable health information under aiding-and-abetting or conspiracy principles.

The interpretation and application of many privacy and data protection laws are uncertain. Anticipated further evolution of regulations on this topic may substantially increase the penalties to which we could be subject to in the event of any non-compliance. These laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our products. If so, in addition to the possibility of negative publicity, fines, lawsuits and other claims and penalties, we could be required to fundamentally change our business activities and practices or modify our products, which could harm our business.

We seek to comply with privacy related industry standards and are subject to the terms of our own privacy policies and privacy related obligations to third parties. We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data security protection to the extent possible. However, these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or regulations, making enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. Additionally, laws, regulations, and standards covering marketing and advertising activities conducted by telephone, email, mobile devices, and the internet may be applicable to our business, such as the Telephone Consumer Protection Act (as implemented by the Telemarketing Sales Rule), the CAN SPAM Act of 2003, and similar state consumer protection laws. Any failure or perceived failure by us to comply with our privacy policies, privacy related obligations to agents, clients or other third parties, or our privacy related legal obligations, any marketing or advertising related laws, regulations, or standards, or any compromise of security that results in the unauthorized access to or unintended release of personal information or other agent or client data, may result in governmental enforcement actions, litigation, or public statements against us by consumer advocacy groups or others. Any of these events could cause us to incur significant costs in investigating and defending such claims and, if found liable, pay significant damages. Further, these proceedings and any subsequent adverse outcomes may cause our agents and clients to lose trust in us, which could have a material adverse effect on our reputation and business.

We are also subject to laws and regulations that involve electronic contracts and other communications; consumer protection; and online payment services. These laws and regulations are constantly evolving and can be subject to significant change. For example, many states have ordinances in place allowing individuals with certain criminal backgrounds to become tenants. State ordinances vary from state to state, and the types of criminal backgrounds that will clear a background check are not uniform on a national scale. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain and may be interpreted and applied inconsistently. Additionally, as we depend on third parties for key services, we rely on such third-party service providers’ compliance with laws and regulations regarding privacy, data protection, consumer protection, and other matters relating to our customers.

Any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of personal information, or regarding the manner in which the express or implied consent of agents and their clients for the use and disclosure of personal information is obtained, could require us to modify our platform and its features, possibly in a material manner and subject us to increased compliance costs, which may limit our ability to innovate, improve and expand our platform and its features that make use of the personal information that our agents and their clients voluntarily share. Our customers operate independent of our platform as well and are responsible for their own data privacy compliance in certain respects. Additionally, we provide training and our platform provides tools and security controls to assist our agents with their data privacy compliance to the extent they store relevant data on our platform. However, if a customer or tenant on our platform were to be subject to a claim for breach of data privacy laws, we could possibly be found liable for their claims due to our relationship, which can require us to take more costly data security and compliance measures or to develop more complex systems.

Our business plan is not based on independent market studies.

We have not commissioned any independent market studies concerning our plans of operations. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in our business operations.

Our Board of Directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

There are limitations of director liability and indemnification of directors, officers and employees.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Articles of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We are an emerging growth company and a smaller reporting company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make the Common Stock less attractive to investors.

We are an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012. we will remain an EGC until the earliest to occur of (i) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Common Stock pursuant to the registration statement; (iii) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date it qualifies as a “large accelerated filer” under the rules of the SEC, which means the market value of the Common Stock held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter after it has been a reporting Company in the United States for at least 12 months. For so long as we remain an EGC, we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, Section 107 of the Jumpstart Our Business Startups Act (the “JOBS Act”) provides that an EGC may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of our accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not EGC’s which may make comparison of our financials to those of other public companies more difficult.

We are also a smaller reporting company, as defined in Rule 405 promulgated under the Securities Act of 1933 (the “Securities Act”). As an SRC, the Company intends to utilize certain reduced disclosure requirements, including publishing two years of audited financial statements instead of three years, as required for companies that do not qualify as an SRC. The Company will remain an SRC until the last day of the fiscal year in which it had (i) a public float that exceeded $250 million or (ii) annual revenues of more than $100 million and a public float that exceeded $700 million. To the extent the Company takes advantage of such reduced disclosure obligations, it may make comparison of its financial statements to those of other public companies difficult or impossible.

After the Company ceases to be an SRC, it is expected to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of SOX.

Risks Related to Our Business

We use RNA-based molecular biology in our products and services pipeline and the successful commercialization of these products will depend on public perceptions of RNA-based products.

The successful commercialization of our product candidates depends, in part, on public acceptance of modern biotechnology techniques and the use of RNA genetic biomarkers to identify differentially expressed genes (“DEGs”) involved in the inflammatory process associated with the development of chronic diseases, such as heart disease and cancer. Negative public perceptions about RNA and molecular regulation of gene expression can also affect the regulatory environment in the jurisdictions in which we are targeting the sale of our products and the commercialization of our product candidates. Any increase in such negative perceptions or any restrictive government regulations in response to RNA-based products could have a negative effect on our business and may delay or impair the sale of our products or the development or commercialization of our product candidates. Public pressure may lead to increased regulation and legislation for products produced using genetic biotechnology and this could adversely affect our ability to sell our product or commercialize our product candidates.

If the U. S. Food and Drug Administration (the “FDA”) were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls.

We intend to launch and market each of our proprietary testing products as a laboratory-developed test (“LDT”). We believe each of our proprietary testing products that we will offer are LDTs. The FDA generally considers an LDT to be a test that is developed, validated and performed within a single laboratory. The FDA sometimes determines that a test that is being offered by a laboratory as an LDT is not an LDT under the FDA’s interpretation of that term but is an in vitro diagnostic (“IVD”) medical device in commercial distribution, and therefore must comply with the regulations that apply to IVDs, including the need for successfully completing the FDA review process. If the FDA were to conclude that our proprietary testing product is not an LDT, we would be subject to extensive regulation as a medical device.

Moreover, even for tests that are deemed to be LDTs, the FDA has historically taken the position that it has the authority to regulate such tests as IVDs under the Federal Food, Drug, and Cosmetic Act, or FDC Act, although it has generally exercised enforcement discretion with regard to LDTs. This means that even though the FDA believes it can impose regulatory requirements on LDTs, such as requirements to obtain premarket approval, de novo authorization or clearance of LDTs, it has generally chosen not to enforce those requirements. The regulatory environment for LDTs has changed over time. For example, in 2020, the Department of Health and Human Services, or HHS, directed the FDA to stop regulating LDTs, but in 2021, HHS reversed its policy. Thereafter, the FDA resumed requiring submission of emergency use authorization, or EUA, requests, for COVID-19 LDTs, but has not indicated an intent to change its policy of enforcement discretion with respect to other, non-COVID, LDTs. Various bills have been introduced in Congress seeking to substantially revamp the regulation of both LDTs and IVDs. For example, the VALID Act, introduced in June 2021, would clarify and enhance the FDA’s authority to regulate LDTs, while the VITAL Act, introduced in May 2021, would assign oversight of LDTs exclusively to the Centers for Medicare and Medicaid Services, or CMS.

Neither the VALID Act nor the VITAL Act has been enacted into law as of the date of this prospectus. Although the VALID Act was favorably voted upon in June 2022 by the Senate Health, Education, Labor and Pensions Committee as part of the FDA Safety and Landmark Advancements bill, it was not included in the version of that legislation that was enacted by Congress and signed into law. Congress may, through the enactment of other legislation during the current session of Congress or the subsequent Congress, enact VALID or establish new regulatory requirements for LDTs through other legislation.

In the meantime, the regulation by the FDA of LDTs remains uncertain. The FDA may, if Congress does not enact new legislation, seek to establish new requirements for LDTs. If FDA premarket clearance, approval or authorization is required by the FDA for any of our future proprietary testing products, or for any components or materials we use in our tests, such as the component used to collect samples from patients, we may be forced to stop selling our tests or we may be required to modify claims for or make other changes to our tests while we work to obtain FDA clearance, approval or de novo authorization. Our business would be adversely affected while such review is ongoing and if we are ultimately unable to obtain premarket clearance, approval or de novo authorization. For example, the regulatory premarket clearance, approval or de novo authorization process may involve, among other things, successfully completing analytical, pre-clinical and/or clinical studies beyond the studies we have already performed or plan to perform for our LDT. These studies may be extensive and costly and may take a substantial period of time to complete. Any such studies may fail to generate data that meets the FDA’s requirements. The studies may also not be conducted in a manner that meets the FDA’s requirements, and therefore could not be used in support of the marketing application. We would also need to submit a premarket notification, or 510(k), a request for de novo authorization, or a PMA application to the FDA and to include information (e.g., clinical and other data) supporting our LDT. Completing such studies requires the expenditure of time, attention and financial and other resources, and may not yield the desired results, which may delay, limit or prevent regulatory clearances, approvals or de novo authorizations. There can be no assurance that the submission of such an application will result in a timely response by the FDA or a favorable outcome that will allow the test to be marketed.

Certain types of standalone diagnostics software are subject to FDA regulation as a medical device (specifically, software as a medical device or “SaMD”). Some types of SaMD are subject to premarket authorization requirements. If the FDA were to conclude that the proprietary mRNA technology we have developed to predict the presence of inflammatory-driven diseases and monitor patient treatment responses through artificial intelligence is required to obtain premarket authorization for the software used to analyze the mRNA genetic score, our ability to offer the test as an LDT could be delayed or prevented, which would adversely affect our business.

In addition, we may require cooperation in our filings for FDA clearance, approval or de novo authorization from third-party manufacturers of the components of our tests.

We cannot assure investors that any of our tests for which we decide to pursue or are required to obtain premarket clearance, approval or de novo authorization by the FDA will be cleared, approved or authorized on a timely basis, if at all. In addition, if a test has been cleared, approved or authorized, certain kinds of changes that we may make, e.g., to improve the test, or because of issues with suppliers of the components of the test or modification by a supplier to a component upon which our test approval relies, may result in the need for the test to obtain new clearance, approval or authorization from the FDA before we can implement them, which could increase the time and expense involved in implementing such changes commercially. Ongoing compliance with FDA regulations, such as the Quality System Regulation, labeling requirements, Medical Device Reports, and recall reporting, would increase the cost of conducting our business and subject us to heightened regulation by the FDA. We will be subject to periodic inspection by the FDA to ascertain whether our facility does comply with applicable requirements. The penalties for failure to comply with these and other requirements may include Warning Letters, product seizure, injunctions, civil penalties, criminal penalties, mandatory customer notification, and recalls, any of which may adversely impact our business and results of operations.

Furthermore, the FDA or the Federal Trade Commission (“FTC”), as well as state consumer protection agencies and competitors, may object to the materials and methods we use to promote the use of our current tests or other LDTs we may develop in the future, including with respect to the product claims in our promotional materials, and may initiate enforcement actions against us. Enforcement actions by these agencies may include, among others, injunctions, civil penalties, and equitable monetary relief.

For more information, see “Business – Laboratory Developed Test (LDT)” below.

We are in competition with companies that are larger, more established and better capitalized than we are.

The medical testing products industry is highly competitive, rapidly evolving and subject to constant change. The number of competitors in our industry is substantial. We expect that if our products establish a market niche, competition will arise from a variety of sources, including from large healthcare companies to other smaller national and regional healthcare companies.

Many of our potential competitors possess:

●	greater financial, technical, personnel, promotional and marketing resources;

●	longer operating histories;

●	greater name recognition; and

●	larger consumer bases.

We cannot assure you that we will be able to compete effectively in our extremely competitive industry.

Our mRNA product candidates are based on innovative technologies and any product candidates we develop may be more complex and more difficult to manufacture than initially anticipated. We may encounter difficulties with manufacturing processes, manufacturing at higher volumes, product releases, product shelf life and storage, supply chain management, or shipping for any of our products. If we or any of our third-party vendors encounter such difficulties, our ability to supply commercial products or material for clinical studies could be delayed or stopped.

We have applied medical artificial intelligence (“AI”) technology that uses RNA-based inflammatory genetic biomarkers to assist in disease diagnosis, monitoring and assessment of patient responses to certain treatment modalities. The manufacturing processes for our mRNA genomic technology are innovative and complex. To the best of our knowledge, there are no competitive mRNA products currently manufactured at commercial scale. Due to the complexities of this technology and our limited experience at commercial scale production, we could encounter difficulties with manufacturing processes, manufacturing at higher volumes, product releases, product shelf life and storage issues, supply chain management, or shipping.

There may also be a high degree of technological change that can negatively impact our product comparability during and after clinical development. Furthermore, technology changes may drive the need for changes in, modification to, or the sourcing of new manufacturing infrastructure or may adversely affect third-party relationships.

The process to generate mRNA product candidates is complex and, if not developed and manufactured under well-controlled conditions, can adversely impact pharmacological outcomes and may result in one or more of our product candidates’ failures. To date, we have not completed the development of our product candidates and there is no assurance that, once developed, any of our products will be accepted by our targeted customers. If we do not successfully develop and commercialize our products based upon this technological approach, we may not become profitable, and our results of operations may be adversely affected.

The materials used in our diagnostic tests processes and those used to manufacture RNA-based products and our derivative products, such as mRNA genetic microarrays, may become difficult to obtain in the quality or quantity required for our business plans or at the prices that are currently projected.

Many of our processes and products rely on materials purchased from third parties and should these materials increase in prices, have supply constraints, or become unavailable, it could impact our ability to develop products or bring them to market either on time, at competitive prices or at all. For example, some of our protein diagnostic tests that we use to identify inflammatory related diseases, such as “ELISA” (as defined below) and Apoptotic Index™ technology, may use compounds that are sourced from suppliers in China. Further, mRNA panels used in our diagnostic tests are produced by a third-party. As such, should these particular components become unavailable, the effectiveness, yield or availability of some of our available laboratory tests could be impaired.

We rely on highly specialized equipment and consumables for the production of our derivative products, and any disruption to the supply chain or any malfunction of that equipment may adversely impact our operations.

The equipment and consumables used in our tests are currently supply constrained, which may cause delays in development, testing or marketing of our human health products and may require us to ultimately increase prices should our products become available to consumers.

Additionally, we will be dependent on equipment providers and third-party contract manufacturing organizations (“CMOs”) who are also implementing innovative technology. For instance, we will use medical AI technology that uses mRNA-based genetic biomarkers to assess the presence of chronic inflammatory driven diseases and monitor patient treatment responses. This AI technology is run on a third-party equipment. If such equipment malfunctions or if we encounter unexpected performance issues, we could encounter delays or interruptions to clinical and commercial supply.

Delivery delays or unavailability of products, services, or equipment provided by suppliers could require us to change the design of our research, development, and manufacturing processes based on the functions, limitations, features, and specifications of the replacement items or seek out a new supplier to provide these items. Additionally, as we grow, our existing suppliers may not be able to meet our increasing demand, and additional suppliers may need to be found. We may not be able to secure suppliers who provide lab supplies at, or equipment and services to, the specification, quantity, and quality levels that we demand (or at all) or be able to negotiate acceptable fees and terms of services with such suppliers.

If we are unable to develop and later market our products under development in a timely manner or at all, or if competitors develop or introduce similar products that achieve commercialization before our products enter the market, the demand for our products may decrease or the products could become obsolete.

Our products will compete in competitive markets, where competitors may already be well established. We expect that competitors will continue to innovate, develop, and introduce similar products that could be competitive in both price and performance. Competitors may succeed in developing or introducing similar products earlier than us, obtain regulatory approvals and clearances before our products are approved and cleared, or develop more effective products. In addition, competitors may have products which may achieve commercialization before our products enter the market.

Our marketing strategies for our products may not be successful.

We will be required to attract customers to our products, all of which will be new upon their introduction. Should our marketing strategies fail to establish sales of our products, our operations will be adversely affected.

Additionally, the use of home testing kits to assess chronic inflammatory related disease conditions may not be perceived as needed in the market, especially if the testing kit is not paid for by insurance. Relying on customers to pay out of pocket for these kits is potentially a very large impediment to product use and acceptance. We do not currently plan to seek insurance coverage for use of the home testing kits.

Our business may be affected by litigation and government investigations.

We may from time to time receive inquiries and subpoenas and other types of information requests from government authorities and others and we may become subject to claims and other actions related to our business activities. While the ultimate outcome of investigations, inquiries, information requests and legal proceedings is difficult to predict, defense of litigation claims can be expensive, time-consuming, and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, costs and significant payments, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand.

We have invested, and will continue to invest resources to protect our brands and intellectual property rights. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our patents and trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

If we are unable to obtain and maintain patent protection for our technology and products, or if any licensors are unable to obtain and maintain patent protection for the technology or products that we may license from them in the future, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be adversely affected.

As of September 16, 2025, we have 3 patent applications filed, or under examination in key global jurisdictions relating to our products. Our future success depends in large part on our and, as applicable, our licensors’, ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology. We cannot be certain that patents will be issued in those countries where our applications are still under examination.

The patent process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our R&D output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies is generally highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing. Therefore, we cannot be certain that we or our licensors were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions.

Assuming the other requirements for patentability are met, in the United States, for patents that have an effective filing date prior to March 15, 2013, the first to make the claimed invention is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. In March 2013, the United States transitioned to a first inventor to file system in which, assuming the other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent. We may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or become involved in opposition, derivation, reexamination, inter parties review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

Even if our owned and licensed patent applications are issued as patents, they may not be issued in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our patents, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe on our patents. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, our licensors may have rights to file and prosecute such claims and we are reliant on them.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability and the ability of our collaborators to develop, manufacture, market and sell our products and product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. We have yet to conduct comprehensive freedom-to-operate searches to determine whether our use of certain of the patent rights owned by or licensed to us would infringe patents issued to third parties. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference proceedings before the U.S. Patent and Trademark Office and their European Union and global equivalents. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products and technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and products, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, CMOs, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

If we are unable to obtain and maintain protection of our intellectual property, which are costly to maintain, the value of our products may be adversely affected.

Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets can be expected to increase and product overlaps to occur, and infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

We attempt to protect our intellectual property position, in part, by filing patent applications related to our proprietary technology, inventions and improvements that are important to our business. However, our patent and trademark positions are not likely by itself to prevent others from commercializing products that compete directly with our products. In addition, the patents and trademarks owned by us or issued to us could be challenged, invalidated, or held to be unenforceable. We also note that any patent granted may not provide a competitive advantage to us. Our competitors may independently develop technologies that are substantially similar or superior to our technologies. Further, third parties may design around our patented or proprietary products and technologies.

We rely on certain trade secrets and we may not be able to adequately protect our trade secrets even with contracts with our personnel and third parties. Also, any third party could independently develop and have the right to use, our trade secret, know-how and other proprietary information. If we are unable to protect our intellectual property rights, our business, prospects, financial condition and results of operations could suffer materially.

We may not be successful in registering and enforcing our trademarks.

As we apply to register our unregistered trademarks in the United States and other countries, our applications may not be allowed for registration in a timely fashion or at all, and our registered trademarks may not be maintained or enforced. Trademark enforcement is always uncertain, since proving infringement requires a showing of consumer confusion in addition to use by the defendant of a similar or identical trademark. In addition, opposition or cancellation proceedings may be filed against our trademark applications and registrations, and our trademarks may not survive such proceedings. In certain countries outside of the United States, trademark registration is required to enforce trademark rights. If we do not secure registrations for our trademarks, we may encounter more difficulty in enforcing them against third parties than we otherwise would.

Risks Related to an Investment in Our Securities

Persons who purchase shares of our Common Stock may lose their money without us ever being able to develop an active market.

In the event that no active market to purchase our Common Stock is ever created, it is likely that the entire investment of a purchaser in our Common Stock would be lost.

We are authorized to issue Convertible Preferred Stock without stockholder approval, which could adversely impact the rights of holders of our securities.

Our articles of incorporation authorize us to issue up to 7,000,000 shares of Convertible Preferred Stock. Any Convertible Preferred Stock that we issue in the future may rank ahead of our securities in terms of dividend priority or liquidation premiums and may have greater voting rights than our securities. In addition, such Convertible Preferred Stock may contain provisions allowing those shares to be converted into shares of Common Stock, which could dilute the value of our Common Stock to current stockholders and could adversely affect the market price, if any, of our Common Stock. In addition, the Convertible Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company. Although we have no present intention to issue any shares of authorized convertible preferred stock after the conversion of all of the outstanding shares, there can be no assurance that we will not do so in the future.

Investors in this Offering will experience immediate and substantial dilution in net tangible book value.

If you purchase Common Stock in this Offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our Common Stock after this Offering. Our net tangible book value as of June 30, 2025, was $(3,402,780), or $(0.02) per share.

As a result of the issuances in this Offering, investors in this Offering will incur immediate dilution of $ per share based on the assumed offering price of $ per share. Investors in this Offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this Offering.

We have outstanding indebtedness pursuant to the Convertible Notes, and default on such Convertible Notes may adversely affect our financial condition and ability to operate our business.

If the holders of the Convertible Notes determine not to convert the Convertible Notes into shares of our Common Stock, we may be unable to discharge such obligations when due. In such circumstance, we would be in default on each of the Convertible Notes, which would have a severe material adverse effect on our ability to operate our business. None of the Convertible Notes is due until, at the earliest, December 31, 2025.

In addition, we may need additional financing to support our business and pursue our growth strategy, including for pursuing our future planned studies. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our Common Stock, and, in the case of equity and equity-linked securities, our existing shareholder may experience dilution.

We may seek capital that may result in stockholder dilution or that may have rights senior to those of our Common Stock.

From time to time, we may seek to obtain additional capital, either through equity, equity linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our Common Stock, which could negatively affect the market price of our Common Stock or cause our stockholders to experience dilution.

Given that we do not have committed sources of financing, we may attempt to raise capital by selling shares, possibly at a deep discount to market. These actions may result in dilution of the ownership interests and voting power of existing stockholders, further dilute Common Stock book value, and may delay, defer or prevent a change of control.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our Common Stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before Common Stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional Common Stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing Common Stockholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our Common Stock.

We do not intend to pay dividends on our Common Stock.

We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our Common Stock will receive cash, stock or other dividends on their shares of our Common Stock, until we have funds which our Board of Directors determines can be allocated to dividends. Further, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. Furthermore, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this Offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this Offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this Offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Because our Common Stock is considered a “penny stock,” any investment in our Common Stock is considered to be a high risk investment and is subject to restrictions on marketability.

Our Common Stock is considered a “penny stock” because it is quoted on the OTCID and it trades for less than $5.00 per share. The OTCID is generally regarded as a less efficient trading market than the Nasdaq Capital or Global Markets or the New York Stock Exchange. The SEC has rules that regulate broker dealer practices in connection with transactions in “penny stocks.”

Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock. Since our Common Stock is subject to the regulations applicable to penny stocks, the market liquidity for our Common Stock could be adversely affected because the regulations on penny stocks could limit the ability of broker dealers to sell our Common Stock and thus your ability to sell our Common Stock in the secondary market in the future.

We can provide no assurance that our Common Stock will be quoted or listed on any trading platform of higher quality than the OTCID, including the OTCQB, NYSE American or any exchange, even if eligible, in the future.

It is possible that our Common Stock will continue to experience volatility in its trading volume and its market price.

Our Common Stock is quoted in the over-the-counter market under the symbol “LUDG” on the OTCID. For over the past five years, our Common Stock has experienced both volume and price volatility. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon.

The price of our Common Stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●	quarterly variations in our operating results;

●	operating results that vary from the expectations of investors;

●	changes in expectations as to our future financial performance, including financial estimates by investors;

●	reaction to our periodic filings, or presentations by executives at investor and industry conferences;

●	changes in our capital structure;

●	announcements of innovations or new products by us or our competitors;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	lack of success in the expansion of our business operations;

●	third-party announcements of claims or proceedings against us or adverse developments in pending proceedings;

●	additions or departures of key personnel;

●	asset impairment;

●	temporary or permanent inability to offer products or services; and

●	rumors or public speculation about any of the above factors.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our stockholders. We estimate these costs to be approximately $75,000 per year and may be higher if our business volume or business activity increases significantly. We estimate that our costs will increase if we are able to successfully uplist to               .

To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or, if available, will be on acceptable terms. The recent interest rate hikes and the present conditions and state of the United States and global economies make it difficult to predict whether and/or when and to what extent a recession has occurred or will occur in the near future. These conditions potentially raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our stockholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary.

The Company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide the Company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our stockholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before the Company, as a stockholder, would be entitled to receive any distribution from that sale or disposal.

Risks Relating to This Offering and the Reverse Stock Split

The proposed reverse stock split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our Common Stock.

We plan to effect a reverse stock split of our issued and outstanding common stock prior to the effectiveness and closing of this offering in order to achieve a sufficient increase in our stock price to enable us to qualify for listing on the         .. There is no assurance that the reverse stock split will not cause an actual decline in the value of our outstanding Common Stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Even if we effect a reverse stock split of our Common Stock, we cannot assure you that the market price of our Common Stock will remain high enough for such reverse split to have the intended effect of complying with       ’s minimum bid price requirement.

In connection with and prior to this Offering and the uplist of our Common Stock to       , we intend to effect a reverse stock split of our Common Stock at a specific ratio within a range from one-for-50 to one-for-250 to allow us to obtain       approval of our initial listing application to list our Common Stock on the       . Even if such reverse split of our Common Stock occurs, there can be no assurance that the market price of our Common Stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and thus jeopardize our ability to meet or maintain the       ’s minimum bid price requirement.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The Offering price of the Common Stock in this Offering has been determined by us and the Underwriter, as hereinafter defined, without independent valuation of the Common Stock. We established the offering price based on management’s estimate of the value of the Common Stock. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the. Common Stock. The Common Stock may have a value significantly less than the offering price and the Common Stock may never obtain a value equal to or greater than the offering price.

The sale or availability for sale of substantial amounts of Common Stock could adversely affect their market price.

Sales of substantial amounts of the Common Stock in the public market after the completion of this Offering, or the perception that these sales could occur, could adversely affect the market price of the Common Stock and could materially impair our ability to raise capital through equity offerings in the future. The Common Stock sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements.

There will be       shares of Common Stock outstanding immediately after this Offering, or        shares of Common Stock if the underwriters exercise their option to purchase our shares in full. In connection with this Offering, we, our directors and executive officers and the holders of 5% or more of our outstanding Common Stock have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of Common Stock or securities convertible into or exercisable or exchangeable for the Common Stock for a period of 6 months after the date of this prospectus, for Directors and Officers, and 3 months, in the case of other 5% or greater holders of our common stock. However, the underwriters may release these securities from these restrictions at any time.

We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the Common Stock. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this Offering.

The underwriters of this Offering may waive or release parties to the lock-up agreements entered into in connection with this Offering, which could adversely affect the price of our Common Stock.

We, our directors, executive officers and holders of 5% or more of our Common Stock have entered into lock-up agreements with respect to our and their respective shares of Common Stock. As restrictions on resale end, the market price of our Common Stock could decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. ThinkEquity LLC, as representative of the underwriters, at any time and without notice, may release all or any portion of the shares of Common Stock subject to the foregoing lock-up agreements entered into in connection with this Offering. If the restrictions under the lock-up agreements are waived, approximately        million shares of Common Stock will be available for sale into the market, which could reduce the market value for our Common Stock.

If we are not able to comply with the applicable continued listing requirements or standards of       ,        could delist our securities.

We intend to apply to have our Common Stock listed on       under the symbol “       ” and we anticipate that our Common Stock will begin trading on        immediately following the completion of this Offering. Although, after effecting the Reverse Stock Split and giving effect to this Offering we expect to meet the minimum initial listing standards set forth in the Listing Standards, we cannot assure you that our securities will be, or will continue to be, listed on        in the future. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. We may not be able to comply with the applicable listing standards and        could delist our securities as a result.

We cannot assure you that our Common Stock, if delisted from         , will be listed on another national securities exchange. If our Common Stock is delisted by         , our Common Stock would likely trade on the OTC Markets where an investor may find it more difficult to sell our shares or obtain accurate quotations as to the market value of our Common Stock.

Techniques employed by short sellers may drive down the market price of the Common Stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.

As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and our prospects to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend significant resources to investigate such allegations and/or defend ourselves.

While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business, and any investment in the Common Stock could be greatly reduced or even rendered worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the Common Stock and trading volume could decline.

The trading market for the Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the Common Stock or publishes inaccurate or unfavorable research about our business, the market price for the Common Stock would likely decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Common Stock to decline.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We may issue preferred stock with terms that could adversely affect the voting power or value of our Common Stock.

Our amended certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Common Stock with respect to dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our Common Stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or upon the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our Common Stock.

Since we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, stock price appreciation, if any, will be your sole source of gain.

We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, appreciation, if any, in the market price of our Common Stock will be your sole source of gain for the foreseeable future.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all. Furthermore, our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

To grow our business and remain competitive, we may require additional capital from time to time for our daily operation. In addition to the proceeds of this offering, we may continue to seek capital through private placement transactions. Our ability to obtain additional capital is subject to a variety of uncertainties, including:

●	our market position and competitiveness in our industry;

●	our future profitability, overall financial condition, results of operations and cash flows; and

●	economic, political and other conditions in the U.S.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders.

Our existing stockholders have substantial influence over our Company and their interests may not be aligned with the interests of our other stockholders, which may discourage, delay or prevent a change in control of our Company, which could deprive our stockholders of an opportunity to receive a premium for their securities.

As of the date of this prospectus, certain stockholders of management control an aggregate majority of voting power in us. As a result, these stockholders have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in our control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of any contemplated sale of our Company and may reduce the price of our Common Stock.

Our management will have broad discretion over the use of proceeds from this Offering and may not use the proceeds effectively.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this Offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this Offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this Offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this Offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this Offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

USE OF PROCEEDS

We estimate the net proceeds to us from this Offering will be approximately $      prior to deducting estimated offering expenses payable by us in the approximate amount of $          .

We anticipate that the net cash proceeds of this Offering will be used primarily to execute our business plan and will include expenditures for equipment, marketing, staffing, legal expenses, accounting expense, Company awareness, research and clinical trials, debt repayment and the exercise of an option to buy back certain shares of our Common Stock. Additionally, net cash proceeds will be used for paying general and administrative expenses associated with this Offering and paying general and administrative expenses associated with being a listed public company, including accounting, auditing, transfer agent, EDGAR filing and legal expenses. The precise amounts that we will devote to our programs will vary depending on numerous factors, including, but not limited to, the progress and results of our research and assessments as to the market for our products that are in development. In the event that we sell less than the maximum Common Stock offered in this Offering, our first priorities are to pay fees associated with product development and their market introduction.

We plan to use the net proceeds of this Offering primarily for the following purpose

Estimated Amount of Net Proceeds
General and Administrative Expenses	$
Sales & Marketing Expenses	$
Research and Clinical Trials	$
Repayment of Notes Payable(1)	$
Working Capital	$

Estimated offering expenses
Total Net Proceeds	$

(1)	These debts relate to loans obtained by us to pay ongoing operating expenses. $1,040,000 of OID notes, maturing on December 31, 2025, of which $500,000 will be automatically converted into Common Stock upon the effectiveness of this registration statement, and $540,000 will be repaid from the proceeds of the Offering. See “Management’s Discussion and Analysis of Financial Condition and Result of Operations--Convertible Promissory Notes” for a complete description of our outstanding Convertible Promissory Notes that will be repaid in part with the proceeds of this Offering.

We intend to use $3,000,000 from this Offering, to commence three separate clinical studies. We believe that we may need to raise additional funds either through equity sales, debt offerings or through the sales of our Revealia test kits to complete the trials. As we have not begun the clinical trials yet, we are uncertain as to the full cost of completing all three trials, but we estimate that we will require at least $3,000,000. We believe that the proceeds of this Offering will be enough for us to complete our proposed clinical trials, however, we may need to raise additional funds to complete them and there is no assurance that we will be able to raise the additional funds required to do so. See “Business- Planned Future Clinical Trials” for a complete description of our planned clinical trials below.

We intend to deploy a direct-to-consumer marketing campaign for our proprietary RevealiaTM mRNA testing kits. In addition, we intend to retain outside parties to implement a company awareness that would serve to increase our Company’s visibility within its target markets, as well as within the investment community. Our management believes that building investor awareness of our Company is an important aspect of any company that seeks to uplist its stock to a higher quality market, to benefit its shareholders.

As we expand our operations with proceeds from this Offering, it will be necessary to hire key personnel, including a Chief Marketing Officer and a Chief Compliance Officer, as well as ancillary support staff (e.g., warehouse, staff accountants, bookkeeper, marketing analyst, sales representatives, bio-analytics specialist).

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our business growth strategy and the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DETERMINATION OF THE OFFERING PRICE

Prior to this Offering, there has been a limited public market for our Common Stock. Our Common Stock currently trades on the OTCID where it is quoted under the symbol “LUDG.” The public offering price of the shares of Common Stock will be negotiated between us and the Underwriter. The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to ThinkEquity;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The assumed public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of Common Stock or that the shares of Common Stock will trade in the public market at or above the public offering price.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, short-term investments, and capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect the following: to give effect to our proposed reverse stock split at an assumed ratio of 1-for-100, which ratio is in the range within which our stockholders have authorized our Board to determine, in its sole discretion, the specific ratio and timing of such reverse stock split, and assuming that such reverse stock split would be effected prior to the effectiveness of this Offering.

●	on a pro forma as adjusted basis to further reflect the following in addition to the pro forma adjustments set forth above: (i) the issuance and sale of shares of Common Stock offered in this Offering at an assumed public offering price of $ per share. , after deducting underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses of $ million, assuming the underwriters do not exercise their over-allotment option, (ii) the issuance of shares of our Common Stock that will be issued upon the automatic conversion at the effectiveness of this Offering of approximately $126,000 of accrued interest and original issuance discount of our Convertible Notes, and (iii) 2,325,482 shares of our Common Stock that may be issued upon the conversion of our outstanding Convertible Preferred Stock.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2025
	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	142,474	142,474

Debt	2,648,717	648,717

Preferred stock: 7,000,000 authorized; $0.001 par value, 7,000,000 shares issued and outstanding	7,000	7,000
Common stock: $0.001 par value, 1,250,000,000 shares authorized, 161,569,807 shares issued and outstanding at June 30, 2025, 1,615,698 shares issued and outstanding pro forma and shares issued and outstanding pro forma as adjusted	161,568	162
Additional Paid in Capital	4,879,025	5,040,434
Accumulated Deficit	(8,449,753)	(8,449,753)

Total Stockholders’ Equity / (Deficit)	(3,402,160)	(3,402,160)
Total Equity	401,274	401,274
Total Capitalization	(3,000,886)	(3,000,886)

Each $1.00 increase (decrease) in the assumed public offering price of $ per share would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $ , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of shares offered by us, assuming that the assumed public offering price of $       per share remains the same, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $       .

The effectiveness of this registration statement will result in an automatic conversion under the terms of approximately $ in our outstanding Convertible Notes.

Effective as of October 3, 2024, we have agreed with the holders of our Convertible Notes to amend and restate each of the Convertible Notes to extend the maturity dates to April 3, 2025.

Subsequently, as of June 9, 2025, we have agreed with the holders of our Convertible Notes to amend and restate each of the Convertible Notes to extend the maturity dates to September 30, 2025.

Subsequently, as of September 10, 2025, we have agreed with the holders of our Convertible Notes to amend and restate each of the Convertible Notes to extend the maturity dates to December 31, 2025.

The number of shares of Common Stock to be outstanding after this Offering is based on 161,569,807 shares of Common Stock outstanding as of June 30, 2025, and excludes, as of that date, the following:

●	Outstanding warrants to purchase 2,080,000 shares of Common Stock at $0.30 per share; and

●	Outstanding warrants to purchase 2,604,667 shares of Common Stock at $0.19 per share; and

●	Subject to the adjustments provided therein, we have reserved for issuance 30,000,000 shares of Common Stock Pursuant to our 2024 Stock Incentive Plan

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our Common Stock if the price appreciates. You should not purchase our Common Stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTC under the trading symbol “LUDG.” Quotations on the OTC reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On          , 2025, the reported closing price of our Common Stock was $ ($ assuming a reverse stock split of 1-for-100) per share.

Shareholders of Record

We have 619 shareholders of record of our Common Stock as of September 15, 2025.

Securities Authorized for Issuance Under Our Equity Compensation Plan

During and prior to fiscal year 2023 we had not adopted an equity compensation plan, however, during fiscal 2024 our Board of Directors adopted an equity compensation plan. See “Executive Compensation - Equity Compensation Plan” for a complete description of our adopted equity compensation plan. As of the date of this prospectus no grants have been made pursuant to our compensation plan.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and(e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

If you invest in the Common Stock, your interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value of the Common Stock after this Offering. Dilution results from the fact that the public offering price per share of Common Stock is substantially in excess of the book value per share of Common Stock attributable to the existing shareholders for our presently outstanding Common Stock.

Our net tangible book value as of June 30, 2025, was (3,402,780) or approximately $(0.02) per share. Net tangible book value per share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of shares of Common Stock outstanding.

On a pro forma basis to reflect the following in addition to the pro forma adjustments set forth above to give effect to our proposed reverse stock split at an assumed ratio of 1-for-100, which ratio is in the range within which our stockholders have authorized our Board to determine, in its sole discretion, the specific ratio and timing of such reverse stock split, and assuming that such reverse stock split would be effected prior to the effectiveness of this Offering.

On an as adjusted pro forma basis to net tangible book value as of June 30, 2025 was $ or  approximately $ per share on a pro forma basis to further reflect (i) the issuance of shares of our Common Stock that will be issued upon the automatic conversion at the effectiveness of this Offering of approximately $ of accrued interests and original issuance discount of our Convertible Notes, (ii) the issuance of shares of Common Stock since June 30, 2025, (iii) the issuance of shares of our Common Stock that will be issued upon the conversion at the effectiveness of this Offering of our outstanding Convertible Preferred Stock.

	As of June 30, 2025
	Actual	Pro Forma	Pro Forma As Adjusted
	$	$	$
Total Tangible Assets	400,654	400,654
Total Liabilities	3,803,434	3,803,434

Net Tangible Book Value	(3,402,160)	(3,402,160)
Common Stock Outstanding	161,569,807	1,659,698
Net Tangible Book Value per share of Common Stock	$(0.02)	$(2.05)	$

After giving further effect to our issuance and sale of shares of Common Stock offered in this Offering at the assumed public offering price of $ per share after deduction of the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us of $ , and assuming the underwriters do not exercise their over-allotment option, on an as adjusted basis our net tangible book value as of June 30, 2025 would have been approximately $ million, or $ per share, to existing shareholders and an immediate dilution in net tangible book value of $ per share, to purchasers of Common Stock in this Offering. Assuming the underwriters exercise their over-allotment option, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $ million, or $ per share, to existing shareholders and an immediate dilution in net tangible book value of $ per share, to purchasers of Common Stock in this Offering.

The following table illustrates the dilution:

	Pro Forma	Offering without Over-allotment Option	Pro Forma as Adjusted
Assumed public offering price per share	$	$	$
Net tangible book value per share as of June 30, 2025	$	$	$
Pro forma net tangible book value per share as of June 30, 2025	$	$	$
Increase in pro forma net tangible book value per share attributable to new investors purchasing shares in this Offering	$	$	$
Pro forma as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering	$	$	$
Dilution per share to new investors in this Offering	$	$	$

The pro forma information as discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual public offering price of our Common Stock in this Offering.

A $1.00 increase (decrease) in the assumed public offering price of $ per share would increase (decrease) our pro forma as adjusted net tangible book value as of June 30, 2025 after this Offering by approximately $ , or approximately $ per share, and would change dilution to investors in this Offering to $ per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the underwriting discount and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. An increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of June 30, 2025 after this Offering by approximately $ , or approximately $ per share, and would change dilution to investors in this Offering to $ , assuming the assumed public offering price per share remains the same, after deducting the underwriting discount and estimated offering expenses payable by us.

The following charts illustrate our proportionate ownership, upon completion of this Offering by present stockholders and investors in this Offering, compared to the relative amounts paid by each. The charts reflect payment by present stockholders as of the date the consideration was received and by investors in this Offering at the public offering price. The charts further assume no changes in net tangible book value other than those resulting from the Offering.

	Shares Purchased		Total Consideration		Average Price
	Amount (#)	Percent (%)	Amount ($)	Percent (%)	Per Share ($)
Existing stockholders
New investors
Total

The table below assumes the underwriters’ exercise their over-allotment option in full:

	Shares Purchased		Total Consideration		Average Price
	Amount (#)	Percent (%)	Amount ($)	Percent (%)	Per Share ($)
Existing stockholders
New investors
Total

The number of shares of Common Stock to be outstanding after this Offering is based on 161,569,807of Common Stock outstanding as of June 30, 2025 and excludes, as of that date, the following:

●	Outstanding warrants to purchase 2,080,000 shares of Common Stock at $0.30 per share; and

●	Outstanding warrants to purchase 2,604,667 shares of Common Stock at $0.19 per share; and

●	Subject to the adjustments provided therein, we have reserved for issuance 30,000,000 shares of Common Stock Pursuant to our 2024 Stock Incentive Plan

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements” and elsewhere herein. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Forward looking Statements

There are “forward looking statements” contained herein. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “forecast,” “may,” “should,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this quarterly report to conform forward-looking statements to actual results. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to, uncertainties associated with the following:

●	Inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

●	Our failure to earn revenues or profits;

●	Inadequate capital to continue business;

●	Volatility or decline of our stock price;

●	Potential fluctuation in quarterly results;

●	Rapid and significant changes in markets;

●	Litigation with or legal claims and allegations by outside parties; and

●	Insufficient revenues to cover operating costs.

The following discussion should be read in conjunction with the unaudited financial statements and the notes thereto which are included in this quarterly report. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors.

Overview

We are an innovative technology and health related company that is developing products that use mRNA-based genetic markers with the potential to measure the presence of inflammation, and, as a result, inflammatory driven diseases and monitor patient response to treatment. Advancements in medical technology have awarded us with cutting edge genetic tools, unheard of even a generation ago. These genetic tools have the potential to not only achieve early detection of diseases but also to support customized treatments that may improve patient outcomes. Our Company is at the forefront of this new era of medicine with development of products that will embody our proprietary mRNA genomic technology that has the potential of screening for genetic biomarkers for inflammatory driven diseases, including, but not limited to, heart disease, diabetes, preeclampsia, cancer and “long COVID.” As of the date of this prospectus, the Company has not sold any products.

Current Financial Condition Summary

We had a net loss of $1,190,387 (unaudited) for the six months ended June 30, 2025. Additionally, we had net cash used in operating activities of $500,797 (unaudited) for the six months ended June 30, 2025. At June 30, 2025, we had a working capital deficit of $3,402,780 (unaudited), an accumulated deficit of $8,449,753 (unaudited) and a stockholders’ deficit of $3,402,160 (unaudited), which could have a material impact on our ability to obtain needed capital.

Going Concern

The unaudited consolidated financial statements included herein have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As reflected in the financial statements, we had a working capital deficit of $3,402,780 at June 30, 2025, and had a net loss of $1,190,387 for the six months ended June 30, 2025, which raises substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of the financial statements.

Results of Operations

Comparison of the Three months ended June 30, 2025, compared to the three months ended June 30, 2024.

For the three months ended June 30, 2025 and 2024, we had revenue from services of $0 and $0, respectively. We expect that revenues from sales of our planned products will begin during the fourth quarter of 2025, assuming we are able to obtain needed funding of approximately $10,000,000, of which there is no assurance.

Operating Expenses. Total operating expenses for the three months ended June 30, 2025 and 2024, were $585,622 and $301,348 respectively. The increase in operating expenses of $284,274 during the three months ended June 30, 2025, was primarily due to a significant increase in in payments of monthly fees to our key consultants and fees for professional services, including accounting and legal, as we prepare to launch our products.

General and Administrative Expenses. The increase of $279,780 to $509,566 in general and administrative expenses for the three months ended June 30, 2025, as compared to $229,786 for the three months ended June 30, 2024, was primarily due to a significant increase in our activities relating sales and marketing as we prepare to bring our product to market, as well as the increase in payments of monthly fees to our key consultants and fees for professional services, including accounting and legal.

Research and Development. The $76,056 and $71,562 in research and development expenses for the three months ended June 30, 2025 and 2024, respectively, were incurred due to our expenditures in the development of our planned products, including the payment of product study-relate expenses.

Other Income/Expense. Total other expense for the three months ended June 30, 2025 and 2024, were $63,822 and $21,162, respectively. The increase in total other expense during the three months ended June 30, 2025, was primarily due to an increase in loss on extinguishment of debt of $117,217 and an increase in amortization of debt discount of $108,129 offset by an increase in interest income of $2,000 and change in fair value of derivative liability of $172,729 and a decrease in interest expense of $7,957.

Amortization of Debt Discount. We incurred $115,129 and $7,000 in amortization of debt discount for OID and guaranteed interest on a convertible note payable during the three months ended June 30, 2025 and 2024, respectively.

Interest Expense. Interest expense for the three months ended June 30, 2025, was $6,205 for the three months ended June 30, 2025 as compared to $21,162 for the three months ended June 30, 2024.

Net Loss. We incurred a net loss of $649,444 for the three months ended June 30, 2025, as compared to a net loss of $364,191 for the three months ended June 30, 2024. The increase in net loss for the three months ended June 30, 2025, as compared to the three months ended June 30, 2024, was primarily due to an increase of $284,274 in net loss from operations to $585,622 and reduced an increase in loss on extinguishment of debt of $117,217 and an increase in amortization of debt discount of $108,129 offset by an increase in interest income of $2,000 and change in fair value of derivative liability of $172,729 and a decrease in interest expense of $7,957. Should we be able to obtain needed capital, as we continue to expand our business activities, we expect that our operating expenses for all of 2025 will be in excess of those incurred during the year ended December 31, 2024. However, we are unable to predict our actual operating expenses for all of 2025, due to the uncertainty surrounding our ability to obtain capital.

Liquidity and Capital Resources

June 30, 2025. At June 30, 2025, the Company had $142,474 in cash and a working capital deficit of $3,402,780 compared to $6,741 in cash and a working capital deficit of $2,378,145 at December 31, 2024. The Company does not have sufficient working capital to fund current operating expenses at least through the third quarter of 2025. The Company requires additional funds beyond such time and will need to obtain additional debt or equity-based capital from third parties to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

Cash Flows

Net Cash Used in Operating Activities. Net cash used in operating activities was $500,797 during the six months ended June 30, 2025, compared to $467,056 used during the six months ended June 30, 2024.

Net Cash Used in Investing Activities. Net cash used in investing activities was $620 during the six months ended June 30, 2025, compared to $-0- during the six months ended June 30, 2024.

Net Cash Provided by Financing Activities. Net cash provided by financing activities was $637,150 during the six months ended June 30, 2025, as compared to $340,000 provided during the six months ended June 30, 2024. All of the cash provided by financing activities was proceeds from convertible promissory notes issued and an advance from our CEO.

Convertible Promissory Notes

The table below sets forth information with respect to the Convertible Notes as of the date of this prospectus. None of the Convertible Notes contains restrictive covenants with respect to the conduct of our business. In addition to the terms set forth in the table below, each of the Convertible Notes (a) may be prepaid by the Company at any time without penalty, (b) would be in default should the Company (i) fail to make any required payment when due, following a five-day cure period, or (ii) file for bankruptcy protection, (iii) become the subject of an involuntary bankruptcy proceeding and such proceeding shall not have been dismissed within 30 days or (iv) there shall have been appointed a receiver of the Company and such appointment shall remain beyond 120 days, (c) require the Company to register the shares of Common Stock underlying the Convertible Notes in the Registration Statement of which this prospectus forms a part,  and (d) no conversion of a Convertible Note shall be permitted should any such conversion cause the converting holder’s ownership of Company Common Stock to exceed 4.99%. Furthermore, while we do not currently have the necessary waivers as required under (c) above, we intend to obtain them prior to the consummation of the Offering.

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, March 28, 2024: $150,000 original principal amount, 8% interest, issued to Pat Smith; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable. The proceeds of the note were used for operating expenses.	$150,000
Issue Date, March 28, 2024: $50,000 original principal amount, 8% interest, issued to Matt Dillard; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$50,000
Issue Date, March 28, 2024: $50,000 original principal amount, 8% interest, issued to Jeff Lee; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$50,000

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, April 1, 2024: $10,000 original principal amount, 8% interest, issued to Jeff Freeland; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$10,000
Issue Date, April 1, 2024: $20,000 original principal amount, 8% interest, issued to Jared Dean; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$20,000
Issue Date, May 15, 2024: $10,000 original principal amount, 8% interest, issued to Jeff Dunlap; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$10,000

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, May 16, 2024: $100,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$100,000
Issue Date, July 2, 2024: $5,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$5,000
Issue Date, July 8, 2024: $15,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$15,000
Issue Date, July 8, 2024: $10,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$10,000
Issue Date, July 8, 2024: $4,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$4,000

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, July 10, 2024: $50,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$50,000
Issue Date, August 23, 2024: $10,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$10,000
Issue Date, November 4, 2024: $10,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$10,000

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, November 7, 2024: $30,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$30,000
Issue Date, November 8, 2024: $54,708 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$54,708
Issue Date, November 4, 2024: $10,000 original principal amount, 8% interest, issued to an investor; payable December 31, 2025, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$10,000

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, January 10, 2025: $50,000 original principal amount, 8% interest, issued to an investor; payable January 10. 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$50,000
Issue Date, January 22, 2025: $50,000 original principal amount, 8% interest, issued to an investor, payable January 22. 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$50,000
Issue Date, April 18, 2025: $250,000 original principal amount, 8% interest, issued to an investor; payable April 18, 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$250,000

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, April 21, 2025: $100,000 original principal amount, 8% interest, issued to the an investor; payable April 24, 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$100,000
Issue Date, April 24, 2025: $25,000 original principal amount, 8% interest, issued to an investor; payable April 24, 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$25,000
Issue Date, April 24, 2025: $100,000 original principal amount, 8% interest, issued to an investor; payable April 24, 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$100,000

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, April 25, 2025: $100,000 original principal amount, 8% interest, issued to an investor; payable April 25, 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$100,000
Issue Date, May 1, 2025: $25,000 original principal amount, 8% interest, issued to an investor; payable May 1, 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$25,000
Issue Date, May 9, 2025: $50,000 original principal amount, 8% interest, issued to an investor; payable May 9, 2026, as one of the Subject Convertible Notes, convertible into Conversion Shares at if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, as applicable.	$50,000
Issued Date, February 7, 2021: $150,000 original principal amount, with $75,000 of original issue discount (OID), issued to an investor.; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share. The aforementioned note was assigned to Thomas Terwilliger on December 11, 2024.	$150,000

Description of Terms	Principal Balance Including Accrued Interest as of the Date of this Prospectus	Balance of the Note Being Repaid from Proceeds of the Offering	Balance Being Automatically Converted	Balance Remaining After Automatic Conversion
Issue Date, November 4, 2021: $250,000 original principal amount, with $125,000 of original issue discount (OID), issued to an investor.; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share. The aforementioned note was assigned to Thomas Terwilliger on December 11, 2024.	$250,000
Issue Date, October 1, 2022: $150,000 original principal amount, with $75,000 of original issue discount (OID), issued to an investor.; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share. The aforementioned note was assigned to Thomas Terwilliger on December 11, 2024.				$150,000
Issue Date, November 1, 2022: $100,000 original principal amount, with $50,000 of original issue discount (OID), issued to an investor.; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share. The aforementioned note was assigned to Thomas Terwilliger on December 11, 2024.				$100,000
Issue Date, September 1, 2022: $60,000 original principal amount, with $30,000 of original issue discount (OID), issued to an investor; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share.				$60,000
Issue Date, August 30, 2022: $50,000 original principal amount, with $25,000 of original issue discount (OID), issued to an investor; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share.				$50,000
Issue Date, August 30, 2022: $100,000 original principal amount, with $50,000 of original issue discount (OID), issued to an investor; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share.				$100,000
Issue Date, August 31, 2022: $80,000 original principal amount, with $40,000 of original issue discount (OID), issued to an investor; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share.				$80,000
Issue Date, January 16, 2023: $100,000 original principal amount, with $30,000 of original issue discount (OID), issued to an investor.; payable September 30, 2025; as one of the Subject Convertible Notes, OID shall be repaid and the balance will convert into Conversion Shares at a price equal to $0.10 per Conversion Share.				$100,000

Off Balance Sheet Arrangements

At June 30, 2025, we did not have any off balance sheet arrangements that we believe have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Estimates

Our accounting policies are more fully described in our unaudited financial statements. The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on our best knowledge of current and anticipated events, actual results could differ from the estimates.

We have identified the following accounting policies as those that require significant judgments, assumptions and estimates and that have a significant impact on our financial condition and results of operations. These policies are considered critical because they may result in fluctuations in our reported results from period to period, due to the significant judgments, estimates and assumptions about complex and inherently uncertain matters and because the use of different judgments, assumptions or estimates could have a material impact on our financial condition or results of operations. We evaluate our critical accounting estimates and judgments required by our policies on an ongoing basis and update them as appropriate based on changing conditions.

Intangible asset. Intangible assets with an indefinite life, consist of store operating rights, are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired.

Intangible assets with finite lives, consist of customer lists, are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

Fair Value of Financial Instruments. The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 - Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2 - Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3 - Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Derivative Liabilities. The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Debt Discount. For certain notes issued, the Company may provide the debt holder with an original issue discount and other direct financing expenses. The original issue discount and financing expenses are recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations.

Research and Development. The Company accounts for research and development costs in accordance with ASC subtopic 730-10, Research and Development (“ASC 730-10”).

Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Stock-based Compensation. The Company accounts for our stock-based compensation under ASC 718 “Compensation - Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,

●	Expected dividends,

●	Expected volatility,

●	Risk-free interest rate; and

●	Expected life of option.

BUSINESS

Company Overview

Ludwig is an early-stage genomic technology company focused on developing diagnostic tests for inflammation-related chronic diseases, including cancers. We believe we are the first to employ a non-invasive cheek swab to collect mRNA samples in quantities sufficient for analysis. Our approach seeks to enable earlier detection of inflammation-driven disease and to support personalized treatment decisions.

Originally incorporated in 1988, and reorganized as a Nevada corporation in 2006, Ludwig pivoted in late 2021 to focus on genomic diagnostics, following the identification of mRNA-based testing as a commercially viable opportunity. Our technology builds on advances made possible by the Human Genome Project, which enabled large-scale genomic applications, but applies a novel mRNA-based approach focused on dynamic gene expression. The company began actively pursuing its oncology diagnostics strategy in early 2022. Since that time, we have advanced our first product candidate, the Revealia™ Breast test, which we anticipate trial-launching in the fourth quarter of 2025.

Our platform integrates mRNA inflammatory biomarkers, proprietary machine-learning algorithms, and at-home cheek swab collection kits designed to provide a differentiated and patient-friendly approach to cancer screening.

Chronic inflammation is implicated in a wide variety of diseases, including cardiovascular disease, stroke, cancer, diabetes, arthritis, autoimmune disorders, and neurodegenerative conditions. According to Nature Medicine (2019), more than half of all deaths worldwide are attributable to inflammation-related diseases. By addressing inflammation at the molecular level, we believe our technology may provide an early warning system for conditions that today are often detected only after substantial damage has occurred.

Our business model combines a direct-to-consumer strategy with partnerships through CLIA-certified laboratories. We intend to offer home collection kits directly to patients, supported by certified genetic counselors, while also enabling independent laboratories to provide the Revealia™ Breast test as a Laboratory Developed Test (LDT). Our commercialization plan is dependent on securing proceeds from this offering to fund additional clinical validation studies, expand laboratory infrastructure, and build distribution capabilities. See “Commercialization Model” and “Government Regulation” for additional information.

We rely on proprietary methods and intellectual property to differentiate our products. We currently have two patent families covering diagnostic tests using mRNA for identifying breast, bladder, colon, and other cancers, with filings in the United States, Europe, Australia, Canada, Israel, India, South Korea, and other jurisdictions. For additional information, see “Intellectual Property.”

Our competitive positioning is based on the use of mRNA biomarkers, which reflect active disease processes, rather than DNA-based testing that primarily identifies inherited traits. We believe this distinction positions us in a differentiated category within the broader genetic testing market. See “Competition.”

Ludwig is headquartered in Miami, Florida, with operations currently limited to the United States. While our commercial focus is domestic in the near term, we have filed international patent applications and may pursue opportunities outside the U.S. in the future.

Additional information regarding our products, technology, commercialization plans, competition, intellectual property and regulatory considerations is set forth below.

All testing is intended to be conducted under CLIA/CAP oversight. Our tests have not been cleared or approved by the U.S. Food and Drug Administration (FDA). See “Government Regulation.”

Industry Background and Market Opportunity

Chronic diseases remain the leading cause of death and disability worldwide. Conditions such as cardiovascular disease, stroke, cancer, diabetes, arthritis, autoimmune disorders, and neurodegenerative diseases account for the majority of healthcare costs and contribute to declining quality of life. According to Nature Medicine (2019), more than half of all deaths worldwide are attributable to inflammation-related diseases.

Research has increasingly highlighted the role of inflammation as both a driver and a potential therapeutic target in these diseases. For example, the Canakinumab Anti-inflammatory Thrombosis Outcomes Study (New England Journal of Medicine, 2017) demonstrated that targeting inflammation can improve outcomes in cardiovascular disease. These findings underscore inflammation as an important diagnostic and therapeutic target.

These findings underscore inflammation as an important diagnostic and therapeutic target, including its role in cancer development through the tumor microenvironment, where immune and inflammatory signals can promote tumor initiation and progression.

At the same time, healthcare is shifting toward a more proactive, preventive, and personalized approach. Many diseases are still detected only after irreversible damage has occurred, resulting in higher costs and poorer outcomes. This shift highlights the unmet need for tools that can identify disease processes earlier and support individualized treatment decisions.

Market Opportunity

According to Grand View Research, the U.S. breast cancer diagnostics market is projected to reach approximately $3.4 billion by 2030, growing at a CAGR of 7.2% from 2025 to 2030. Breast cancer is the most commonly diagnosed cancer in the United States, with an estimated 317,000 new cases in 2025. According to Global Market Insights, the U.S. cancer diagnostics market was valued at approximately $60 billion in 2025, while the global cancer diagnostics market was estimated at $160 billion and is projected to grow at a CAGR of 8.9% through 2033. Within this market, breast cancer accounted for approximately 32% of all new cancer cases in women in 2025, with more than 43 million mammograms performed annually. If validated and successfully commercialized, we believe our tests could enable us to participate in these markets.

Survival outcomes highlight the importance of earlier detection. In cases of localized breast cancer, wherein the disease has not spread beyond the initial site, the five-year survival rate exceeds 99%. For regional breast cancer, wherein the disease has spread to nearby lymph nodes or structures, the five-year survival rate declines to approximately 87%. For distant breast cancer, wherein the disease has metastasized to organs such as the lungs, liver, or bones, the five-year survival rate is approximately 32%. These differences underscore the potential clinical benefit of tools that may identify disease earlier in its course.

Despite an improvement in attitudes toward early screening, gaps still remain in early detection. As reflected in national survey data (see chart below), nearly 80% of U.S. women aged 50–74 report having had a mammogram within the prior two years, yet breast cancer continues to be the most commonly diagnosed cancer. This underscores the unmet need for complementary diagnostic tools that can identify disease processes earlier and more accurately. We believe that through the launch of our more convenient, non-invasive Revealia™ Breast test, we can help to close these gaps.

Current genetic testing methods, such as DNA-based assays, provide information on inherited risk but are limited in their ability to capture real-time disease activity. Messenger RNA (mRNA), by contrast, reflects active gene expression within living cells and provides a dynamic, real-time snapshot of biological processes. Peer-reviewed studies have shown that changes in mRNA expression correlate with disease onset and progression. We believe this makes mRNA a valuable diagnostic target.

By measuring variations in mRNA levels, it may be possible to identify early indicators of disease activity that DNA testing alone cannot reveal. Our approach is designed to harness this principle through a non-invasive cheek swab collection method and proprietary machine-learning algorithms that analyze mRNA signatures associated with chronic inflammation and cancer. In parallel, consumer demand for healthcare is shifting toward models that emphasize greater patient control, transparency, and convenience. Following the COVID-19 pandemic, surveys indicate that many health-conscious individuals are seeking science-backed solutions that also provide a more streamlined experience, such as at-home collection and digital result access. We believe these trends support our direct-to-consumer strategy.

Survey research further suggests that consumers are receptive to genetic testing when actionable health insights are offered. In one study, 65% of adults indicated they would take a DNA test if it could provide meaningful information about their risk of developing a serious health condition. The results indicate that participants’ perceived risk of disease would drive interest in genetic testing and screening. We believe this willingness to engage supports adoption of at-home genomic diagnostics.

Disclaimer: The use of mRNA as a diagnostic tool described here is investigational. Our tests have not been cleared or approved by the U.S. Food and Drug Administration (FDA). See “Government Regulation.”

Products and Services

Lead Product Candidate: Revealia™ Breast

Our initial product candidate is the Revealia™ Breast test, a non-invasive cheek swab assay designed to detect molecular signatures in mRNA expression associated with the presence of breast cancer. Samples are collected by patients at home using a proprietary kit and analyzed with our 48-gene inflammatory biomarker panel. Results are interpreted through ensemble machine-learning algorithms developed by the company.

We intend the Revealia™ Breast test to serve as a screening tool that may indicate whether an individual should undergo further diagnostic evaluation. The test is not designed to provide a definitive diagnosis. The test is intended to be used as an aid to risk assessment and to inform whether further diagnostic evaluation may be warranted. We anticipate initially offering the test as a Laboratory Developed Test (LDT) performed in CLIA-certified, CAP-accredited laboratories.

To date, we have completed preliminary validation studies with 69 breast cancer patients and 38 age-matched controls enrolled across more than 40 U.S. clinical centers, using our 48-gene panel for analysis. Early results from these studies were published in abstract form in the American Society of Clinical Oncology (ASCO) Annual Meeting Journal of Clinical Oncology, providing visibility for our initial data set. Marvin S. Hausman et al. Non-invasively collected buccal cell mRNA and potential for a novel breast cancer signal.. J Clin Oncol 43, e12539-e12539(2025).DOI:10.1200/JCO.2025.43.16_suppl.e12539. Subject to successful validation and the availability of funding from this offering, we anticipate a trial launch of the Revealia™ Breast test in late 2025.

We plan to support consumers with access to certified genetic counselors, who can provide education and guidance regarding test results in coordination with their healthcare providers. All testing is intended to be conducted in CLIA-certified, CAP-accredited laboratories. Our tests have not been cleared or approved by the U.S. Food and Drug Administration (FDA). See “Government Regulation.”

Pipeline Expansion

Building on the same technology, we are developing additional assays using our mRNA biomarker panel and machine-learning platform. These candidates target other cancers where early detection is critical and current screening methods are limited. Our pipeline includes tests in development for lung, ovarian, and pancreatic cancers, which were selected based on the prevalence of inflammation-related pathways in their disease biology and the significant unmet need for accessible, non-invasive screening options. We believe the same cheek-swab–based sample collection and analytic approach used in the Revealia™ Breast test can be adapted to detect molecular signatures associated with these cancers.

Beyond oncology, emerging evidence suggests our platform may also be applicable to inflammation-driven conditions such as cardiovascular disease, neurodegenerative disorders including Alzheimer’s and Parkinson’s disease, and metabolic diseases such as diabetes. We intend to evaluate these areas as longer-term opportunities, subject to validation.

All pipeline products, if validated, will be offered as Laboratory Developed Tests (LDTs) performed in CLIA-certified, CAP-accredited laboratories. Our tests have not been cleared or approved by the U.S. Food and Drug Administration (FDA). See “Government Regulation.”

Technology Platform

Our technology platform integrates three key components: non-invasive sample collection, genomic analysis, and machine learning–based interpretation. Together, these elements are designed to provide a scalable system for early detection across multiple disease areas.

Sample Collection

Patients collect samples at home using a proprietary cheek swab kit designed for ease of use and stability in transport. Cheek swabs provide access to messenger RNA (mRNA) in sufficient quantity to enable analysis of inflammatory gene expression patterns.

Biomarker Analysis

The collected samples are analyzed with our proprietary 48-gene inflammatory biomarker panel using next-generation sequencing methods. This panel was selected based on prior research demonstrating the involvement of inflammatory signaling pathways in cancer and other chronic diseases.

Machine Learning Algorithms

Data from the biomarker panel are processed using ensemble machine-learning models. During development, we evaluated multiple classification approaches, including random forests, logistic regression, and gradient boosting, before adopting a probability-weighted ensemble model that improved predictive performance. To optimize biomarker selection, we conducted an exhaustive evaluation of approximately 12.2 million permutations of our 48-gene panel. This process yielded a six-gene classifier that demonstrated favorable sensitivity, specificity, and balanced performance metrics in distinguishing breast cancer cases from controls. These algorithms are designed to generate a predictive index by integrating multiple classifiers to improve sensitivity and specificity.

Integrated Platform

Collectively, the sample collection process, biomarker analysis, and algorithmic interpretation form a platform that can be adapted to multiple indications. While our initial focus is oncology, the architecture is intended to extend to other conditions where inflammation plays a central role, including cardiovascular, autoimmune, and neurodegenerative diseases.

All testing described in this section is intended to be conducted in CLIA-certified, CAP-accredited laboratories. Our technology platform has not been cleared or approved by the U.S. Food and Drug Administration (FDA). See “Government Regulation.”

Commercialization Model

We intend to introduce the Revealia™ Breast test through a phased commercialization model. Subject to funding and validation, we anticipate an initial trial launch in late 2025.

Direct-to-Consumer Channel

Initially, we expect to offer the test directly to consumers in the United States through an online ordering model. Patients will receive at-home collection kits and will have access to certified genetic counselors to review results in coordination with their healthcare providers.

We plan to use third-party logistics providers to assemble and distribute these at-home test kits, rather than manufacturing or distributing them internally. This reliance on third parties allows us to limit capital investment but subjects us to risks related to quality control, supply chain disruptions, and contractual arrangements.

To build consumer awareness, we plan to use digital channels, including targeted media campaigns and health-focused online platforms. We may also explore performance-based partnerships with health influencers, modeled after precedents in the genetic testing sector, to broaden awareness of at-home testing.

We plan to support commercialization with a dedicated digital ordering and telemedicine platform that facilitates at-home kit requests, genetic counseling, and follow-up with providers. To build early awareness, we intend to implement a staged paid-media program beginning with modest digital advertising spend and expanding over time as data and consumer traction support broader campaigns. We may also pursue commercialization through white-label arrangements with other clinical laboratories and by placing our assays on third-party digital health platforms, providing additional opportunities beyond the direct-to-consumer channel.

Laboratory Partnerships

In parallel with our consumer-focused efforts, we plan to partner with independent CLIA-certified, CAP-accredited laboratories that have established physician sales channels and reimbursement relationships.

Clinical samples are currently processed by GIA, a CLIA-certified laboratory with whom we have an existing agreement. Because operation through a CLIA and CAP-accredited laboratory is a crucial requirement for commercialization, we are prioritizing the expansion of this capacity and securing additional certifications as forthcoming milestones.

Under this model, these laboratories may perform the Revealia™ Breast test as a Laboratory Developed Test (LDT) using our proprietary algorithm, or they may elect to send patient samples to our affiliated laboratory for testing and reporting. This channel is intended to broaden physician adoption and create early opportunities for reimbursement.

Awareness and Community Engagement

To sustain adoption across both consumer and physician channels, we intend to engage medical advisors, patient advocacy groups, and professional organizations to provide education and promote awareness of our tests. We may also explore partnerships with telehealth and digital health marketplaces to further extend access. In addition, we may implement digital engagement tools, such as waitlists or educational newsletters, to capture prospective customers not yet ready to purchase, thereby supporting long-term adoption.

Reimbursement Pathway

Over time, our commercialization strategy will increasingly depend on securing reimbursement from commercial insurers and public payors once sufficient validation data are available and published in peer-reviewed journals. We believe coverage and reimbursement will be a key driver of long-term adoption.

Economic data illustrate the cost implications of cancer stage at diagnosis. One study, Mariotto AB et al., “Projections of the Cost of Cancer Care in the United States: 2010–2020,” JNCI Journal of the National Cancer Institute, published by Oxford University Press, 2011, found that average costs per patient in the year following diagnosis were approximately $60,000 for stage 0 breast cancer, compared to nearly $135,000 for stage IV disease. These differences reflect the higher resource utilization and treatment intensity associated with late-stage disease. If validated, the ability of our test to help shift detection toward earlier stages could align with payer incentives to manage costs while improving patient outcomes.

Accordingly, the long-term success of our commercialization strategy will depend on achieving reimbursement coverage, publishing peer-reviewed data, and expanding our laboratory network. We intend to pursue Clinical Laboratory Improvement Amendments (CLIA) certification and College of American Pathologists (CAP) accreditation for partner laboratories, while continuing to build awareness through digital marketing, educational outreach, and physician engagement.

All commercialization activities are expected to take place in CLIA-certified, CAP-accredited laboratories. Our tests have not been cleared or approved by the U.S. Food and Drug Administration (FDA). See “Government Regulation” and “Risk Factors—Risks Related to Commercialization.”

Preliminary Clinical and Analytical Validation

We have conducted preliminary validation studies of Revealia™ Breast. Samples were collected from 69 breast cancer patients and 38 age-matched controls across multiple U.S. clinical centers. Using a proprietary 48-gene biomarker panel and advanced machine-learning models, we identified a six-gene signature associated with breast cancer.

Our ensemble approach achieved sensitivity of approximately 92%, specificity of 54%, negative predictive value of 86%, and an area under the curve (AUC) of 76%. In addition, the validation studies demonstrated an F1-score of 77.6%, reflecting a favorable balance between recall and precision. These results compare favorably to published benchmarks for mammography.

Results from these studies were presented at the 2025 American Society of Clinical Oncology (ASCO) annual meeting and published in abstract form in the Journal of Clinical Oncology, providing peer-reviewed visibility for our initial dataset.

We intend to expand validation through four planned observational studies enrolling approximately 600 patients across breast, lung, ovarian, and pancreatic cancers. Institutional Review Board approval has been obtained, and studies are expected to begin within six months. These studies will use AJCC staging criteria and clinical metadata to stratify cohorts.

These results are from preliminary validation studies and have not been reviewed or approved by the U.S. Food and Drug Administration (FDA). All testing is intended to be conducted in CLIA-certified, CAP-accredited laboratories. See “Government Regulation.”

Business Model and Revenue Streams

Our anticipated revenue will be derived from the commercialization of our Laboratory Developed Tests (LDTs), beginning with the Revealia™ Breast test. We expect to employ a hybrid model that combines direct-to-consumer sales, partnerships with independent clinical laboratories, and, over time, coverage and reimbursement from commercial and public payors.

Direct-to-Consumer Sales

In the near term, we intend to offer at-home collection kits for purchase directly by patients through an online ordering platform. Each kit will include sample collection materials and return shipping to a CLIA-certified, CAP-accredited laboratory for analysis. Revenue will be generated on a per-test basis, with patients paying out-of-pocket at the time of order. We also plan to provide access to certified genetic counselors to support patient understanding of test results, which will be included in the purchase price. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information regarding revenue recognition.

Laboratory Partnerships

In parallel, we expect to establish agreements with independent CLIA-certified, CAP-accredited laboratories that already maintain physician sales channels and insurance reimbursement relationships. Under this model, revenue may be generated either through per-test licensing of our proprietary algorithms, allowing partner laboratories to generate test results locally, or through testing services performed in our affiliated laboratory on samples referred by partner laboratories. This channel is intended to complement our direct-to-consumer model by enabling physician adoption and laying the groundwork for reimbursement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of cost considerations related to this model.

Additional Commercial Pathways

We may also pursue white-label arrangements with commercial laboratories and collaborations with other direct-to-consumer health platforms. Under these models, our tests could be offered under partner branding while utilizing our proprietary biomarker panel and algorithms. These additional pathways are designed to diversify revenue opportunities and extend market reach.

Third-Party Reimbursement

Over the longer term, we plan to pursue coverage and reimbursement from commercial insurers and public health programs. We believe reimbursement will be a critical driver of adoption among physicians and patients. Until reimbursement is secured, test adoption may be constrained by patients’ willingness and ability to pay out-of-pocket. We expect test volumes and revenue to increase materially if and when coverage is obtained, although reimbursement rates may be lower than out-of-pocket pricing. Accordingly, the timing and scope of reimbursement approvals will significantly influence our revenue trajectory. See “Risk Factors—Risks Related to Reimbursement and Coverage.”

Future Opportunities

Beyond oncology, our technology platform may enable the development of additional LDTs for other inflammation-driven diseases. If validated, these products would follow the same revenue model described above. We may also explore opportunities to license our biomarker panels and machine-learning algorithms for use in pharmaceutical research and development. Longer-term, we intend to develop a proprietary mRNA Inflammatory Index™ database, which may have applications in pharmaceutical R&D and drug development programs, creating potential partnership and licensing opportunities. We have not entered into any such agreements to date.

All testing is intended to be conducted in CLIA-certified, CAP-accredited laboratories. Our tests have not been cleared or approved by the U.S. Food and Drug Administration (FDA). See “Government Regulation.”

Intellectual Property

Our ability to compete effectively depends in part on protecting the proprietary aspects of our technology. Because many of our competitors are larger and better funded, we rely on intellectual property rights to safeguard our diagnostic methods, machine-learning algorithms, and branding, and to create barriers to entry in a competitive market.

We seek to protect our technology through a combination of patents, trade secrets, trademarks, and proprietary algorithms. Our intellectual property portfolio includes two patent families covering diagnostic tests using mRNA for identifying breast, bladder, colon, and other cancers, with filings in the United States, Europe, Australia, New Zealand, Canada, Israel, India, and South Korea. A second family is still in the international stage and is expected to be published in September 2025. These applications include both composition-of-matter and method claims related to our biomarker panels. If granted, our earliest patents are expected to expire in 2039, subject to any patent term extensions.

We have filed PCT Patent Application PCT/US2023/074690, which covers our proprietary 48-gene inflammatory panel forming the basis of the Revealia™ Breast assay.

As with all early-stage companies in our field, the scope and validity of our intellectual property rights are subject to uncertainty. Patent applications may not issue, issued patents may be challenged, circumvented, or invalidated by third parties, and the claims of any patents that do issue may not provide sufficient protection against competitors.

We also rely on confidential know-how and proprietary software, including machine-learning algorithms used to analyze mRNA expression data. We take measures to protect these trade secrets through confidentiality agreements, internal policies, and technical safeguards.

We use the trademark Revealia™ in connection with our products and have filed applications for its protection in the United States and select foreign jurisdictions.

We do not currently rely on any material in-licensed intellectual property from third parties.

Regulatory Environment

Our operations are subject to extensive regulation at the federal, state, and international levels. Compliance with these frameworks is essential to our ability to develop, commercialize, and obtain reimbursement for our products. The principal areas of regulation include laboratory oversight, reimbursement-related rules, data protection, and international frameworks.

Laboratory-Developed Tests (LDTs)

We intend to commercialize our assays as Laboratory-Developed Tests (LDTs) performed in Clinical Laboratory Improvement Amendments (CLIA)-certified and College of American Pathologists (CAP)-accredited laboratories. The Food and Drug Administration (FDA) has historically exercised enforcement discretion with respect to most LDTs, meaning such tests are generally not subject to premarket review or approval. However, the FDA has asserted authority over LDTs, and legislative or regulatory changes could result in heightened oversight, including requirements for premarket clearance or approval, post-market surveillance, or quality system compliance.

As commonly understood, LDT status contemplates development and use within a single CLIA laboratory certificate and may be affected if test components or performance are distributed across multiple sites or third parties. In addition, ordering and availability may be limited by state law and payer policy and generally require a valid order from an authorized healthcare professional rather than direct-to-consumer access. Changes in federal or state requirements, or in FDA enforcement policies regarding LDTs, could require us to modify our operating model or seek additional clearances. See “Risk Factors–Risks Related to Government Regulation.”

CLIA and CAP Oversight

All laboratories performing our tests must be certified under CLIA, which establishes quality standards for laboratory testing to ensure accuracy, reliability, and timeliness of patient results. In addition, we intend for our own and partner laboratories to be accredited by CAP, which imposes more stringent requirements than CLIA in certain areas. Operating through a CLIA and CAP-accredited laboratory is essential to our commercialization strategy, and securing and maintaining this accreditation is a forthcoming milestone for our business. Failure by any laboratory performing our tests to maintain CLIA certification or CAP accreditation could cause disruption in our business.

Reimbursement-Related Regulations

If we seek reimbursement from government payors such as Medicare or Medicaid, or from commercial insurers, our business will be subject to additional regulation by the Centers for Medicare & Medicaid Services (CMS) and comparable state agencies. In connection with reimbursement, we will also be subject to various federal and state healthcare fraud and abuse laws, including the federal Anti-Kickback Statute, the Stark Law, the False Claims Act, and similar laws that impose liability for improper billing, payments, or inducements related to healthcare services. Compliance with these rules will be critical to our ability to obtain and retain coverage and reimbursement for our tests.

Patient Privacy and Data Protection

We are subject to federal and state laws governing the privacy and security of health information, including the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the Health Information Technology for Economic and Clinical Health (HITECH) Act. HIPAA and HITECH establish standards for the use, disclosure, and safeguarding of protected health information and impose breach notification requirements. At the state level, various laws impose additional requirements, such as the California Consumer Privacy Act (CCPA). If we expand to collect or process patient data outside the United States, we will become subject to international data protection laws, including the European Union’s General Data Protection Regulation (GDPR) and the United Kingdom’s Data Protection Act. These frameworks impose strict requirements on the collection, use, and transfer of personal data, including genetic data, and provide for significant penalties in the event of noncompliance.

International Regulation

If we expand our operations internationally, we will become subject to regulation by agencies outside the United States, such as the European Medicines Agency (EMA), the UK Medicines and Healthcare products Regulatory Agency (MHRA), and comparable national authorities in other jurisdictions. These agencies regulate the development, commercialization, and marketing of diagnostic tests and may impose requirements that differ materially from those in the United States.

Other Healthcare and Environmental Regulation

Our operations are subject to additional federal and state healthcare regulations, including laws relating to physician referrals, clinical research, and informed consent. In addition, we must comply with federal, state, and local laws relating to the disposal of medical and hazardous waste generated in the course of our laboratory operations. Failure to comply with these requirements could result in civil or criminal penalties, reputational harm, or restrictions on our operations.

Summary

The regulatory landscape governing LDTs and genetic testing continues to evolve. Changes in the interpretation or enforcement of existing laws, the adoption of new laws or regulations, or the expansion of existing regulatory requirements could materially impact our business. See “Risk Factors—Risks Related to Government Regulation.”

Competitive Environment

The market for cancer diagnostics is highly competitive and rapidly evolving. In addition to specialty diagnostics companies, we may also face competition from large clinical laboratories, academic research institutions, and technology companies that could develop or commercialize cancer diagnostic tests.

Many of these entities have significantly greater financial, technical, and commercial resources than we do, as well as established relationships with healthcare providers and payors. Indirect competition may also arise from consumer genetic testing companies, such as 23andMe, which have established brands and direct-to-consumer distribution channels, though their products are not currently designed for cancer screening.

Key competitors in oncology diagnostics include:

●	Natera, Inc., a global genetic testing company whose flagship product Signatera™ is a personalized circulating tumor DNA assay used for minimal residual disease detection and monitoring. Natera competes on the basis of clinical validation, sensitivity, regulatory engagement, and established adoption among oncologists.

●	Guardant Health, Inc., which markets the FDA-approved Shield™ blood-based assay for colorectal cancer screening in average-risk adults. Guardant competes through regulatory clearance, established laboratory infrastructure, and broad market access.

●	Exai Bio, Inc., a private company developing an oncRNA + AI–based early detection platform across multiple cancers. While their tests remain in validation, Exai competes on RNA biomarker innovation, breadth of coverage, and AI analytics.

●	Exact Sciences Corporation, which offers Cologuard Plus™, an FDA-approved stool-based colorectal cancer assay, and Oncotype DX® tissue-based genomic tests. Exact Sciences competes through regulatory approvals, reimbursement coverage, and large-scale commercial infrastructure.

●	GRAIL, Inc., developer of the Galleri® blood-based assay for multi-cancer early detection, offered as an LDT in the United States. GRAIL competes through its broad multi-cancer focus, financial resources, and health-system collaborations.

●	Freenome Holdings, Inc., a private company pursuing multiomics blood tests for colorectal cancer screening. Freenome competes based on its multiomics approach, investor backing, and large clinical trials, though it does not yet have FDA approval.

●	DELFI Diagnostics, which offers the FirstLook Lung cfDNA fragmentomics test as an LDT for early lung cancer detection. DELFI competes based on fragmentomics methods, machine-learning analytics, and clinical validation data.

●	Avantect (ClearNote Health), which markets a cfDNA-based assay for pancreatic cancer in high-risk populations. Avantect competes on its epigenomic innovation and specificity, though it faces risks related to regulatory clearance and broad population applicability.

Comparative Positioning

Based on publicly available information, we believe that our cheek-swab-based assay offers a more convenient sample type than existing blood, stool, or tear-based tests. Comparative profiles suggest that this approach may provide advantages in accessibility and patient compliance, particularly for individuals who prefer at-home self-collection.

Competitive Basis

We believe the principal factors of competition in our industry include:

●	Clinical accuracy and validation (sensitivity, specificity, predictive value)

●	Convenience and accessibility of testing (sample type, at-home vs. clinical collection)

●	Regulatory clearance and compliance frameworks

●	Reimbursement coverage and cost-effectiveness

●	Brand reputation and physician adoption

Our Positioning

Unlike DNA-based testing, which provides static hereditary risk, our mRNA approach offers a dynamic, real-time snapshot of disease biology, reinforcing our differentiation in the cancer diagnostics landscape. In addition, we rely on a non-invasive cheek swab collection method, a proprietary biomarker panel, and machine-learning algorithms to enhance clinical utility. However, many competitors have greater resources, infrastructure, and established commercial relationships. As a result, we may not be able to compete successfully in all areas, and the competitive landscape may change as new technologies emerge.

See also “Clinical and Analytical Validation” for a summary of our preliminary validation results and “Risk Factors—Risks Related to Competition.”

Properties

Our principal executive offices are located in Miami, Florida, where we lease office space sufficient for our current operations. We do not own any real property. We believe our existing facilities are adequate for our present needs.

Employees

As of September 22, 2025, we employed a total of five individuals. We rely on consultants and independent contractors for specialized services such as bioinformatics, regulatory compliance, and clinical trial management. None of our employees are represented by a labor union or subject to a collective bargaining agreement.

Our future success depends in large part on our ability to attract, develop, and retain highly qualified personnel in scientific, technical, and business roles. To date, we believe we have been successful in recruiting and retaining talent due to our mission-driven culture, collaborative environment, and opportunities to contribute to the development of innovative genomic diagnostics. We intend to expand our workforce as we progress toward the commercialization of the Revealia™ Breast test and the development of additional assays. See “Risk Factors—Risks Related to Our Dependence on Key Personnel.”

Legal Proceedings

We are not currently a party to any material legal proceedings. We may, however, in the ordinary course of business face various claims brought by third parties, and we may, from time to time, make claims or take legal actions to assert our rights, including intellectual property rights as well as claims relating to employment matters and the safety or efficacy of our products. Any of these claims could subject us to costly litigation. If this were to happen, the payment of any such awards could have a material adverse effect on our business, financial condition and results of operations. Additionally, any such claims, whether or not successful, could damage our reputation and business.

Background and Corporate Information

The Company was originally organized as a Kentucky corporation on February 11, 1988, as Ludwig Enterprises, Inc. On February 8, 2006, we formed a wholly owned subsidiary, Ludwig Enterprises, Inc., a Nevada corporation. On March 28, 2006, Ludwig Enterprises, Inc., the Kentucky corporation, merged with and into Ludwig Enterprises, Inc., the Nevada corporation, with the Company, Ludwig Enterprises, Inc., the Nevada corporation, being the surviving entity.

During the history of the Company, it has, variously, been involved in the radio paging industry and the broadcasting industry as it relates to “specialized programming” utilizing surplus spectra present on existing FCC-licensed spectrum. In April 2019, the Company acquired Direct Mortgage Investors, Inc. (“DMI”), a residential mortgage broker. However, due to ongoing disputes between the former owner of DMI and his then-wife, this acquisition was rescinded in September 2021, and the parties returned to status quo ante.

Shortly after the DMI rescission transaction, our management became aware of the potential an mRNA-based business model could provide our Company and investigated the opportunity for our Company. It was in late 2021 that our mRNA-based business plan gained clarity, after our then-management had learned of its specific potential. At that time, our then-management determined to take initial steps towards achieving our current objectives. Beginning in early 2022, the Company has actively pursued our business plan, putting into action our strategies, including the conceiving and development of our first products.

Our principal executive offices are located at 8950 SW 74th Ct, Ste 2201-A149, Miami, FL 33156. Our phone number is (786) 363-0166. Our corporate website is located at www.revealia.com. Information on our website is not part of this prospectus.

MANAGEMENT

Executive Officers and Directors:

Below is a list of our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Jose Antonio Reyes	60	Interim Chief Executive Officer
Scott Silverman	56	Chief Financial Officer and Director
Marvin S. Hausman, M.D.	83	Chief Science Officer
Garth Lees-Rolfe	41	Director
Corain McGinn	56	Director

(1)	The named individual will become a director of the Company upon effectiveness of the Offering

Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There are no family relationships between or among our directors and executive officers.

Certain information regarding the backgrounds of our officers and director is set forth below.

Jose Antonio Reyes has served as our Chief Executive Officer since August 2024. Prior to becoming our CEO, Mr. Reyes served as our COO from February 2023 until taking over as our CEO. From 2017 through 2023, Mr. Reyes served as Director of Executive Relations & Business Development for BlockScience, Inc., where his duties included overseeing the development of internal communications, hiring, monitoring and quality control systems. Mr. Reyes has over 30 years of leadership experience across national and international markets. Previously, Mr. Reyes co-founded and led IGM Global Inc., an executive education media company that provides insights into disruptive technologies and their industry impacts. He also founded Excelorators, Inc., offering corporate leadership development programs at prestigious institutions such as Harvard, MIT, Stanford, and West Point. Additionally, he was the Chief Strategy Officer for Trademark Tours, which specializes in private hospitality and customized education services at Harvard University. Reyes holds an MA in Communication and Media Studies and an MA in Biblical Studies from Regent University, along with a BA in Public Policy-Telecommunications from Duke University.

Scott J. Silverman has served as our Chief Financial Officer and a director since November 2023. Mr. Silverman has over 30 years of business success on national and international levels, with a highly diverse knowledge of financial, legal and operations management; public company management, accounting and SEC regulations. Mr. Silverman is one of the founders, and since 2007, has served and currently serves as President and CEO of Thornhill Advisory Group, Inc., a multi-national corporate financial management and advisory firm serving clients around the world, and since 2021, has served and currently serves as the CEO of Thornhill Holdings, Ltd, a private equity firm that focuses its investments in the hospitality, technology, construction, real estate and healthcare sectors. Additionally, he currently serves as the CFO of Vitae Group, Inc., a global insurance brokerage, since December 2022, AP Capital, a private equity and advisory firm, since 2017 and CompEquip Solutions, a durable medical equipment company, since 2018. Mr. Silverman is also a director nominee of Muliang Viagoo Technology, Inc. (OTC:MULG). From November 2023 to September 2024, he served as the CFO of Vocodia Holdings, Inc (OTC:VHAI), a publicly traded artificial intelligence software company, and from August 2021 through April 2022 as the CFO of Sidus Space, Inc., (NASDAQ:SIDU), a publicly traded Space-as-a-Service company, both of which in his capacities, he oversaw their IPOs. From October 2018 through February 2024, Mr. Silverman also served as the CFO of Healthsnap, Inc. a healthcare Software as a Service (SaaS) platform on the cutting edge of remote patient monitoring and chronic care management and from November 2018 through February 2023 as the CFO of Riverside Miami, LLC, a mixed-use restaurant and entertainment project in Miami, Florida. He has a bachelor’s degree in finance from George Washington University and a master’s degree in accounting from NOVA Southeastern University. We believe that Mr. Silverman is qualified to serve on our board by reasons of the above-mentioned professional experiences and qualifications, specifically as it relates to financial management, accounting controls and financial strategy.

Marvin S. Hausman, M.D.  has served as our Chief Science Officer since September 5, 2023 and served as our Chief Executive Officer from September 2023 through August 2024, and a key consultant to our company from July 2022 until September 2023 and as a director from November 2023 until June 2025. In the five years prior to joining Ludwig, Dr. Hausman served as a consultant with various life science companies including Nova Mentis Life Science, Summit Joint Performance and Designer Genomics. Dr. Hausman is an Immunologist and Board-Certified Urological Surgeon with more than 40 years of drug research and development experience with various pharmaceutical companies, including Bristol Myers International, Mead Johnson Pharmaceutical Co., E.R. Squibb, Medco Research, and Axonyx. An accomplished executive with domestic and international experience, Dr. Hausman successfully executed acquisitions of breakthrough medical technology, in conjunction with formation, funding and launch of several corporations. He is a co-founder of Medco Research Inc., a NYSE biopharmaceutical company acquired by King Pharmaceutical Inc, currently a division of Pfizer. He is a founder of Axonyx Inc., acquired by Torrey Pines Therapeutics, Inc. He is a founder of Entia Biosciences, Inc., which designs and develops natural organic antioxidant food-based products to be used as nutritional supplements in humans and animals. He is founder and President of Northwest Medical Research Partners, Inc., a company specializing in the identification and acquisition of breakthrough pharmaceutical and nutraceutical products. Dr. Hausman is a Member of the Board of Governors of New York University School of Medicine Alumni Association. Dr. Hausman received his medical degree from New York University School of Medicine in 1967.

Garth Lees-Rolfe was appointed to our Board of Directors on June 23, 2025, as an independent director. Mr. Lees-Rolfe has over 19 years of experience in finance, accounting and strategic financial planning. Mr. Lees-Rolfe is the current CFO of ABLi Therapeutics, Inc., a private clinical-stage biotech company and has been since April 2025. Previously Garth was the CFO of Inhibikase Therapeutics, Inc., (NASDAQ: IKT) a publicly traded global clinical-stage biotech company from April 2024 to April 2025 and the VP of Finance from November 2022 to April 2024. Mr. Lees-Rolfe previously served as the Vice-President, Finance for F-Star, Inc., (NASDAQ: FSTX) a publicly traded global clinical-stage biotech company from December 2021 to November 2022. Prior to that, Mr. Lees-Rolfe worked for 16 years in public practice, most of which was with Ernst & Young, most recently as Senior Manager from 2016 to 2021. Mr. Lees-Rolfe earned a Bachelor of Business from the Queensland University of Technology and a Graduate Certificate in Applied Finance from Kaplan Professional. He is a licensed Certified Public Accountant in the state of Massachusetts and a licensed Chartered Accountant of Australia and New Zealand. We believe Mr. Lees-Rolfe is qualified to serve on our board by reasons of the above-mentioned professional experiences and qualifications, specifically as it relates to financial management and business strategy.

Corain McGinn was appointed to our Board of Directors on September 5, 2025, as an independent director Mr. McGinn is an experienced and effective executive with many years working around the globe with both Fortune 100 and emerging companies in technology, pharmaceutical and biotechnology. His focus is on bringing comprehensive and creative solutions that drive impact and revenue. He has worked at the executive level of, for example, Advanced Micro Devices Inc., Microsoft Corp, Merck & Co. (including Merck Research Labs, Merck Latin America, Merck Australia), Novartis AG, Schering-Plough Corporation, Hitachi Ltd. (including Hitachi Data Systems, Hitachi Industrial, and Hitachi Medical), in addition to hundreds of less well known but market leading and innovative companies His work has ranged from providing high-level strategic vision and priorities to drive and create markets; to developing multi-year strategic plans for the use of information technology to improve the pharma research and development process from compound discovery through final clinical trials and FDA approval; and, to designing competitive pricing structures for entry of new pharmaceuticals and technology into crowded markets to gain market share advantages. He currently assists companies who are growing, restructuring, and transforming for the new market paradigms. Mr. McGinn is a licensed attorney in New York and Massachusetts, and also holds a Masters of Business Administration (MBA) in Strategy and Marketing from The McDonagh School of Business at Georgetown University in Washington, DC. He also holds a Joint Honors Bachelor of Laws in Law and Accounting from The Queens University of Belfast, in Northern Ireland. We believe Mr. McGinn is qualified to serve on our board by reasons of the above-mentioned professional experiences and qualifications, specifically as it relates to pharmaceuticals and biotechnology.

Key Consultant

Kyle Ambert, PhD. Dr. Ambert is currently Director of Data Science at Nike, Inc. and has extensive experience in data analytics, machine learning, artificial intelligence and applied analytics. His previous experience includes postings with the National Library of Medicine and Intel Corp. Dr. Ambert holds a PhD in Biomedical Informatics from Oregon Health & Science University.

Additionally, Dr. Ambert has interests in the following: applied analytics, multivariate statistics, machine learning and deep learning, text mining and natural language processing, biomedical informatics, distributed computing, information visualization, and behavioral economics. These interests give him skills in technical communication, data analysis, data visualization, analytics, programing, deep learning frameworks, and health and life sciences, all of which we believe are of great value to the Company.

Under our consulting agreement dated July 1, 2022, with Dr. Ambert, we pay Dr. Ambert $2,500 per month. In addition, we issued Dr. Ambert 250,000 shares of our Common Stock upon his entering into the agreement. Dr. Ambert provides us with Biomedical Informatics Services, which includes developing data mining tools to quantitate, analyze and perform cluster analysis of DNA and RNA panels. The agreement is for a term of one year, which renews for additional one-year periods, unless either party elects not to renew the agreement. Kyle was issued a bonus in shares on the filing of our most recent patent showing bladder, breast and colon cancer data.

Conflicts of Interest

Our executive officers, our directors, and our key consultant are engaged in other businesses, either individually or through partnerships and corporations in which they may have an interest, hold an office or serve on a board of directors. As a result, certain conflicts of interest may arise. We will attempt to resolve such conflicts of interest in favor of our Company. In general, our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that these officers and directors exercise good faith and integrity in handling our Company’s affairs. A shareholder may be able to institute legal action on behalf of our Company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to us.

Involvement in Certain Legal Proceedings

None of our executive officers and directors has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Business Conduct and Ethics

Our Board of Directors will adopt a code of ethics with respect to our directors, officers and employees. Our Board of Directors intends to adopt a Code of Business Conduct and Ethics upon effectiveness of the Offering. The full text of our Code of Business Conduct and Ethics will be available on our website at https://www.revealia.com.

Board Composition

Our Board currently consists of two members. Prior to the Offering, our Board will consist of five members including our two current directors and three independent directors. Each of our directors will serve one-year terms, to be elected at each annual meeting.

Code of Business Conduct and Ethics

On January 2, 2025, the board of directors adopted a Business Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Business Code of Ethics is filed as an exhibit to this prospectus and a copy is on our website.

Independence of Board of Directors

Our board of directors has determined that Garth Lees-Rolfe, Corain McGinn, and [●] are independent, within the meaning of definitions established by [●].

Board Committees

Prior to this Offering, our Board has not had any committees. In connection with this Offering, our Board will form three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees will operate pursuant to its charter. The responsibilities of each committee are described in more detail below.

Audit Committee

The Audit Committee’s purpose and powers are, to the extent permitted by law, to (a) retain, oversee and terminate, as necessary, the auditors of our Company, (b) oversee our Company’s accounting and financial reporting processes and the audit and preparation of our Company’s financial statements, (c) oversee our Company’s cybersecurity practices and policies, (d) exercise such other powers and authority as are set forth in the charter of the Audit Committee of the Board, and (e) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board. The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The Audit Committee will consist of [●], [●] and [●]. [●] will serve as chairman of the Audit Committee. The Board has affirmatively determined that each member who serves on the Audit Committee meets the additional independence criteria applicable to Audit Committee members under SEC rules and the [●] listing rules. Our Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website located at [●] concurrently with the consummation of this Offering. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of Common Stock) contained on, or that can be accessed through, our website as part of this prospectus. The Board has affirmatively determined that [●] shall serve as chair and each member of the Audit Committee is financially literate, which also includes [●] and [●]. All three members meet the qualifications of an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. We believe that the functioning of the Audit Committee complies with the applicable requirements of the rules and regulations of the [●] listing rules and the SEC.

Compensation Committee

The Compensation Committee’s purpose and powers are, to the extent permitted by law, to (a) review and approve the compensation of the Chief Executive Officer of our Company and such other employees of our Company as are assigned thereto by the Board and to make recommendations to the Board with respect to standards for setting compensation levels, (b) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board, and (c) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Our Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website at [●] concurrently with the consummation of this Offering.

The Compensation Committee will consist of [●], [●] and [●]. [●] will serve as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to Compensation Committee members under SEC rules and the [●] listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with, any applicable requirements of the rules and regulations of the [●] listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s purpose and powers are, to the extent permitted by law, to: (a) identify potential qualified nominees for director and recommend to the Board for nomination candidates for the Board, (b) develop our Company’s corporate governance guidelines and additional corporate governance policies, (c) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The Nominating and Corporate Governance Committee will consist of [●], [●], and [●], [●] will serve as chairman of the Nominating and Corporate Governance Committee. Our Board has adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee consistent with the purposes and powers set forth above, which is available on our principal corporate website located at [●] concurrently with the consummation of this Offering. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of the [●] listing rules.

Compensation Committee Interlocks and Insider Participation

None of our Company’s executive officers serves, or in the past has served, as a member of the Board or its compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or its Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of our Company.

Shareholder Communications with Our Board of Directors

The Company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, [●], at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. [●]. collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

EXECUTIVE COMPENSATION

Named Executive Officers

Our Named Executive Officers for the fiscal year ended December 31, 2024, are Jose Antonio Reyes, Scott J. Silverman, Marvin S. Hausman, M.D. On April 21, 2025, Mr. Reyes resigned his position as Chief Executive Officer and Charles Todd, Jr. was appointed as the new Chief Executive Officer of the Company, who resigned from his position, effective as of August 23, 2025. Mr. Reyes was appointed Interim Chief Executive Officer on September 22, 2025.

Compensation of our Executive Officers for 2024 and 2023

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our named executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com- pensation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Jose Antonio Reyes(1)	2024	78,750		-	-	-	-	-	-	78,750
President, Interim Chief Executive Officer	2023	-		-	-	-	-	-	-	-

Scott J. Silverman(2)	2024	105,000		-	-	-	-	-	-	105,000	(3)
Chief Financial Officer, Secretary and Treasurer	2023	13,125	(4)	-	-	-	-	-	-	13,125	(4)

Marvin S. Hausman, M.D.(1)	2024	105,000		-	-	-	-	-	-	105,0000
Chief Science Officer, Former President, and Director, and Former CEO	2023	60,000	(5)	-	-	-	-	-	-	60,000	(5)

(1)	Mr. Reyes served as our Chief Executive Officer until April 21, 2025 and as our Interim Chief Executive Officer from September 22 2025.

(2)	Mr. Silverman did not become our Chief Financial Officer until November 28, 2023.

(3)	$41,250 of this amount was accrued.

(4)	$7,625 of this amount was accrued.

(5)	$25,000 of this amount was accrued.

Employment Agreements

Jose Antonio Reyes On April 1, 2024, Jose Antonio Reyes signed an Offer Letter for his employment as our Chief Operating Officer. In September 2024, Mr. Reyes was named as our Chief Executive Officer. Pursuant to the terms of his employment, which remained the same upon his appointment as Chief Executive Officer, the Company is obliged to make monthly payments to Mr. Reyes of $8,750, as follows:

Beginning from the execution date of the Offer Letter and continuing until the Company raises $750,000 in equity or debt financing (the “Accrual Period”), the Company is obligated to make the monthly payments described in the following table:

Funds Raised	Paid Monthly	Accrued Monthly
$0 - $250,000	$3,750	$5,000
$250,000 - $750,000	$5,000	$3,750

Upon the Company’s raising of $750,000, it shall pay the accrued amount in cash. Thereafter, the Company shall pay the entire monthly payment without accrual.

Scott J. Silverman. On November 15, 2023, we entered into a Financial Advisory Services Agreement (the “CFO Agreement”) with Thornhill Advisory Group, Inc. (f/k/a EverAsia Financial Group, Inc.), a financial consulting firm owned by Scott J. Silverman, who, in conjunction with the execution the CFO Agreement, was appointed as our Chief Financial Officer. Pursuant to the terms of the CFO Agreement, Mr. Silverman shall serve as our Chief Financial Officer for an initial term of one (1) year, with automatic three-month extension terms thereafter, unless either party provides notice of its intent not to renew. In addition, the CFO Agreement may be terminated at any time by either party, upon 60-days’ notice.

Under the CFO Agreement, the Company is obligated to make monthly payments of $8,750, as follows:

Beginning from the execution date of the CFO Agreement and continuing until the Company raises $750,000 in equity or debt financing (the “Accrual Period”), the Company is obligated to make the monthly payments described in the following table:

Funds Raised	Paid Monthly	Accrued Monthly
$0 - $250,000	$3,750	$5,000
$250,000 - $750,000	$5,000	$3,750

Upon the Company’s raising of $750,000, it shall pay the accrued amount in cash. Thereafter, the Company shall pay the entire monthly payment without accrual.

Marvin S. Hausman, M.D. On April 1, 2024, Marvin S. Hausman., M.D. signed an Offer Letter for his employment as our Chief Science Officer. Pursuant to the terms of his employment, the Company is obliged to make monthly payments to Dr. Hausman of $8,750, as follows:

Beginning from the execution date of the Offer Letter and continuing until the Company raises $750,000 in equity or debt financing (the “Accrual Period”), the Company is obligated to make the monthly payments described in the following table:

Funds Raised	Paid Monthly	Accrued Monthly
$0 - $250,000	$3,750	$5,000
$250,000 - $750,000	$5,000	$3,750

Upon the Company’s raising of $750,000, it shall pay the accrued amount in cash. Thereafter, the Company shall pay the entire monthly payment without accrual.

From September 5, 2023 until April 1, 2024, Marvin S. Hausman, M.D., served as our Chief Executive Officer. Under his employment agreement, we paid Dr. Hausman $5,000 per month. In addition, we were to pay Dr. Hausman an amount equal to 10% of gross sales revenues attributable to Dr. Hausman’s efforts, in perpetuity.

From July 1, 2022, to September 5, 2023, Dr. Hausman provided services on behalf of our Company, pursuant to a consulting agreement. Under his consulting agreement, we paid Dr. Hausman $5,000 per month. In addition, we were responsible for paying Dr. Hausman an amount equal to 10% of gross sales revenues attributable to Dr. Hausman’s efforts, in perpetuity. We made no payments to Dr. Hausman based on sales, during the term of his consulting agreement.

Outstanding Equity Awards

The following table sets forth information regarding equity awards held by our Named Executive Officers as  of December 31, 2024:

Name	Grant Date	Number of Shares Underlying Unexercised Options # Exercisable	Number of Shares Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
Scott J. Silverman, Chief Financial Officer		-	-	-	-	-
Marvin S. Hausman, M.D., Chief Science Officer		-	-	-	-	-

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Equity Compensation Plan Information

Our Board has adopted the 2024 Stock Incentive Plan (the “Plan”).

The following table sets forth information about our equity compensation plans as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column (a) (c)
Equity compensation plan approved by security holders		$		30,000,000
Equity compensation plan not approved by security holders	-		-	-
Total		$		30,000,000

Summary of the Plan

Authorized Shares

There are currently 30,000,000 shares of our Common Stock available for issuance pursuant to the Plan. Shares of Common Stock issued under our Plan may be authorized but unissued or reacquired shares of our Common Stock. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, Shares subject to such Award shall be again available for the grant of an Award under the Plan. Additionally, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan, as may be determined to be appropriate and equitable by the Board of Directors, in its sole discretion, to prevent dilution or enlargement of rights.

Administration

Our Board has the authority to administer our Plan and may issue either unrestricted or restricted stock grants. Subject to the terms of our Plan, the Board has the authority to determine the terms of awards, including recipients, the number of shares of Common Stock subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the terms and conditions of the award agreements for use under the Plan. The Committee has the power to modify outstanding awards under the Plan, subject to the terms of the Plan and applicable law.

Restricted Stock

The terms and conditions of any restricted stock awards granted to a participant will be set forth in an award agreement and, subject to the provisions in the Plan, will be determined by the Committee. Under a restricted stock award, we issue shares of our Common Stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. The Committee will determine the vesting schedule and performance objectives, if any, applicable to each restricted stock award. Unless the Committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our Plan.

Merger, Consolidation or Asset Sale

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards or options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such awards or options with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the relevant agreements, terminate immediately as of the effective date of any such merger, consolidation or sale.

Change in Capitalization

If the Company shall effect a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving consideration therefore in money, services or property, then awards amounts, type, limitations, and other relevant consideration shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Plan Termination

No Awards may be issued under the Plan after December 31, 2029.

Director Compensation

We have made no payments to our directors in consideration of their services to date, and there is currently no agreement or arrangement to pay any of our directors for their service as directors in the future.

Compensation Recovery and Clawback Policy

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer, Chief Financial Officer, and Chief Science Officer (if any). The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

Additionally, on December 31, 2024, the Board of Directors of the Company adopted a Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation (the “Clawback Policy”), to comply with the final clawback rules adopted by the U.S. Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”). The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive compensation from current and former officers of the Company as defined in Rule 10D-1 (“Covered Officers”) in the event the Company is required to prepare an accounting restatement as specified in the Clawback Policy. Under the Clawback Policy, the Board may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement. The Clawback Policy is effective as of December 31, 2024.

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have a policy on the timing of awards of options in relation to the disclosure by us of material nonpublic information. During the fiscal year ended December 31, 2024, no Named Executive Officer was awarded stock options, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock by (i) each 5% shareholder, (ii) each director, (iii) each named executive officer and (iv) all directors and current executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Ludwig Enterprises, Inc., 8950 SW 74th Ct, Ste 2201-A149, Miami, FL 33156. As of September 17, 2025, there were 162,569,807 shares of our Common Stock issued and outstanding.

The number of shares of Common Stock beneficially owned by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our Common Stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after the date hereof. Each holder’s percentage ownership after this Offering is based on shares of Common Stock to be outstanding immediately after the consummation of this Offering. The percentages assume no exercise by the underwriters of their option to purchase additional shares.

	Share Ownership Before This Offering			Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned		% Beneficially Owned(1)	Number of Shares Beneficially Owned		% Beneficially Owned(2)		Effective Voting Power After this Offering(2)
Common Stock
Named Executive Officers and Directors
Jose Antonio Reyes	-			-				-
Scott J. Silverman	-			-				-
Marvin S. Hausman, M.D.	243,830,000	(3)	%	243,830,000	(3)		%	243,830,300	(3)	%
Garth Lees-Rolfe	-		-	-				-
Corain McGinn	-		-	-				-
Current officers and directors, as a group (5 persons)		(3)(4)	%		(3)(4)		%		(3)(4)	%
5% Owners
Thomas Terwilliger(4)	303,082,053	(4)			%		%	303,082,053	(4)	%
Barranquilla Investments, LLC(5)	200,000,000	(6)	%	200,000,000	(6)		%	200,000,000	(6)	%

Vasaio Capital, Inc.(7)	200,000,000	(8)	%	200,000,000	(8)		%	200,000,000	(8)	%
Convertible Preferred Stock(11)
Barranquilla Investments, LLC(5)	2,000,000		28.57%	2,000,000			%	100,000,000		%
Thomas Terwilliger.(4)	3,000,000		42.86%	3,000,000			%	150,000,000		%
Vasaio Capital, Inc.(7)	2,000,000		28.57%	2,000,000			%	100,000,000		%

*	Less than 1%

(1)	Based on shares outstanding prior to and after this Offering (a) gives effect to the conversion of all outstanding shares of Convertible Preferred Stock into a total of 210,000,000 shares of Common Stock and the partial conversion of the Convertible Notes into up to shares of Common Stock, and (b) does not give effect to the above-mentioned reverse stock split.

(2)	Based on shares outstanding prior to and after this Offering (a) gives effect to the conversion of all outstanding shares of Convertible Preferred Stock into a total of 210,000,000 shares of Common Stock and the partial conversion of the Convertible Notes into up to shares of Common Stock, (b) does not give effect to the above-mentioned reverse stock split, and (c) which includes the shares sold in this Offering.

(3)	200,000,000 of these shares are unissued, but underlie currently convertible shares of our Convertible Preferred Stock.

(4)	25,830,338 of these shares are owned by SH Fund LLC, an entity owned by Mr. Terwilliger, our former Chief Operating Officer; 947,901of these shares are owned by Tadas Trust, James Williams, Trustee, the beneficiary of which is Mr. Terwilliger; and 102,710 of these shares are owned by Barr Irrevocable Trust, the trustee of which trust is Mr. Terwilliger; 3,250,000 of these shares underlie convertible notes that will automatically convert upon the effectiveness of this prospectus.

(5)	The manager of Barranquilla Investments, LLC is Marvin S. Hausman, M.D., our Chief Science Officer. Dr. Hausman has the sole voting and dispositive control over the shares held by Barranquilla Investments, LLC. The address of this shareholder is 1309 Coffeen Avenue, Suite 1200, Sheridan, Wyoming 82801.

(6)	These shares are unissued, but underlie currently convertible shares of our Convertible Preferred Stock owned by Barranquilla Investments, LLC.

(7)	Corain McGinn is the Chief Executive Officer of Vasaio Capital, Inc. Mr. McGinn has the sole voting and dispositive control over the shares held by Vasaio Capital, Inc. The address of this shareholder is 288 Grove Street, Suite 361, Braintree, Massachusetts 02184.

(8)	These shares are unissued, but underlie currently convertible shares of our Convertible Preferred Stock owned by Vasaio Capital, Inc.

(9)	Each share of Convertible Preferred Stock (a) is convertible into 30 shares of our Common Stock at any time and (b) has the following voting rights: each share of Convertible Preferred Stock shall vote on all matters as a class with the holders of Common Stock and each share of Convertible Preferred Stock shall be entitled to the number of votes equal to the “conversion rate,” or 100 votes per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our Common Stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2022, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Simple Promissory Note

On March 10, 2025, we issued a simple promissory note to our former Chief Executive Officer Charles Todd, Jr. in the principal amount of $36,912. This promissory note bears an interest rate of eight (8%) per annum, and is not convertible. The principal and accrued interest of the note is due on September 30, 2025, in the event that the we fail to repay this promissory note on September 30, 2025, the note will become immediately due and payable and Mr. Reyes will have the right to renegotiate the terms of this promissory note.

On December 17, 2024, we issued a simple promissory note to our former Chief Executive Officer Jose Antonio Reyes in the principal amount of $5,000. This promissory note bears an interest rate of eight (8%) per annum, and is not convertible. The principal and accrued interest of the note is due on March 31, 2025, in the event that the we fail to repay this promissory note on March 31, 2025, the note will become immediately due and payable and Mr. Reyes will have the right to renegotiate the terms of this promissory note. In May, 2025, the Company redeemed the promissory note in the principal amount of $5,000 and accrued interest of $165.

Common Stock Repurchase Agreement

Effective August 10, 2023, we entered into a Common Stock Repurchase Agreement (the “Repurchase Agreement”) with Worthington Financial Services, Inc. (“Worthington”), pursuant to which we repurchased 171,162,746 shares of our Common Stock (the “Worthington Shares”). In payment of such shares, we issued a promissory note (the “Worthington Note”) in the principal amount of $122,873 that bears interest at 8% per annum. The Worthington Note is due on the earlier to occur of (1) our receipt of the first $500,000 in proceeds in this Offering (of which there is no assurance) and (2) August 31, 2024. Under the Worthington Note, an event of default occurs if (1) we fail on the maturity date to pay timely the principal and accrued interest or (2) fail to timely file with OTC Markets or any regulatory agency, including the SEC, a required filing or (3) fail to timely pay, in full, any creditor or note holder of our Company. Upon any such event of default, the then-unpaid principal amount shall bear interest at 18% per annum. In addition to customary rights of a creditor, upon an event of default under the Worthington Note, Worthington shall have the right, in its sole discretion, to rescind the Repurchase Agreement and to have the Worthington Shares reissued to it. The Note has been extended until April 1, 2025.

Intellectual Property Conveyance

On September 16, 2024, we entered into the IP Agreement, with our Chief Science Officer, Marvin S. Hausman, M.D., and Nova. The basis for the IP Agreement is that certain mRNA Neuro Panel and Serotonin Assay, lodged by Nova on or about April 26, 2024, as U.S. Patent Application 18/705375, International Publication Number WO 2023/077245, captioned as “Diagnosing, Monitoring and Treating Neurological Disease with Psychoactive Tryptamine Derivatives and mRNA Measurements” (the “Patent”), the invention of which was done by Hausman in collaboration with Nova Mentis Life Science Corp.

The stated purpose of the IP Agreement was to resolve all obligations owed to Hausman by Nova, including but not limited to $245,712.00 in unpaid consulting consideration (the “Consulting Consideration”), by and through conveyance of all right, title and interest Nova may have held in the Patent and associated intellectual property associated therewith to the Company (the “Conveyance”) for further commercialization (the “Commercialization”).

In addition to the Patent, the Conveyance related to the following: (1) those serotonin assay(s) being developed by Dr. Kiminobu Sugaya at the University of Central Florida, including, but not limited to, preclinical and clinical data deriving therefrom or associated therewith; (2) exosome development protocol currently active at the laboratory of Dr. Kiminobu Sugaya at the University of Central Florida, including blood samples sent from the laboratory of Dr. Viviana Trezza and analysis data thereof obtained by Fabrizio Ascone; (3) work product and output of the Autism Spectrum Disorder (ASD) and Fragile X Syndrome (FSX) Patient Observational Study commissioned by Nova and conducted by Dr. Sugaya; and (4) work product and output of the Ambert/Molinaro Evaluation of 30 to 40 ASD patient mRNA cheek swab samples sent to genetic lab of Irina Borodowsky and analyzed by Dr. Kyle Ambert PhD as to genetic biomarkers and indices in the ASD questionnaire developed by John Molinaro.

In consideration for the Conveyance, the Company, Hausman and Nova agreed to the following reciprocal terms:

(a)	As to Hausman: Hausman shall accept the Conveyance, directed by Hausman to the Company for future potential Commercialization, as a full and non-recourse waiver, release and satisfaction of any obligations now owed or owing to him by Nova, including, but not limited to, payment of the Consulting Consideration. Other than as to a breach of the IP Agreement, Hausman expressly waived and released Nova from any and all claims, known or unknown, he might assert against it, which waiver and release is willful, knowing, intelligent, and voluntary.

(b)	As to the Company: As consideration for its receipt of the Patent from Nova, as directed thereto by Hausman, the Company agreed to:

a.	for a term of 10 years (the “Royalty Term”), allocate a royalty (the “Nova Royalty”) comprised of 5% of all revenue derived from the Commercialization, to be paid in equal amounts of 2.5% each to Nova and Hausman, until such time as Hausman shall have received an amount equal to the Consulting Consideration, whereupon Nova shall, thereafter, receive the full 5% for the balance of the Royalty Term; and

b.	issue to Nova 750,000 shares of Company common stock (the “Consideration Shares”), which Consideration Shares shall immediately vest upon the execution of the IP Agreement, though subject to the following “lock-up” restrictions, to wit:

i.	the Consideration Shares shall be subject to a one-year “lock-up,” during which the Consideration Shares may not be sold;

ii.	at the expiration of such one-year “lock-up,” Nova may sell up to 50,000 Consideration Shares during the next six-month period; and

iii.	at the expiration of such six-month period, Nova may sell up to 100,000 Consideration Shares per quarter.

c.	As to Nova: In consideration for the mutual promises and benefits in favor of Nova under the IP Agreement, Nova shall effect the Conveyance and shall be entitled to no further payment or consideration, other than as expressly set forth herein. Other than as to a breach of the IP Agreement, Nova expressly waived and released Hausman from any and all claims, known or unknown, it might assert against him, which waiver and release is willful, knowing, intelligent, and voluntary.

Consulting Agreement

Homeopathic Partners, Inc. Effective July 1, 2022, we entered into a consulting agreement with Homeopathic Partners, Inc. for the provision of general business consulting services. Upon the signing of this agreement, we issued Homeopathic Partners 2,000,000 shares of Preferred Stock. We previously paid Homeopathic Partners $10,000 per month.  In addition, we were responsible to pay Homeopathic Partners an amount equal to 10% of gross sales revenues attributable to Homeopathic Partners’ efforts, in perpetuity. The agreement was for a term of one year, which renewed for additional one-year periods, unless either party elects not to renew the agreement; provided, however, that Homeopathic Partners’ consulting agreement can be terminated at any time by either party, upon 15-days’ notice. Effective September 5, 2023, in conjunction with our adding two executive officers, we terminated the consulting agreement with Homeopathic Partners, pursuant to its terms of termination.

Marvin S. Hausman, M.D. Effective July 1, 2022, we entered into a consulting agreement with Dr. Marvin Hausman, M.D., in which he would serve as the Chief Science Consultant for the company. The agreement has an initial term of three years, with automatic renewal for additional three-year terms unless terminated with 30 days' notice by either party. Dr. Hausman will receive $5,000 per month and a 10% commission on net proceeds from any business he generates for the company, payable perpetually. The agreement allows for termination with 15 days’ notice by either party. The agreement also includes provisions for confidentiality, intellectual property, and non-solicitation. On September 5, 2023, we terminated the consulting agreement with Dr. Hausman, pursuant to its terms of termination.

Commercial Registered Agent

Since 2006, our former Chief Operating Officer, Thomas Terwilliger, has owned Corporate World, Inc., a Commercial Registered Agent in the State of Nevada that provides an array of corporate services in Nevada, including registered agent services to Nevada corporations. Mr. Terwilliger is not involved in the day-to-day operations of Corporate World, Inc. Corporate World, Inc. has served as our Company’s registered agent in the State of Nevada since February 2006. We pay Corporate World, Inc. $350 annually for its registered agent services, which include mail-forwarding and similar administrative services.

Policy for approval of related-person transactions

Prior to this Offering, we have not had a formal policy regarding approval of transactions with related persons. In connection with this Offering, our Board of Directors has adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or each person whom we know to beneficially own more than 5% of our outstanding shares of Common Stock (a “5% shareholder”) (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our outside general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related-person transaction;

●	the approximate dollar amount involved in the related-person transaction;

●	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the related-person transaction; and

●	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee of our board of directors in the manner specified in its charter.

DESCRIPTION OF SECURITIES

General

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this Offering. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Securities,” you should refer to our Articles of Incorporation and Amended and Restated Bylaws, to be effective immediately prior to the closing of this Offering, and the registration rights agreements, each of which will be included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

Immediately prior to the closing of this Offering, and without giving effect to the above-mentioned reverse stock split our authorized capital stock consists of (a) 1,250,000,000 shares of Common Stock, $0.001 par value per share; and (b) 7,000,000 shares of preferred stock, $0.001 par value per share, all of which have been designated Convertible Preferred Stock.

As of the date of this prospectus, and without giving effect to the above-mentioned (a) reverse stock split. (b) conversion of our Convertible Preferred stock there were shares of our Common Stock issued and outstanding held by approximately holders of record; and 7,000,000 shares of Convertible Preferred Stock were issued and outstanding held by three (3) holders of record.

Common Stock

General. The holders of our Common Stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this prospectus, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

On June 16, 2025, our Board authorized, a proposal authorizing our Board to effect a reverse split of our outstanding Common Stock at a specific ratio within a range from one-for-50 to one-for-250, and also granted authorization to our Board to determine, in its sole discretion, the specific ratio within that range and timing of such reverse stock split, and the filing of an amendment to our Articles of Incorporation with the Nevada Secretary of State to effect such reverse stock split. We expect the reverse stock split to take effect prior to the consummation of this Offering. The purpose of the reverse stock split is to allow us to meet the stock price threshold of the listing requirements of the . The Company has not yet decided on the specific ratio of the reverse stock split and as such, there has not been any adjustments tor options and per share information The reverse stock split remains subject to approval of the holders of a majority of our outstanding voting securities and by the Financial Industry Regulatory Authority (“FINRA”). There is no guarantee that the Company will receive the requisite stockholder approval or be successful in achieving FINRA’s approval or that will approve our listing application. See “Description of Securities” and “Risks Related to This Offering and The Reverse Stock Split” for additional information regarding the reverse stock split and other matters related to our Common Stock. We expect the reverse stock split to take effect prior to the consummation of this Offering.

Preferred Stock

After giving effect to the conversion upon effectiveness of this Offering of 7,000,000 outstanding shares of Convertible Preferred Stock into 700,000,000 shares of Common Stock (without giving effect to the reverse stock split), we will have 0authorized but unissued shares of preferred stock and no shares of preferred stock outstanding.

The following is a summary of the terms of the Convertible Preferred Stock giving effect to the changes described in the Definitive 14C Information Statement filed with the SEC on July 15, 2025:

Dividends. At all times following the issuance of the Convertible Preferred Stock, while shares of Convertible Preferred Stock are issued and outstanding, holders of Convertible Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Convertible Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) are paid on shares of the Common Stock.

Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Convertible Preferred Stock is voting stock. Holders of the Convertible Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Convertible Preferred Stock will be entitled to one hundred (100) vote for each share of Convertible Preferred Stock.

Liquidation. Upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Convertible Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Convertible Preferred Stock as if they had been converted to Common Stock pursuant to the terms stated in our Amended and Restated Articles of Incorporation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Amended and Restated Articles of Incorporation or otherwise.

Conversion. Subject to the limitations set forth in the Amended Certificate of Designation, at the option of the holder, each share of Convertible Preferred Stock shall be convertible into thirty (30) shares of Common Stock. Additionally, the Convertible Preferred Stock will automatically convert into Common Stock upon the completion of either a Public Offering or a Qualified Sale. A Public Offering refers to an underwritten public sale of the Corporation’s equity on a national exchange via a registered SEC filing. A Qualified Sale involves a merger, consolidation, or substantial asset sale where Convertible Preferred Stockholders receive pro rata proceeds based on their fully converted shares. A “Public Offering” is defined as an underwritten public offering of the Corporation’s equity securities pursuant to an effective registration statement filed with the United States Securities and Exchange Commission that contemplates a listing onto a national exchange. A “Qualified Sale” is defined as a sale (whether in the form of a merger, consolidation or sale of substantially all assets) of the Corporation in which the holders of shares of Convertible Preferred Stock would receive a pro rata distribution of proceeds on a fully converted basis for each share of Convertible Preferred Stock. The automatic conversion of any shares of Convertible Preferred Stock shall be conditioned upon the completion of the Public Offering or Qualified Sale, in which case such conversion shall not be effective until the consummation of the Public Offering or Qualified Sale.

Our Board may, without further action by our shareholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our Common Stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our Common Stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our Board, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our Common Stock and the market value of our Common Stock.

Convertible Promissory Notes

See “Management’s Discussion and Analysis of Financial Condition and Result of Operations - Convertible Promissory Notes” for a complete description of our outstanding Convertible Promissory Notes.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited public market for our Common Stock and a liquid trading market for our Common Stock may not develop or be sustained after this Offering. Future sales of our Common Stock in the public market after this Offering, or the perception that those sales may occur, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Sale of restricted shares

All of the shares of Common Stock to be sold in this Offering, and any shares sold upon exercise of the underwriters’ option to purchase additional shares of Common Stock, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act. All remaining shares of Common Stock held by existing shareholders immediately prior to the consummation of this Offering will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualified for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701.

Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the six months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of our voting securities (including securities which are issuable within the next 60 days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our Common Stock that does not exceed the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal approximately 10,000,000 shares of Common Stock immediately after this Offering, assuming the sale of all of the; or Common Stock in this Offering; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us.

UNDERWRITING

ThinkEquity LLC (“ThinkEquity”) is acting as sole book-runner (the “Underwriter” or “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table:

Name of Underwriter	Number of Shares of Common Stock
ThinkEquity LLC

Total

The underwriting agreement provides that the obligation of the underwriter to purchase all of the shares of Common Stock being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the Offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the shares of Common Stock being offered to the public, other than those covered by the over-allotment option described below, if any of these shares of Common Stock are purchased.

The Underwriter is offering the shares of Common Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Underwriter an option to purchase an additional fifteen percent (15.0%) of the total number of shares of this Offering, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase, based on the assumed offering price, up to an additional               shares of Common Stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with this Offering and may exercise this option to purchase additional shares. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the Underwriter, and the Underwriter will be obligated to purchase, these additional shares of Common Stock.

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Share of Common Stock	Total (No Exercise) (2)	Total (Full Exercise)
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)(1)
Proceeds, before expenses, to us	$	$	$

(1)	We have agreed to pay a non-accountable expense allowance to the representative equal to 1.0% of the gross proceeds received in this offering (excluding proceeds received from exercise of the Representative’s over-allotment option), which is not included in the underwriting discounts and commission.

(2)	Refers to “No Exercise” of the underwriter’s over-allotment option and “Full Exercise” of the underwriter’s over-allotment option.

The Underwriter proposes to offer the shares of Common Stock offered by us to the public at the public offering price per share of Common Stock set forth on the cover of this prospectus. In addition, the Underwriter may offer some of the shares of Common Stock to other securities dealers at such price, less a concession of $ per share of Common Stock. After the Offering, the public offering price and concession to dealers may be changed. We have paid $35,000 to the Underwriter as an advance to be applied towards reasonable out-of-pocket expenses (the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A).

We have agreed to reimburse the Underwriter for all of its expenses, including, among other things, (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Over-allotment Shares) with the Commission; (b) all filing fees and expenses associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Shares on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE or the NYSE American and on such other stock exchanges as the Company and Underwriter together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities in an amount not to exceed $15,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states, if applicable, and other jurisdictions as Underwriter may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as Underwriter may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Underwriter may reasonably deem necessary; (h) the costs and expenses of the public relations firm; (i) the costs of preparing, printing and delivering certificates representing the Shares; (j) fees and expenses of the transfer agent for the Common Stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Underwriter; (l) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Underwriter may reasonably request, in an amount not to exceed $3,000; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the fees and expenses of the Underwriter’s legal counsel not to exceed $125,000; (q) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; (r) $10,000 for data services and communications expenses; (s) up to $10,000 of the Underwriter’s actual accountable “road show” expenses; and (t) up to $30,000 of the Underwriter’s market making and trading, and clearing firm settlement expenses for the Offering. Notwithstanding the foregoing, the maximum reimbursable expenses that the Company shall pay or reimburse to the Underwriter shall not exceed $175,000 in the aggregate.

Representative’s Warrants

We have agreed to issue to the Underwriter (or its permitted assignees) warrants to purchase up to a total 5% of the shares of Common Stock sold in the Offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the securities in the Offering, at a price per share equal to $     , which is 125.0% of the public offering price per share of Common Stock at the Offering. Pursuant to FINRA Rule 5110(e)(1)(A), the Representative’s Warrant and any shares issued upon exercise of the Representative’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the securities in this Offering, except for the transfer of any security in certain situations described in FINRA Rule 5110(e)(2)(A).

In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided by us will not be greater than five years from the commencement of sales of securities in this Offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided by us will be unlimited and the duration of the piggyback registration rights will be more than seven years from the commencement of the sale of the securities issued in this Offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Determination of Offering Price

The offering price has been negotiated between the Underwriter and us. In determining the offering price of the securities, the following factors were considered:

●	prevailing market conditions;

●	our historical performance and capital structure;

●	estimates of our business potential and earnings prospects;

●	an overall assessment of our management; and

●	the consideration of these factors in relation to market valuation of companies in related businesses.

Listing

Our shares of Common Stock are traded on the OTCID under the symbol “LUDG”. We intend to apply for our Common Stock to be listed on under the symbol “     ”. The consummation of this Offering is contingent upon the approval of our listing on the     , however, it is unlikely we would meet the initial listing standards of the unless this Offering is consummated. If our listing application is not approved by     , we will not consummate the Offering and will terminate this Offering.

Lock-Up Agreements

We have agreed that without the approval of the Representative, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of three months following the closing of this Offering. Each of our officers, directors and holders of 5% of more of our outstanding Common Stock as of the effective date of this prospectus (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed to enter into customary “lock-up” agreements in favor of ThinkEquity pursuant to which such persons and entities have agreed, for a period of six months from the effective date of this prospectus in the case of our officers and directors and three months in the case of our other holders of 5% or greater shareholders of our outstanding Common Stock, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without ThinkEquity’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by ThinkEquity.

Additionally, we agreed that for a period of 12 months after this Offering, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of our shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock in any “at-the-market”, continuous equity or variable rate transaction, without the prior consent of ThinkEquity.

ThinkEquity may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of 24 months from the closing of this Offering, to act as sole investment banker, sole book-runner and/or sole placement agent, at ThinkEquity’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings during such twenty-four (24) month period of the Company, or any successor to or any subsidiary of the Company, on terms customary to ThinkEquity. We have agreed not to offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the Representative. Such offer shall be made in writing in order to be effective. The Company shall provide ThinkEquity, in writing, the terms any such offering under this paragraph, and ThinkEquity shall have ten (10) business days to exercise its right of first refusal hereunder. ThinkEquity shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation. If the Representative should decline such retention, we shall have no further obligations to the Representative with respect to the offering for which it has offered to retain the Representative.

Tail Fee

We have also agreed to pay the Representative a tail fee equal to the cash compensation payable to the Representative in this Offering, if any investor, who was contacted or introduced to us by the Representative following the termination or expiration of the engagement by the Company prior to Closing, provides us with capital in any public or private equity offering or other financing or capital raising transaction during the six (6) month period following expiration or termination of our engagement of the Representative, provided, however, that we have the right to terminate our engagement of the Representative for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which “termination for cause” eliminates the Company’s obligations with respect to the tail fee.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters may over-allot in connection with this Offering by selling more shares of Common Stock than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares of Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our shares of Common Stock or reduce any short position by bidding for, and purchasing, shares of Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this Offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our shares of Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this Offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the Offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this Offering.

The underwriters have informed us that they do not expect to confirm sales of shares of Common Stock offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus s made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such securities, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

TRANSFER AGENT AND REGISTRAR

Transfer Agent

We have retained the services of VStock Transfer., Inc., 18 Lafayette Place, Woodmere, New York 11598, as the transfer agent for our Common Stock. VStock Transfer’s website is located at: www.vstocktransfer.com. No information found on VStock Transfer’s website is part of this Prospectus.

LEGAL MATTERS

The validity of the securities offered by this Prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Blank Rome LLP, New York, New York is acting as counsel to the underwriter.

EXPERTS

Our balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2024 and 2023, included in this Prospectus have been audited by Assurance Dimensions, Inc., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

Resignation of Independent Registered Public Accounting Firm

On April 18, 2025, in conjunction with its exit from providing audit services to publicly traded companies, Assurance Dimensions, LLC (“Assurance Dimensions”) resigned from its role as independent registered public accounting firm for the Company. Assurance Dimensions’ reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024, and December 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2024 and December 31, 2023, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Assurance Dimensions on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Assurance Dimensions’ satisfaction, would have caused Assurance Dimensions to make reference to the subject matter of any such disagreement in connection with its reports for such years, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Assurance Dimensions with a copy of the above disclosures and requested that Assurance Dimensions furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Assurance Dimensions’ letter dated May , 2025 is filed as Exhibit 16.1 to this registration statement.

Newly Engaged Independent Registered Public Accounting Firm

On April 18, 2025, the Company engaged Stephano Slack LLC (“Stephano Slack”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the Company’s fiscal years ended December 31, 2024 and December 31, 2023, neither the Company nor anyone on its behalf has consulted with Stephano Slack regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Stephano Slack concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

DISCLOSURE OF COMMISSION’S POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

NEVADA ANTI-TAKEOVER LAW

The provisions of Nevada law may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions, summarized below, may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33 1/3%; 33 1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our Common Stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, we do not believe that the provisions of the control share acquisition act will apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement on Form S 1 under the Securities Act with respect to the Shares being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to the Company and the Shares offered by this Prospectus, you should refer to the Registration Statement and the exhibits filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Ludwig Enterprises, Inc., 8950 SW 74th Ct, Ste 2201-A149, Miami, FL 33156; our telephone number is (786) 363-0166.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

INDEX TO FINANCIAL STATEMENTS

Ludwig Enterprises, Inc.
Financial Statements

Six months ended June 30, 2025 and 2024

Years Ended December 31, 2024 and 2023

Ludwig Enterprises, Inc.

Balance Sheets

(Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current Assets
Cash	$142,474	$6,741
Inventory	3,048	3,048
Prepaid expenses	38,181	27,767
Deferred offering cost	112,951	60,000
Note receivable	104,000	100,000
Total Current Assets	400,654	197,556

Intangible assets, net of accumulated	620	-
Total Assets	$401,274	$197,556

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$1,099,999	$621,984
Notes payable	1,270,009	1,370,009
Convertible notes payable, net	490,266	578,708
Due to related party	45,101	5,000
Derivative liability	898,059	-
Total Current Liabilities	3,803,434	2,575,701

Total Liabilities	3,803,434	2,575,701

Stockholders’ Deficit
Preferred stock: 7,000,000 authorized; $0.001 par value, 7,000,000 shares issued and outstanding	7,000	7,000
Common stock: 1,250,000,000 authorized; $0.001 par value, 161,569,807 and 160,512,807 shares issued and outstanding, respectively	161,568	160,511
Additional paid in capital	4,879,025	4,713,710
Accumulated deficit	(8,449,753)	(7,259,366)
Total Stockholders’ Deficit	(3,402,160)	(2,378,145)
Total Liabilities and Stockholders’ Deficit	$401,274	$197,556

See the accompanying notes to these condensed unaudited financial statements.

Ludwig Enterprises, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenues	$-	$-	$-	$10

Operating expenses
General and administration expenses	509,566	229,786	960,253	595,375
Research and development	76,056	71,562	150,290	71,562
Total operating expenses	585,622	301,348	1,110,543	666,937

Net loss from operations	(585,622)	(301,348)	(1,110,543)	(666,927)

Other income (expense)
Interest income	2,000	-	4,000	-
Other income	-	-	2,333	-
Inducement expense	-	-	-	(520,000)
Finance expense	-	-	-	(677,130)
Interest expense	(6,205)	(14,162)	(26,560)	(21,797)
Loss on extinguishment of debt	(117,217)	-	(117,217)	-
Change in fair value of derivative liability	172,729	-	172,729	-
Amortization of debt discount	(115,129)	(7,000)	(115,129)	(15,000)
Total other expense	(63,822)	(21,162)	(79,844)	(1,233,927)

Net loss before taxes	(649,444)	(322,510)	(1,190,387)	(1,900,854)
Income tax benefit	-	-	-	-
Loss from continuing operations	$(649,444)	$(322,510)	$(1,190,387)	$(1,900,854)

Loss from discontinued operation, net of tax	$-	$(41,681)	$-	$(74,217)

Net loss	$(649,444)	$(364,191)	$(1,190,387)	$(1,975,071)

Basic and diluted loss from continuing operations per common share	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Basic and diluted loss from discontinued operations per common share	$-	$(0.00)	$-	$(0.00)
Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	161,569,807	159,003,599	161,377,094	157,224,535

See the accompanying notes to these condensed unaudited financial statements.

Ludwig Enterprises, Inc.

Statements of Changes in Stockholders’ Deficit

(Unaudited)

For the three and six months ended June 30, 2025

	Convertible				Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2024	7,000,000	$7,000	160,512,807	$160,511	$4,713,710	$(7,259,366)	$(2,378,145)

Common stock issued for services	-	-	1,057,000	1,057	165,315	-	166,372
Net loss	-	-	-	-	-	(540,943)	(540,943)
Balance, March 31, 2025	7,000,000	$7,000	161,569,807	$161,568	$4,879,025	$(7,800,309)	$(2,752,716)

Net loss	-	-	-	-	-	(649,444)	(649,444)
Balance, June 30, 2025	7,000,000	$7,000	161,569,807	$161,568	$4,879,025	$(8,449,753)	$(3,402,160)

For the three and six months ended June 30, 2024

	Convertible Preferred Stock	Common Stock Issuable	Common Stock		Common Stock Issuable		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Deficit	Deficit	Total
Balance, December 31, 2023	7,000,000	$7,000	155,464,808	$155,463	—	$—	$2,618,454	$(4,242,482)	$(1,461,565)
Common stock issuable for services	—	—	—	—	1,475,000	227,750	—	—	227,750
Common stock issuable for conversion of debt including inducement expense	—	—	—	—	2,080,000	520,000	—	—	520,000
Warrant issued for commitment fee	—	—	—	—	—	—	677,130	—	677,130
Net loss	—	—	—	—	—	—	—	(1,610,880)	(1,610,880)
Balance, March 31, 2024	7,000,000	$7,000	155,464,808	$155,463	3,555,000	$747,750	$3,295,584	$(5,853,362)	$(1,647,565)
Common stock issued for services	—	—	1,475,000	1,475	(1,475,000)	(227,750)	226,275	—	—
Common stock issued for conversion of debt including inducement expense	—	—	2,080,000	2,080	(2,080,000)	(520,000)	517,920	—	—
Net loss	—	—	—	—	—	—	—	(364,191)	(364,191)
Balance, June 30, 2024	7,000,000	$7,000	159,019,808	$159,018	—	$—	$4,039,779	$(6,217,553)	$(2,011,756)

See the accompanying notes to these condensed unaudited financial statements.

Ludwig Enterprises, Inc.

Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024

Cash Flows from Operating Activities:
Net loss	$(1,190,387)	$(1,975,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	166,372	227,750
Stock warrants issued for finance cost	-	677,130
Interest income	(4,000)	-
Amortization of debt discount	115,129	15,000
Loss on extinguishment of debt	117,217	-
Change in fair value of derivative liability	(172,729)	-
Inducement expense	-	520,000
Changes in operating assets and liabilities:
Prepaid expenses	(10,414)	(40,120)
Accounts payable and accrued liabilities	478,015	243,883
Net Cash Used in Operating Activities	(500,797)	(331,428)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intellectual property	(620)	-
Net Cash Used in Investing Activities	(620)	-

Cash Flows from Financing Activities:
Deferred offering cost	(52,951)	-
Proceeds from related party	52,159	-
Repayments to related party	(12,058)	-
Proceeds from convertible notes payable - net	750,000	430,000
Repayment of convertible note and guaranteed interest	-	(55,000)
Repayment of note payable	(100,000)	-
Cash advance from investor	-	50,000
Net Cash Provided by Financing Activities	637,150	425,000

Net change in cash	135,733	93,572
Cash, beginning of period	6,741	108,335
Cash, end of period	$142,474	$201,907

Supplemental cash flow information:
Cash paid for interest	$12,768	$15,000
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash financing activity
Original issuance debt and guaranteed interest as debt discount	$-	$15,000
Derivative liability recognized as debt discount	$953,571	$-

See the accompanying notes to these condensed unaudited financial statements.

LUDWIG ENTERPRISES, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS

For the six months ended June 30, 2025

(Unaudited)

Note 1 – Organization and Nature of Operations

Organization and Nature of Operations

Ludwig Enterprises, Inc. (collectively, “we,” “us,” “our” or the “Company”), a Nevada Corporation (incorporated February 2006).

The Company is currently seeking to develop products and services through the use of cutting-edge technologies in the health care industry.

Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the six months ended June 30, 2025, the Company had:

●	Net loss of $1,190,387; and

●	Net cash used in operations was $500,797

Additionally, at June 30, 2025, the Company had:

●	Accumulated deficit of $8,449,753

●	Stockholders’ deficit of $3,402,160; and

●	Working capital deficit of $3,402,780

The Company has cash on hand of $142,474 at June 30, 2025. The Company does not expect to generate sufficient revenues and positive cash flows from operations to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Execute business operations more fully during the year ended December 31, 2025,

●	Seek out strategic acquisitions of health care technology; and

●	Explore prospective partnership opportunities

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company prepares its financial statements in accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying interim financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2025, are not necessarily indicative of the results for the full year. While management of the Company believes that the disclosures presented herein are adequate and not misleading, these unaudited interim financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the year ended December 31, 2024, contained in the Company’s Form 10-K filed with the SEC on March 31, 2025.

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates during the six months ended June 30, 2025 and 2024 include valuation of stock-based compensation, uncertain tax positions, the fair value determination of investment in convertible preferred stock, and the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 – Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2 – Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3 – Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments are carried at historical cost. At June 30, 2025 and December 31, 2024, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Investment in convertible preferred stock

The Company elected the measurement alternative for these investments without readily determinable fair values and for which the Company does not control or have the ability to exercise considerable influence over operating and financial policies.

The non-marketable equity securities are carried at cost less any impairment, adjusted for observable price changes of similar investments of the same issuer. On a quarterly basis, the Company performs a qualitative assessment to evaluate whether the investment is impaired. If there are sufficient indicators that the fair value of the investment is less than the carrying value, the carrying value of the investment is reduced and an impairment is recorded in the statements of operations as other expense.

At June 30, 2025 and December 31, 2024, the Company held 10,000 Series B Convertible Preferred Stock as an investment valued at $0. The Series B Convertible Preferred Stock are convertible into 47,000,000 shares of Marijuana, Inc. on the contingency of Marijuana, Inc. successfully uplisting to qualified exchange.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which may contain fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at the time of conversion. The Company measures the fair value of the notes at the time of issuance.

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Debt Discount

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Statements of Operations.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Statements of Operations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For our derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within twelve (12) months of the balance sheet date.

Research and Development

The Company accounts for research and development costs in accordance with ASC subtopic 730-10, Research and Development (“ASC 730-10”).

Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

The Company incurred research and development expenses of $150,290 and $71,562, for the six months ended June 30, 2025 and 2024, respectively.

The Company incurred research and development expenses of $76,056 and $71,562, for the three months ended June 30, 2025 and 2024, respectively.

Advertising Costs

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs are included as a component of general and administrative expense in the statements of operations. Marketing and advertising costs primarily consisted of preparation of our go-to-market strategy, development of our consumer packaging and website design.

The Company recognized $205,961 and $44,073 in marketing and advertising costs during the six months ended June 30, 2025 and 2024, respectively.

The Company recognized $26,051 and $33,622 in marketing and advertising costs during the six months ended June 30, 2025 and 2024, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant on the fair value of the liabilities incurred (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,

●	Expected dividends,

●	Expected volatility,

●	Risk-free interest rate; and

●	Expected life of option

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible preferred stock, convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. Because the Company reported a net loss for the three and six months ended June 30, 2025 and 2024, common stock equivalents, including preferred stock, convertible notes and warrants were anti-dilutive; therefore, the amounts reported for basic and diluted loss per share were the same.

At June 30, 2025 and 2024, respectively, the Company had the following common stock equivalents, which are potentially dilutive equity securities:

	June 30,	June 30,
	2025	2024

Convertible Preferred Stock	700,000,000	700,000,000
Convertible notes	17,402,200	5,787,080
Warrant	5,145,943	5,145,943
Total	722,548,143	710,933,023

Each share of preferred stock (7,000,000 shares) is convertible into 100 shares of common stock.

Segment report

Our Chief Executive Officer (“CEO”) is the chief operating decision maker who reviews financial information on a basis for purposes of allocating resources and evaluating financial performance. Accordingly, we determined we operate in a single reporting segment – seeking to develop products and services through the use of cutting-edge technologies in the health care industry, and as a result, inflammation related chronic diseases.

Our CEO assesses performance and decides how to allocate resources primarily based on net income, which is reported on our Statements of Operations. Total assets on the Balance Sheets represent our segment assets.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found the following recent accounting pronouncements issued, but not yet effective accounting pronouncements, are not expected to have a material impact on the financial statements of the Company.

In November 2024, the FASB issued ASU 2024-03, ASC Subtopic “Disaggregation of Income Statement Expenses (ASC 220-40): Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures”. The amendments require additional disclosure of the nature of expenses included in the income statement. The amendments in this update are effective for public business entities for fiscal years, beginning after December 15, 2026. Early adoption is permitted. The Company is currently assessing the impact of the adoption of this standard on its financial statements.

We do not expect the adoption of this pronouncement will have a material effect on the Company’s financial statements.

Note 3 – Discontinued Operations

On December 31, 2024, the Company entered into a Stock Purchase Agreement (the “Exousia SPA”) with Marijuana, Inc., a publicly-traded Florida corporation (symbol: MAJI) (“Purchaser”), pursuant to which Purchaser would purchase 100% ownership of a subsidiary of the Company, Exousia Ai, Inc. This deal was closed on December 31, 2024.

The purchase price under the Exousia SPA for 100% ownership of EXO is $203,319, payable by Purchaser by delivery of (a) 10,000 shares of Purchaser Series B Convertible Preferred stock (the “Purchaser Shares”), (b) purchaser assuming responsibility for current liabilities of $103,319, and (c) a $100,000 principal amount promissory note (the “Purchaser Note”). Series B Convertible Preferred stock is convertible into 4,700 Purchaser common stock. The Purchaser Note bears interest at eight percent (8%) per annum, with principal and accrued interest due December 31, 2025. As such, the Company recognized note receivable of $100,000 and investment in convertible preferred stock of MAJI at no value as of December 31, 2024.

In October 2024, the Company dissolved the two subsidiaries, mRNA for Life, Inc. and Precision Genomics, Inc.

The above restructuring of subsidiaries will have an effect on the Company’s operations and financial results and this qualifies for presentation as a discontinued operation.

The following is a summary of discontinued operations for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$-	$-	$-	$13,037

Operating Expenses:
General and administration expenses	-	41,681	-	44,272
Research and development	-	-	-	42,982
Total operating expenses	$-	$41,681	$-	$87,254

Income tax benefit	-	-	-	-
Loss from discontinued operation, net of tax	$-	$(41,681)	$-	$(74,217)

The following is a summary of discontinued cash flows for the six months ended June 30, 2025 and 2024:

	Six Months Ended
	June 30,
Cash Flows from Operating Activities:	2025	2024
Net loss	$-	$(74,217)
Changes in operating assets and liabilities:	-	-
Net Cash Used in Operating Activities	-	(74,217)

Cash Flows from Operating Activities:
Proceeds received from parent company	-	41,873
Repayments to parent company	-	(19,280)
Net Cash Provided by Financing Activities	-	22,593

Net change in cash	-	(51,624)
Cash, beginning of period	-	101,072
Cash, end of period	$-	$49,448

Note 4 – Notes Payable and Convertible Notes Payable

Notes Payable - Net

Between June 2012 and October 2023, the Company issued promissory notes to 13 individuals in the aggregate of $1,370,009 with various interest rates ranging from 0% to 12% and maturity dates of September 30, 2025. The promissory notes are unsecured. On May 1, 2025, the Company redeemed a Promissory Note with a principal balance of $100,000 and accrued interest of $12,603. As of June 30, 2025 and December 31, 2024, the Company had outstanding Notes Payable of $1,270,009 and $1,370,000, respectively.

Convertible Notes Payable - Net

The Company had the following activity related to its convertible notes payable:

Balance - December 31, 2024	$578,708
Proceeds (face amount of note)	750,000
Derivative liability recognized as debt discount	(953,571)
Amortization of debt discount	115,129
Balance – June 30, 2025	$490,266

Convertible Notes Payable are summarized as follows:

Notes issued in 2024

Between March 2024 and November 2024, the Company entered into securities purchase agreements (the “SPAs”) with 16 individuals in the aggregate of $578,708 with an interest rate of 8%. The Notes mature twelve (12) months from the dates of issue. The principal amounts of the notes together with any accrued interest are convertible into common shares at any time prior or at maturity at a price of $0.10 per common share. The Notes, together with any accrued interest, shall automatically convert into common shares at a price of $0.10 per share upon the successful uplisting of the Company’s common stock onto the NASDAQ, CBOE OR NYSE American stock exchanges.

Note issued in 2025

In January, 2025, the Company entered into securities purchase agreements (the “SPAs”) with 2 individuals, pursuant to which the Company agreed to issue to the Investors Promissory Notes (the “Notes”), in the aggregate principal amount of $100,000 with an interest rate of 8% per annum. The Notes mature twelve (12) months from the dates of issue. The principal amounts of the notes together with any accrued interest are convertible into common shares at any time prior or at maturity at a price of $0.10 per common share. The Notes, together with any accrued interest, shall automatically convert into common shares at a price of $0.10 per share upon the successful uplisting of the Company’s common stock onto the NASDAQ, CBOE or NYSE American stock exchanges.

In April and May, 2025, the Company entered into securities purchase agreements (the “SPAs”) with 7 individuals, pursuant to which the Company agreed to issue to the Investors Promissory Notes (the “Notes”), in the aggregate principal amount of $650,000 with an interest rate of 8% per annum. The Notes mature twelve (12) months from the dates of issue. If, prior to the Maturity Date, the Company’s securities are accepted for listing on a national securities exchange (an “Uplist”), then the outstanding principal and interest of the Notes shall automatically convert into Common Stock, at a conversion price equal to: (a) if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, or (b) if the Notes have not previously been converted then upon the Maturity Date, the Conversion Amount shall be convertible, at the election of the Holder, into Common Stock at a conversion rate equal to a eighty-five percent (85%) of the average VWAP for the five Trading Days immediately preceding the Maturity Date.

The Company valued the conversion feature using the Black-Scholes pricing model. The fair value of the derivative liability for all the notes that became convertible with variable conversion price during the three and six months ended June 30, 2025 amounted to $1,070,788, and $953,571 of the value assigned to the derivative liability was recognized as a debt discount to the notes while the balance of $117,217 was recognized as loss on extinguishment of debt.

As of June 30, 2025 and December 31, 2024, the Company had outstanding Convertible Notes Payable of $490,266 and $578,708, respectively.

Modification and Extinguishment of Convertible Notes Payable

On April 3, 2025, the Company entered into Note Extension and Modification Agreements with 11 of our Noteholders, extending the maturity dates on their Notes to December 31, 2025. The conversion features of the notes were modified such that if, prior to the Maturity Date, the Company’s securities are accepted for listing on a national securities exchange (an “Uplist”), then the outstanding principal and interest of the Notes shall automatically convert into Common Stock, at a conversion price equal to: (a) if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, or (b) if the Notes have not previously been converted then upon the Maturity Date, the Conversion Amount shall be convertible, at the election of the Holder, into Common Stock at a conversion rate equal to a eighty-five percent (85%) of the average VWAP for the five Trading Days immediately preceding the Maturity Date.

The Company evaluated the modification of terms under ASC 470-50, “Debt - Modification and Extinguishment”, and concluded that the extension of the maturity dates did not result in significant change, however, the amendment of conversion price was fundamentally different from the existing debt and resulted in an extinguishment of the debt. Accordingly, the Company recorded a loss on extinguishment of debt of $117,217.

Specifically, on the date of modification, the Company determined that the present value of the cash flows of the modified debt instruments were less than 10% different from the present value of the remaining cash flows under the original debt instruments.

Inducements

In March 2024, the Company recorded 2,080,000 shares of common stock issuable as inducements to 7 individuals for the extension of 7 promissory notes to July 1, 2024, which shares were valued at $0.25 per share, using the quoted stock price of the Company’s common stock on a date of issuance. The Company recorded $520,000 as inducement expense in March, 2024.

Interest expense and amortization of debt discount

During the three months ended June 30, 2025 and 2024, the Company recorded interest expense for notes payable and convertible notes of $6,205 and $14,162, respectively. During the six months ended June 30, 2025 and 2024, the Company recorded interest expense for notes payable and convertible notes of $25,522 and $21,797, respectively.

During the three months ended June 30, 2025 and 2024, the Company recorded amortization of debt discount of $115,129 and $7,000, respectively. During the six months ended June 30, 2025 and 2024, the Company recorded amortization of debt discount of $115,129 and $15,000, respectively.

Note 5 – Derivative liability

Fair Value Assumptions Used in Accounting for Derivative Liabilities

ASC 815 requires us to assess the fair market value of derivative liabilities at the end of each reporting period and recognize any change in the fair market value as other income or expense. The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of April, 3, 2025, issuance date of convertible notes and June 30, 2025.

The Black-Scholes model, which requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The current stock price is based on the Company’s stock price. Expected volatility is based on the historical stock price volatility of the Companies’ common stock. Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

During the six months ended June 30, 2025, in connection with the convertible notes payable and a conversion feature which converts into common shares at the Liquidity Event, the Company determined our derivative liability feature from the noteholder’s conversion for the convertible notes is not clearly and closely related to the host and accounted for it as a bifurcated derivative liability. As a result, the Company calculated the derivative liability based on the conditional liquidity event, the IPO or the Maturity. As of June 30, 2025, the pricing of the IPO was assumed to be between $7.00 and $9.00 per share after the expected reverse stock split occurs (1 for 100 shares) and probabilities were assigned not only for the IPO, but at different price points within the range from $7.00 to $9.00 per Unit.

As of the date of issuance of the convertible notes and June 30, 2025, the estimated fair values of the liabilities measured on a recurring basis were based on the following Black Scholes inputs:

	Initial	June 30,
	Date	2025
Expected conversion price	$5.95 - $11.70	$5.95 - $9.43
Expected term	0.22 - 1.00 years	0.22 - 0.86 years
Expected average volatility	135% - 205%	174% - 213%
Expected dividend yield	-	-
Risk-free interest rate	3.92% - 4.34%	3.96% - 4.41%
Expected IPO Price	$7.00 - $9.00	$7.00 - $9.00

The following table summarizes the changes in the derivative liabilities during the three and six months ended June 30, 2025:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Balance - December 31, 2024	$-
Addition of new derivatives recognized as debt discount - conversion feature	953,571
Addition of new derivatives recognized as loss on derivatives	117,217
Gain on change in fair value of the derivative	(172,729)
Balance - June 30, 2025	$898,059

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Balance – April 1, 2025	$-
Addition of new derivatives recognized as debt discount - conversion feature	953,571
Addition of new derivatives recognized as loss on derivatives	117,217
Gain on change in fair value of the derivative	(172,729)
Balance - June 30, 2025	$898,059

Note 6 – Commitments and Contingencies

On November 15, 2023, we entered into a Financial Advisory Services Agreement with Thornhill Advisory Group, Inc. (f/k/aEverAsia Financial Group, Inc.), a financial consulting firm owned by Scott J. Silverman, who, in conjunction with the execution the CFO Agreement, was appointed as our Chief Financial Officer. Under the CFO Agreement, the Company is obligated to make monthly payments of $8,750, as follows:

Beginning from the execution date of the CFO Agreement and continuing until the Company raises $750,000 in equity or debt financing (the “Accrual Period”), the Company is obligated to make the monthly payments described in the following table:

Funds Raised	Paid Monthly	Accrued Monthly
$0 - $250,000	$3,750	$5,000
$250,000 - $750,000	$5,000	$3,750

Upon the Company’s raising of $750,000, the Company shall pay the accrued amount in cash. Thereafter, the Company shall pay the entire monthly payment without accrual. The agreement continues until terminated by either party with 60 days’ written notice. As of June 30, 2025 and December 31, 2024, the Company has accrued $71,375 and $56,375 in fees payable to Thornhill Advisory Group, Inc. The aggregate commitment under the agreement is $8,750 per month until termination.

On April 1, 2024, Jose Antonio Reyes. signed an Offer Letter for his employment as our Chief Operating Officer. In September 2024, Mr. Reyes was named as our Chief Executive Officer. Pursuant to the terms of his employment, the Company is obliged to make monthly payments to Mr. Reyes of $8,750, as follows:

Beginning from the execution date of the Offer Letter and continuing until the Company raises $750,000 in equity or debt financing (the “Accrual Period”), the Company is obligated to make the monthly payments described in the following table:

Funds Raised	Paid Monthly	Accrued Monthly
$0 - $250,000	$3,750	$5,000
$250,000 - $750,000	$5,000	$3,750

Upon the Company’s raising of $750,000, the Company shall pay the accrued amount in cash. Thereafter, the Company shall pay the entire monthly payment without accrual. As of June 30, 2025 and December 31, 2024, the Company has accrued $108,750 and $56,250 in fees payable, respectively, to Mr. Reyes. The aggregate commitment under the agreement is $8,750 per month until termination. (See Note 9).

In August 2024, the Company acquired patent pending (“Patent”) for an mRNA Neuro Panel and Serotonin Assay, which Patent was lodged by Nova on or about April 26, 2024, as U.S. Patent Application 18/705375, International Publication Number WO 2023/077245, captioned as “Diagnosing, Monitoring and Treating Neurological Disease with Psychoactive Tryptamine Derivatives and mRNA Measurements” (“IP” or “Patent”) from Nova Mentis Life Science Corp. in exchange for the issuance of 750,000 shares of common stock with a fair market value of $100,800, the forgiveness of $245,712 in consulting fees owed to Dr. Marvis S. Hausman, our Chief Scientific Officer and Chairman of the Board of Directors, and a royalty of 5%, payable 2.5% each to Dr. Marvin Hausman and to Nova Mentis Life Sciences Corp., respectively, of all revenue derived from Commercialization for a period of 10 years from the date of execution of the Agreement. The Company recognized the purchase of the patent as an R&D development and recorded R&D expense of $100,800 in 2024. The Company has not generated any revenue to date pursuant to the acquisition. As of the three and six months ended June 30, 2025 and 2024, the company recorded commission expense of $0 and $0 and $0 and $0, respectively.

Note 7 – Stockholders’ Deficit

The Company has two (2) classes of stock:

Common Stock

●	1,250,000,000 shares authorized

●	$0.001 par value

●	Voting at 1 vote per share

Preferred Stock

In May 2022 and December 2022, the Company’s Articles of Incorporation, as amended, authorized the issuance of 7,000,000 shares of preferred stock which may be amended from time to time in one or more series. The Board of Directors is authorized to determine, prior to issuing any such series of preferred stock and without any vote or action by the shareholders, the rights, preferences, privileges and restrictions of the shares of such series, including dividend rights, voting rights, terms of redemption, the provisions of any purchase, retirement or sinking fund to be provided for the shares of any series, conversion and exchange rights, the preferences upon any distribution of the assets of the Company, including in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the preferences and relative rights among each series of preferred stock.

The Board of Directors has made the following designations of its preferred stock.

Series A Convertible Preferred Stock

●	7,000,000 shares authorized.

●	$0.001 par value.

●	Conversion feature–-each share of preferred stock is convertible into 100 shares of common stock.

●	Voting–-on an as converted basis with common stock, at the applicable conversion rate (100 votes for each share of convertible preferred held).

●	Dividends–-accrued only upon declaration of the board of directors, at the applicable conversion rate.

●	Mandatorily redeemable (automatic conversion) on January 1, 2025. (See below amendment)

●	Anti-dilution provision – rights exist for the period of two years after the convertible preferred shares were converted into common stock. Additionally, holders of the convertible preferred stock will have full ratchet anti-dilution protection rights at the rate of 65% calculated on a fully diluted basis. (See below amendment)

In connection with the issuance of these Series A convertible preferred shares, the Company determined that there were no provisions within ASC 815 that were met, which would require derivative liability accounting treatment. Specifically, as noted below, upon amending the terms of the Series A, convertible preferred stock, at that time, there had been no new stock issuances of any type which may have triggered the anti-dilution provision.

In December 2022, the Company amended its articles of incorporation related to certain terms of its Series A convertible preferred stock. At that time, the Company, along with approval from its convertible preferred stockholders agreed to remove provisions related to mandatory redemption as well as anti-dilution rights.

At June 30, 2025 and December 31, 2024, the Company had 7,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Equity Transactions for the six months ended June 30, 2025

Common Stock

On February 5, 2025, the Company issued 1,057,000 shares of common stock for marketing service, fair valued at $166,372 based on the share price on date of issuance of $0.1574, and expensed as Sales and Marketing Expense.

At June 30, 2025 and December 31, 2024, the Company had 161,569,807 and 160,512,807 shares of common stock issued and outstanding, respectively.

Note 8 – Warrants

A summary of the activity of the warrants during the six months ended June 30, 2025, is follows:

	Number of Warrant	Weighted average Exercise price	Weighted average Remaining life (year)
Outstanding at December 31, 2024	5,145,943	$0.25	2.85
Grant	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
Outstanding at June 30, 2025	5,145,943	$0.25	2.35

Exercisable at June 30, 2025	5,145,943	$0.25	2.35

The intrinsic value of the warrants as of June 30, 2025, is $0. The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying warrants and the closing stock price of $0.095 and $0.1469 for the Company’s common stock on June 30, 2025 and December 31, 2024, respectively.

Note 9 – Related party transactions

The Company had the following activity related to its due to related party:

	June 30,	December 31,
	2025	2024
Due on demand loan with 8% interest	$-	$5,000
Due on demand loan with 0% interest	8,189	-
Note payable	36,912	-
	$45,101	$5,000

In December, 2024, the Company issued a Promissory Note to our former chief executive officer (“CEO”) in the principal amount of $5,000. The Note matures on June 30, 2025 and carries an interest rate of 8% per annum.

In May, 2025, the Company redeemed a promissory note made with our former chief executive officer in the principal amount of $5,000 and accrued interest of $165.

On March 10, 2025, the Company issued a Promissory Note to our chief executive officer (“CEO”) in the principal amount of $36,912. The Note matures on September 30, 2025 and carries an interest rate of 8% per annum.

During the six months ended June 30, 2025 and 2024, the Company recorded interest expense related to related party notes of $1,038 and $0, respectively. During the three months ended June 30, 2025 and 2024, the Company recorded interest expense related to related party notes of $769 and $0, respectively.

For the six months ended June 30, 2025, our CEO paid operating expense of $15,247 on behalf of the Company and the Company repaid $7,058.

During the six months ended June 30, 2025 and 2024, the Company paid Thornhill Advisory Group, Inc, a company beneficially owned by our Chief Financial Officer, $37,500 and $22,500, pursuant to the CFO Agreement (See Note 6).

During the six months ended June 30, 2025 and 2024, the Company paid to Jose Antonio Reyes, our former Chief Executive Officer, $0 and $11,250, respectively (See Note 6).

Note 10 – Subsequent Events

Enactment of Federal Tax Legislation

On July 2, 2025, subsequent to the end of the reporting period, the U.S. Congress enacted the Taxpayer Fairness and Growth Act of 2025, which includes significant amendments to the Internal Revenue Code. Key provisions include:

●	A reduction in the federal corporate income tax rate from 21% to 19%, effective for tax years beginning after January 1, 2026;

●	Limitations on the deductibility of certain interest and R&D expenses;

●	Modifications to the foreign-derived intangible income (“FDII “) and global intangible low-taxed income (“GILTI”) regimes.

The Company is currently evaluating the impact of the legislation on its consolidated financial statements, including deferred tax assets and liabilities. Because the enactment occurred after the end of the reporting period and before issuance of these financial statements, the effects have not been recognized in the accompanying condensed consolidated financial statements as of and for the period ended June 30, 2025, consistent with ASC 740 and ASC 855.

The Company expects the corporate rate reduction to have a favorable impact on its effective tax rate beginning in fiscal 2026. However, remeasurement of deferred tax balances and the application of new limitations may result in non-cash tax charges in future periods. The Company will continue evaluating the impact and recognize any required adjustments in the period of enactment.

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’

of Ludwig Enterprises Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ludwig Enterprises, Inc. and Subsidiaries (the Company) as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the consolidated financial statements, the Company suffered recurring losses from operations and has a significant accumulated deficit of $7,259,366 at December 31, 2024. For the year ended December 31, 2024, the Company incurred net loss of $3,016,884 and net cash used in operations of $660,302. In addition, the Company continues to experience negative cash flows from operations. The Company's ability to continue as a going concern is dependent on its ability to raise debt or equity-based capital at favorable terms. These factors raise substantial doubt about the Company's ability to continue as a going concern. This gives rise to substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months after the issuance of these financial statements. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of the consideration received from the sale of Exousia Ai, Inc. (“EXO”)

Description of the matter and considerations leading to the matter

As described in Note 3, on December 31, 2024, the Company entered into a Stock Purchase Agreement (the “Exousia SPA”) with Marijuana, Inc., a publicly-traded Florida corporation (symbol: MAJI) (“Purchaser”), pursuant to which Purchaser would purchase 100% ownership of a subsidiary of the Company, Exousia Ai, Inc. The purchase price under the Exousia SPA for 100% ownership of EXO is approximately $203,000, payable by Purchaser by delivery of (a) 103,000 of assumed liabilities (b) 10,000 shares of Purchaser Series B Convertible Preferred stock (the “Purchaser Shares”) and (c) a $100,000 principal amount promissory note (the “Purchaser Note”). Series B Convertible Preferred stock is convertible into 4,700 Purchaser common stock. The Purchaser Note bears interest at eight percent (8%) per annum, with principal and accrued interest due December 31, 2025. The valuation of the purchase price, specifically the preferred stock, was complex due to the fact that MAJI is not an operating Company and did not have a fair market value assessment for its stock.

Description of how the matter was addressed

We obtained management’s assessment, analysis and memo to support the rationale and method used by the Company for valuation of the purchase price which was based on cost of the main asset purchased by MAJI in the absence of supported and reasonable fair market value approaches. We detailed tested the costs and obtained invoice support to ensure the costs were accurate. We verified through guidance that the accounting treatment was appropriate including conversations with our technical experts on the matter.

Conclusion

Based on management’s assessment and our audit procedures we concluded that the fair value of the preferred stock and total purchase price recorded was reasonable.

We have served as the Company’s auditor since 2022.

Coral Springs, Florida

March 28, 2025

Ludwig Enterprises, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023
Assets
Current Assets
Cash	$6,741	$7,263
Inventory	3,048	-
Prepaid expenses	27,767	-
Deferred offering cost	60,000	-
Note receivable from sale of subsidiary	100,000	-
Assets from discontinued operations	-	105,205
Total Current Assets	197,556	112,468

Total Assets	$197,556	$112,468

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$621,984	$204,024
Notes payable	1,370,009	1,370,009
Convertible notes payable, net	578,708	-
Due to related party	5,000	-
Total Current Liabilities	2,575,701	1,574,033

Total Liabilities	2,575,701	1,574,033

Stockholders’ Deficit
Preferred stock: 7,000,000 authorized; $0.001 par value, 7,000,000 shares issued and outstanding	7,000	7,000
Common stock: 1,250,000,000 authorized; $0.001 par value, 160,512,807 and 155,464,808 shares issued and outstanding, respectively	160,511	155,463
Additional paid in capital	4,713,710	2,618,454
Accumulated deficit	(7,259,366)	(4,242,482)
Total Stockholders’ Deficit	(2,378,145)	(1,461,565)
Total Liabilities and Stockholders’ Deficit	$197,556	$112,468

The accompanying notes are an integral part of these consolidated financial statements.

Ludwig Enterprises, Inc.

Consolidated Statements of Operations

	Year Ended
	December 31,
	2024	2023

Revenues	$217	$-

Operating expenses
General and administration expenses	1,132,785	964,747
Research and development	165,621	411,014
Total operating expenses	1,298,406	1,375,761

Net loss from operations	(1,298,189)	(1,375,761)

Other income (expense)
Inducement expense	(1,004,574)	(517,454)
Finance expense	(677,130)	-
Interest expense	(56,794)	(15,714)
Amortization of debt discount	(15,000)	(469,514)
Total other expense	(1,753,498)	(1,002,682)

Net loss before taxes	(3,051,687)	(2,378,443)
Income tax benefit	-	-
Loss from continuing operations	$(3,051,687)	$(2,378,443)

Income (loss) from discontinued operation, net of tax	$34,803	$(78,107)

Net loss	$(3,016,884)	$(2,456,550)

Basic and diluted loss from continuing operations per common share	$(0.02)	$(0.01)
Basic and diluted income from discontinued operations per common share	$0.00	$(0.00)
Basic and diluted loss per common share	$(0.02)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	158,606,794	286,563,789

The accompanying notes are an integral part of these consolidated financial statements.

Ludwig Enterprises, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2024 and 2023

	Convertible				Additional
	Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2022	7,000,000	$7,000	315,188,929	$315,188	$637,577	$(1,785,932)	$(826,167)

Stock issued for license fee ($0.37.share)	-	-	1,000,000	1,000	369,000	-	370,000
Stock issued for services	-	-	1,083,334	1,083	257,630	-	258,713
Stock issued for conversion of debt including inducement expense	-	-	7,315,341	7,315	942,837	-	950,152
Stock issued in connection with the extension of notes and convertible notes including inducement expense	-	-	2,040,000	2,040	363,120	-	365,160
Stock repurchased in exchange for note payable ($0.001) - related party - net and stock cancelled	-	-	(171,162,796)	(171,163)	48,290	-	(122,873)
Net loss	-	-	-	-	-	(2,456,550)	(2,456,550)
Balance, December 31, 2023	7,000,000	$7,000	155,464,808	$155,463	$2,618,454	$(4,242,482)	$(1,461,565)

Stock issued for services	-	-	1,718,000	1,718	316,082	-	317,800
Common stock issued for R&D expenses	-	-	750,000	750	100,050	-	100,800
Common stock issued for inducement expense	-	-	2,580,000	2,580	624,220	-	626,800
Warrants issued for commitment fee	-	-	-	-	677,130	-	677,130
Warrants issued for inducement expense and debt discount	-	-	-	-	377,774	-	377,774
Cancellation of common stock	-	-	(1)	-	-	-	-
Net loss	-	-	-	-	-	(3,016,884)	(3,016,884)
Balance, December 31, 2024	7,000,000	$7,000	160,512,807	$160,511	$4,713,710	$(7,259,366)	$(2,378,145)

The accompanying notes are an integral part of these consolidated financial statements.

Ludwig Enterprises, Inc.

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2024	2023

Cash Flows from Operating Activities:
Net loss	$(3,016,884)	$(2,456,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	317,800	258,713
Stock issued for research and development	100,800	-
Stock warrants issued for finance cost	677,130	-
Stock issued for license fee	-	370,000
Stock issued for inducements	1,004,574	517,454
Gain on sale of subsidiary	(203,319)	-
Amortization of debt discount	15,000	469,514
Changes in operating assets and liabilities:
Inventory	(3,048)	-
Prepaid expenses	(23,634)	(4,133)
Unearned fee	(50,000)	-
Accounts payable and accrued liabilities	521,279	197,142
Net Cash Used in Operating Activities	(660,302)	(647,860)

Cash Flows from Financing Activities:
Deferred offering cost	(60,000)	-
Proceeds from related party	5,000	-
Proceeds from convertible notes payable - net	618,708	240,000
Repayment of convertible note and guaranteed interest	(55,000)	-
Cash advance from investor	50,000	-
Net Cash Provided by Financing Activities	558,708	240,000

Net change in cash	(101,594)	(407,860)
Cash, beginning of year	108,335	516,195
Cash, end of year	$6,741	$108,335

Supplemental cash flow information:
Cash paid for interest	$5,000	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash financing activity
Original issuance debt and guaranteed interest as debt discount	$15,000	$65,000
Conversion of notes payable into common stock	$-	$797,858
Stock repurchased and returnable in exchange for note payable - related party - net	$-	$122,873
Cancellation of common stock	$-	$171,163
Reclassification from convertible notes to notes payable	$-	$640,000
Note receivable acquired in exchange with sale of subsidiary	$100,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

LUDWIG ENTERPRISES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Note 1 – Organization and Nature of Operations

Organization and Nature of Operations

Ludwig Enterprises, Inc. (collectively, “we,” “us,” “our” or the “Company”), a Nevada Corporation (incorporated February 2006).

The Company is currently seeking to develop products and services through the use of cutting-edge technologies in the health care industry.

Formation of Subsidiaries

On May 18, 2022, the Company formed mRNA for Life, Inc. (“mRNA”), a Wyoming corporation, which is a wholly-owned subsidiary of the Company. mRNA is expected to produce supplements to address clinical diagnoses from mRNA cheek swabs.

On November 18, 2022, the Company formed Precision Genomics, Inc. (“PGI”), a Wyoming corporation, which is a wholly-owned subsidiary of the Company. PGI will be developing proprietary medical artificial intelligence (“AI”) technology that uses mRNA inflammatory language to potentially capture an inflammatory snapshot of disease and the body’s response to treatment.

On June 6, 2023, the Company formed Exousia Ai, Inc. (“EXO”), a Wyoming corporation, which is a wholly-owned subsidiary of the Company. EXO was formed to focus on studying the expression of differentially expressed mRNA genes in various chronic inflammatory diseases.

In October 2024, the Company dissolved 100% ownership of subsidiaries of the Company, mRNA for Life, Inc. and Precision Genomics, Inc.

On December 31, 2024, the Company entered into a Stock Purchase Agreement with Marijuana, Inc., a publicly-traded Florida corporation (“Purchaser”), pursuant to which Purchaser would purchase 100% ownership of a subsidiary of the Company, Exousia Ai, Inc.

Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the year ended December 31, 2024, the Company had:

●	Net loss of $3,016,884; and

●	Net cash used in operations was $660,302

Additionally, at December 31, 2024, the Company had:

●	Accumulated deficit of $7,259,366

●	Stockholders’ deficit of $2,378,145; and

●	Working capital deficit of $2,378,145

The Company has cash on hand of $6,741 at December 31, 2024. The Company does not expect to generate sufficient revenues and positive cash flows from operations to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Execute business operations more fully during the year ended December 31, 2025,

●	Seek out strategic acquisitions of health care technology; and

●	Explore prospective partnership opportunities

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries mRNA, PGI and EXO. All intercompany transactions and balances have been eliminated.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment. The Company manages its business on the basis of one operating and reportable segment.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates during the years ended December 31, 2024 and 2023 include valuation of stock-based compensation, uncertain tax positions, the fair value determination of investment in convertible preferred stock, and the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1	–	Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2	–	Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3	–	Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments are carried at historical cost. At December 31, 2024 and 2023, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Investment in convertible preferred stock

The Company elected the measurement alternative for these investments without readily determinable fair values and for which the Company does not control or have the ability to exercise considerable influence over operating and financial policies.

The non-marketable equity securities are carried at cost less any impairment, adjusted for observable price changes of similar investments of the same issuer. On a quarterly basis, the Company performs a qualitative assessment to evaluate whether the investment is impaired. If there are sufficient indicators that the fair value of the investment is less than the carrying value, the carrying value of the investment is reduced and an impairment is recorded in the consolidated statements of operations as other expense.

At December 31, 2024, the Company held 10,000 Series B Convertible Preferred Stock as an investment valued at $0 (Note 3). The Series B Convertible Preferred Stock are convertible into 47,000,000 shares of Marijuana, Inc. on the contingency of Marijuana, Inc. successfully uplisting to qualified exchange.

There were no indicators of impairment during the years ended December 31, 2024.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of six months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2024 and 2023, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At December 31, 2024 and 2023, the Company’s cash balances exceeded FDIC insured limits by $0. The Company did not have any losses on cash in excess of the insured FDIC limit.

Inventory

Inventory consists solely of finished goods and is stated at the lower of cost or net realizable value. Specifically, the Company has swabs that will be used in our collection kits.

Cost is determined using the first-in, first-out (FIFO) method of inventory valuation.

Management assesses the recoverability and establishes reserves of the various inventory components on a quarterly basis and is based on the estimated net realizable values of respective finished inventory.

Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages.

Inventory at December 31, 2024 and 2023 was $3,048 and $0, respectively.

From time to time, the Company may give away samples of its inventory. Samples are recorded as a component of advertising expense.

During the year ended December 31, 2024 and 2023, the Company recorded a provision for obsolete inventory of $0 and $46,981, respectively. The Company determined that the product inventory was not saleable. The Company recorded this write down as a component of advertising expense which is included as part of general and administrative expenses. See advertising policy note below.

Derivative Liabilities

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Upon conversion or repayment of a debt instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt and warrants), the Company records the shares of common stock at fair value, relieves all related debt, derivatives, and debt discounts, and recognizes a net gain or loss on debt extinguishment.

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

At December 31, 2024 and 2023, the Company had no derivative liabilities.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which may contain fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at the time of conversion. The Company measures the fair value of the notes at the time of issuance.

Debt Discount

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Consolidated Statements of Operations.

Research and Development

The Company accounts for research and development costs in accordance with ASC subtopic 730-10, Research and Development (“ASC 730-10”).

Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

The Company incurred research and development expenses of $165,621 and $411,014 for the years ended December 31, 2024 and 2023, respectively.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of December 31, 2024 and 2023, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded during the years ended December 31, 2024 and 2023, respectively.

Due to the Company’s net operating loss posture, all tax years are open and subject to income tax examination by tax authorities.

Advertising Costs

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs are included as a component of general and administrative expense in the statements of operations. Marketing and advertising costs primarily consisted of preparation of our go-to-market strategy, development of our consumer packaging and website design.

The Company recognized $216,318 and $135,576 in marketing and advertising costs during the years ended December 31, 2024 and 2023, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,

●	Expected dividends,

●	Expected volatility,

●	Risk-free interest rate; and

●	Expected life of option

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible preferred stock, convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

At December 31, 2024 and 2023, respectively, the Company had the following common stock equivalents, which are potentially dilutive equity securities:

	December 31, 2024	December 31, 2023

Convertible Preferred Stock	700,000,000	700,000,000

Each share of preferred stock (7,000,000 shares) is convertible into 100 shares of common stock.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

New Accounting Standard Adopted

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. These amendments clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments in this update are effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted.

This guidance was adopted on January 1, 2024. The adoption of ASU 2022-03 did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280). The amendments in this update expand segment disclosure requirements, including new segment disclosure requirements for entities with a single reportable segment among other disclosure requirements. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. There was no impact on the Company’s financial statements as a result of the adoption of the standard.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found the following recent accounting pronouncements issued, but not yet effective accounting pronouncements, are not expected to have a material impact on the financial statements of the Company.

In November 2024, the FASB issued ASU 2024-03, ASC Subtopic “Disaggregation of Income Statement Expenses (ASC 220-40): Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures”. The amendments require additional disclosure of the nature of expenses included in the income statement. The amendments in this update are effective for public business entities for fiscal years, beginning after December 15, 2026. Early adoption is permitted. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

We do not expect the adoption of this pronouncement will have a material effect on the Company’s financial statements.

Note 3 – Discontinued Operations

On December 31, 2024, the Company entered into a Stock Purchase Agreement (the “Exousia SPA”) with Marijuana, Inc., a publicly-traded Florida corporation (symbol: MAJI) (“Purchaser”), pursuant to which Purchaser would purchase 100% ownership of a subsidiary of the Company, Exousia Ai, Inc. This deal was closed on December 31, 2024.

The purchase price under the Exousia SPA for 100% ownership of EXO is $203,319, payable by Purchaser by delivery of (a) 10,000 shares of Purchaser Series B Convertible Preferred stock (the “Purchaser Shares”), (b) purchaser assuming responsibility for current liabilities of $103,319, and (c) a $100,000 principal amount promissory note (the “Purchaser Note”). Series B Convertible Preferred stock is convertible into 4,700 Purchaser common stock. The Purchaser Note bears interest at eight percent (8%) per annum, with principal and accrued interest due December 31, 2025.

As such, the Company recognized note receivable and investment in convertible preferred stock of MAJI as of December 31, 2024.

In October 2024, the Company dissolved the two subsidiaries, mRNA for Life, Inc. and Precision Genomics, Inc.

The above restructuring of subsidiaries will have an effect on the Company’s operations and financial results and this qualifies for presentation as a discontinued operation.

The following is a summary of discontinued operations for the year ended December 31, 2024 and 2023:

	Year Ended
	December 31,
	2024	2023
Revenue	$13,037	$-

Operating Expenses:
General and administration expenses	57,621	52,723
Research and development	123,932	25,384
Total operating expenses	$181,553	$78,107

Loss from discontinued operations	$(168,516)	$(78,107)

Gain on sale of subsidiary	203,319	-

Income (loss) from discontinued operation, net of tax	$34,803	$(78,107)

Gain on sale of subsidiary consisted of as follow;

Consideration:
Assumption of accounts payable	$53,319
Assumption of unearned license fees	50,000
Note receivable	100,000
Preferred Stock	-
Total amount	$203,319

Assets and liabilities of subsidiary at December 31, 2024
Total assets	$-

Total liabilities	$-

Net assets	$-

Gain on sale of subsidiary	$203,319

The following is a summary of the assets and liabilities of the subsidiaries as of December 31, 2024 and 2023:

	December 31,	December 31,
	2024	2023
Cash	$-	$101,072
Prepaid expenses	-	4,133
Total assets from discontinued operations	$-	$105,205

The following is a summary of discontinued cash flows for the year ended December 31, 2024 and 2023:

	Year Ended
	December 31,
	2024	2023
Cash Flows from Operating Activities:

Net loss	$(168,516)	$(78,107)
Changes in operating assets and liabilities:	-
Prepaid expenses	4,133	(4,133)
Accounts payable	53,319	-
Unearned fee	50,000	-
Net Cash Used in Operating Activities	(61,064)	(82,240)

Cash Flows from Operating Activities:
Proceeds received from parent company	86,346	190,572
Repayments to parent company	(126,354)	(7,260)
Net Cash Provided by Financing Activities	(40,008)	183,312

Net change in cash	(101,072)	101,072
Cash, beginning of period	101,072	-
Cash, end of period	$-	$101,072

Supplemental disclosure of non-cash financing activity
Forgiveness of loans from parent company	$238,549	$-

Note 4 – Notes Payable and Convertible Notes Payable

Notes Payable - Net

The Company had the following activity related to its notes payable:

Balance - December 31, 2022	$507,136
Proceeds (face amount of note)	222,873
Reclassifications	640,000
Balance - December 31, 2023	$1,370,009
Balance - December 31, 2024	$1,370,009

Notes payable are summarized as follows:

		Interest		December 31,	December 31,
Issue Date	Maturity Date	Rate	Collateral	2024	2023
June 2012 (2)	April 2025	8%	Unsecured	$6,240	$6,240
May 2014 (2)	April 2025	8%	Unsecured	3,456	3,456
June 2016 (2)	April 2025	8%	Unsecured	38,216	38,216
January 2017 (2)	April 2025	8%	Unsecured	7,344	7,344
November 2020 (2)	April 2025	12%	Unsecured	46,480	46,480
March 2021 (2)	April 2025	8%	Unsecured	5,400	5,400
November 2021 (2)	April 2025	0%	Unsecured	250,000	250,000
February 2022 (2)	April 2025	0%	Unsecured	150,000	150,000
August 2023 (2)	April 2025	8%	Unsecured	122,873	122,873
January 2023 (1,2)	April 2025	0%	Unsecured	100,000	100,000
October 2022 (1,2)	April 2025	0%	Unsecured	440,000	440,000
November 2022 (1,2)	April 2025	0%	Unsecured	100,000	100,000
October 2023 (3)	April 2025	8%	Unsecured	100,000	100,000
			Notes payable	$1,370,009	$1,370,009

(1)	In November 2023, the convertible notes were amended to remove the conversion features and the Company reclassified $640,000 from convertible notes to notes payable

(2)	In October 2024, the Company entered into agreements with 16 noteholders, extending the maturity on their note to April 1, 2025.

(3)	In October 2024, the Company entered into agreements with 1 noteholder, extending the maturity on their note to April 1, 2025. In consideration thereof, the noteholder received 500,000 shares of common stock

Note issued in 2023

Effective August 10, 2023, we entered into a Common Stock Repurchase Agreement, pursuant to which we repurchased 171,162,746 shares of our common stock. In payment of such shares, we issued a promissory note in the principal amount of $122,873 that bears interest at 8% per annum.

Modification of Notes Payable

The notes listed above issued in between June 2012 and February 2022, totaling $507,136 were originally due at various dates in 2023. In 2023, the Company extended the maturity dates of these notes listed above to January 2024 or April 2024. In 2024, the Company extended the maturity dates of all notes listed above to April 2025.

The Company evaluated the modification of terms under ASC 470-50, “Debt - Modification and Extinguishment”, and concluded that the extension of the maturity dates did not result in significant and consequential changes to the economic substance of the debt, and thus resulted in a modification of the debt and not an extinguishment of the debt. Accordingly, no gain or loss on debt extinguishment was recorded.

Specifically, on the date of modification, the Company determined that the present value of the cash flows of the modified debt instruments were less than 10% different from the present value of the remaining cash flows under the original debt instruments.

See below for discussion of inducement expense.

Convertible Notes Payable - Net

The Company had the following activity related to its convertible notes payable:

Balance - December 31, 2022	$828,344
Proceeds (face amount of note)	205,000
Reclassifications	(640,000)
Original issue debt discount	(65,000)
Amortization of debt discount	469,514
Conversion of notes payable to common stock	(797,858)
Balance - December 31, 2023	$-
Proceeds (face amount of note)	628,708
Guaranteed interest recorded to convertible note payable	5,000
Original issue debt discount	(10,000)
Guaranteed interest – debt discount	(5,000)
Repayments including guaranteed interest	(55,000)
Amortization of debt discount	15,000
Balance - December 31, 2024	$578,708

Convertible Notes Payable are summarized as follows:

		Interest		December 31,	December 31,
Issue Date	Maturity Date	Rate	Collateral	2024	2023
March 2024	March 2025	8%	Unsecured	150,000	-
March 2024	March 2025	8%	Unsecured	50,000	-
March 2024	March 2025	8%	Unsecured	50,000	-
April 2024	April 2025	8%	Unsecured	10,000	-
April 2024	April 2025	8%	Unsecured	20,000	-
May 2024	May 2025	8%	Unsecured	10,000	-
May 2024	May 2025	8%	Unsecured	100,000	-
July 2024	July 2025	8%	Unsecured	5,000	-
July 2024	July 2025	8%	Unsecured	15,000	-
July 2024	July 2025	8%	Unsecured	10,000	-
July 2024	July 2025	8%	Unsecured	4,000	-
July 2024	July 2025	8%	Unsecured	50,000	-
August 2024	August 2025	8%	Unsecured	10,000	-
November 2024	November 2025	8%	Unsecured	10,000	-
November 2024	November 2025	8%	Unsecured	30,000	-
November 2024	November 2025	8%	Unsecured	54,708	-
				$578,708	$-
			Less: unamortized debt discount	-	-
			Convertible notes payable – net	$578,708	$-

Notes issued in 2024

In February, 2024, the Company entered into a securities purchase agreement (the “SPA”), pursuant to which the Company agreed to issue to the Investor a Promissory Note (the “Note”), dated February 12, 2024, in the principal amount of $50,000. The Note was funded by the Investor on February 15, 2024, with the Company receiving funding of $40,000, net of OID of $15,000, including guaranteed interest of 10% per calendar year, or $5,000. The Note matures on May 12, 2024. In July, 2024 the Company extended the maturity on the note to October 1, 2024. In consideration thereof, the noteholder received a warrant to purchase 2 shares of the Company’s common stock for each $1 of indebtedness they held, at an exercise price of $0.30 per share and an expiration date of July 16, 2026. The shares underlying each warrant are to be included in the Company’s next-filed registration statement with the Securities and Exchange Commission on Form S-1. Only upon an event of default that shall not have been cured, the Note is convertible into shares of the Company’s common stock at any time at a conversion price equal to the lowest traded price of the Common Stock during the thirty (30) business days prior to the relevant notice of conversion; provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the investor’s beneficial ownership of the Company’s common stock being in excess of 9.99% of the Company’s then-issued and outstanding common stock. The Note was repaid on May 9, 2024.

Between March 2024 and November, 2024, the Company entered into securities purchase agreements (the “SPAs”) with 13 individuals, pursuant to which the Company agreed to issue to the Investors Promissory Notes (the “Notes”), in the aggregate principal amount of $628,708 with an interest rate of 8% per annum. The Notes mature twelve (12) months from the dates of issue. The principal amounts of the notes together with any accrued interest are convertible into common shares at any time prior or at maturity at a price of $0.10 per common share. The Notes, together with any accrued interest, shall automatically convert into common shares at a price of $0.10 per share upon the successful uplisting of the Company’s common stock onto the NASDAQ, CBOE or NYSE American stock exchanges.

Note issued in 2023

In January 2023, the Company issued an unsecured, one (1) year, original issue discount convertible note with a face amount of $100,000. This note contained an original issue discount of $30,000, resulting in net proceeds of $70,000.

The total debt discount of $30,000 is being amortized over the life of the convertible note and has been recorded as a component of other income (expense) – net in the accompanying consolidated statements of operations.

This note is convertible at a 20% discount to market upon the effectiveness of the Company’s Form S-1 registration statement. This convertible note contains an embedded contingent conversion feature that until the contingency is resolved (declared effectiveness of the S-1 registration statement) is not required to be accounted for in accordance with the related accounting guidance. The embedded feature in this convertible note was not accounted for at September 30, 2023 and December 31, 2022, respectively, given the probability of the S-1 not becoming effective and also due to the expected inability to acquire sufficient funds from an effective S-1 to repay the note holder, as determined by the Company.

On November 8, 2023, the Company’s S-1 registration statement was declared effective. However, the lender has waived their right to the discount to market feature. As a result, both at September 30, 2023 and November 8, 2023, the Company was not required to account for the discount to market feature as a derivative liability.

In October and November 2023, the Company issued unsecured, one (1) month, original issue discount convertible notes with a total of face amount of $105,000. These notes contained an original issue discount of $35,000, resulting in net proceeds of $70,000. The convertible note was fully converted into 954,638 shares of common stock in November and December 2023. The notes were also issued with 62,000 bonus shares having a fair value of $11,098 ($0.179/share), based upon the closing price. These shares are considered an inducement expense. See Note 6 regarding common stock issued.

These notes are payable in cash or convertible at $0.11 per share, at the sole option of the Company.

In October 2023, the Company executed a one-year (1) note payable for $100,000. The note bears interest at 8% and is unsecured. The note was also issued with 1,000,000 shares of common stock having a fair value of $179,000 ($0.179/share), based upon the quoted closing price. These shares are considered and inducement expense. See Note 6 regarding common stock issued.

Modification and Extinguishment of Convertible Notes Payable (Year Ended December 31, 2023 and 2024)

Year Ended December 31, 2023

Maturity Date, Note Modifications in 2023 and Inducement Expense

In May 2023, the note issued in October 2022 ($440,000) were extended to January 2024.

The Company evaluated the modification of terms under ASC 470-50, “Debt - Modification and Extinguishment”, and concluded that the extension of the maturity date did not result in significant and consequential changes to the economic substance of the debt and thus resulted in a modification of the debt and not extinguishment of the debt. Accordingly, no gain or loss on debt extinguishment was recorded.

Specifically, on the date of modification, the Company determined that the present value of the cash flows of the modified debt instrument was less than 10% different from the present value of the remaining cash flows under the original debt instrument.

In May 2023, the outstanding $1,232,857 in convertible notes payable balance, $692,857 of these notes were converted to 6,298,703 shares of common stock ($0.11/share) (see Note 6 and below regarding inducement).

As a result, $540,000 in convertible notes remained from this initial debt modification (October 2022 - $440,000 (now due April 2024), and December 2022 - $100,000 (now due April 2024)).

In September 2023, all of the notes listed above ($540,000) as well as the note issued in January 2023 ($100,000) were extended to April 2024 (total $640,000).

The Company evaluated the modification of terms under ASC 470-50, “Debt - Modification and Extinguishment”, and concluded that the extension of the maturity dates resulted in significant and consequential changes to the economic substance of the debt totaling $640,000 (due April 2024), and thus resulted in an extinguishment of the debt. The Company issued 640,000 shares of common stock, having a fair value of $114,560 (based upon the quoted closing price of $0.179/share) in connection with the lender agreeing to extend the loan maturity date. There were no other changes to these notes payable. Accordingly, the Company recorded an inducement expense of $114,560.

In November, 2023, the holders of all of the convertible notes listed above waived the convertibility feature of these notes. As a result, $640,000 of Convertible Notes Payable were reclassified from Convertible Notes Payable to Notes Payable.

Specifically, on the date of modification, the Company determined that the present value of the cash flows of the modified debt instruments were greater than 10% different from the present value of the remaining cash flows under the original debt instruments.

In December 2023, 6 notes totaling $107,136 were extended to July 2024.

In March 2024, all of the notes listed above, as well as the note issued in January 2023 ($100,000) were extended to July 2024 (total ($640,000), in July, notes were extended to October 2024, and in October, the notes were extended to in April 2025.

See below for discussion of inducement expense.

Inducements

Fiscal year 2024

In March 2024, the Company recorded 2,080,000 shares of common stock issuable as inducements to 7 individuals for the extension of 7 promissory notes to July 1, 2024, which shares were valued at $0.25 per share. All shares were issued in April 2024. The Company recognized the extensions as debt extinguishment and recorded $520,000 as inducement expense.

In July 2024, the Company entered into agreements with 16 noteholders, extending the maturity on their notes to October 1, 2024. In consideration thereof, each noteholder received a warrant to purchase 2 shares of the Company’s common stock for each $1 of indebtedness they held, for an aggregate of 16 warrants exercisable into 2,541,276 shares of common stock, at an exercise price of $0.30 per share and an expiration date of July 16, 2026. The Company recorded $377,774 as inducement expense. In October, 2024, the Notes were further extended to April, 2025.

In October 2024, the Company entered into agreements with 16 noteholders, extending the maturity on their note to April 1, 2025.

In October 2024, the Company entered into agreements with 1 noteholder, extending the maturity on their note to April 1, 2025.

In consideration thereof, the noteholder received 500,000 shares of common stock, which shares were valued at $0.2136 per share. The Company recognized the extensions as debt extinguishment and recorded $106,800 as inducement expense.

Fiscal year 2023

1st Inducement

In May 2023, the Company added a second conversion feature to certain notes aggregating $342,857. The Company, in addition to allowing conversion at a discount to market pending the effectiveness of their S1 registration statement, allowed these debt holders an option to convert their debt at a fixed rate of $0.11/share.

In adding this substantive conversion option ($0.11/share), the Company determined that an inducement had occurred. Of the $692,857 in debt converted, $342,857 was the amount of debt that received a fixed rate conversion option ($0.11/share), the remaining $350,000 in debt did not receive a fixed rate conversion option, however, was converted at an agreed upon amount of $0.11/share.

The entire $692,857 was converted into 6,298,703 shares of common stock. See Note 5.

The fair value of the Company’s common stock on the date of inducement was in excess of the value of the debt converted by $102,857 as follows during the year ended December 31, 2023:

December 31, 2023
Fair value of common stock on conversion date	$445,714
Fair value of debt subject to inducement	342,857
Inducement expense	$102,857

2nd Inducement (summary of activity from above – excludes inducement related to addition of substantive conversion option at $0.11/share)

As noted above for various notes ($400,000) and convertible notes ($640,000) which were amended in September 2023 (aggregate $1,040,000) to extend the maturity date of these notes to April 2024, the Company issued 1,040,000 shares of common stock having a fair value of $186,160, based upon the quoted closing price of $0.179/share.

The fair value of the Company’s common stock on the date of inducement was in excess of the value of the debt converted by $186,160 as follows during the year ended December 31, 2023:

December 31, 2023
Fair value of debt and common stock on extinguishment date	$1,226,160
Fair value of debt subject to inducement	1,040,000
Inducement expense	$186,160

3rd Inducement

In October 2023, the Company issued convertible notes of $105,000. As a result of conversion of notes, the Company issued extra shares and recorded it as inducement expense.

The fair value of the Company’s common stock on the date of inducement was in excess of the value of the debt converted by $105,000 as follows during the year ended December 31, 2023:

December 31, 2023
Fair value of debt and common stock on extinguishment date	$154,438
Fair value of debt subject to inducement	105,000
Inducement expense	$49,438

See Note 6 regarding common stock issued.

Interest expense and amortization of debt discount

During the years ended December 31, 2024 and 2023, the Company recorded interest expense for notes payable and convertible notes of $56,794 and $15,714, respectively.

During the years ended December 31, 2024 and 2023, the Company recorded amortization of debt discount of $15,000 and $469,514, respectively.

Note 5 – Commitments and Contingencies

On September 5, 2023, we entered into an employment agreement with Marvin S. Hausman, M.D., pursuant to which Dr. Hausman serves as our former Chief Executive Officer. Under his employment agreement, we will pay Dr. Hausman $5,000 per month. In addition, we will pay Dr. Hausman an amount equal to 10% of gross sales revenues attributable to Dr. Hausman’s efforts, in perpetuity.

On September 5, 2023, we entered into an employment agreement with Thomas Terwilliger, pursuant to which Mr. Terwilliger serves as our Chief Operating Officer, Treasurer and Secretary. Under his employment agreement, we will pay Mr. Terwilliger $5,000 per month. In addition, we will pay Mr. Terwilliger an amount equal to 10% of gross sales revenues attributable to Mr. Terwilliger’s efforts, in perpetuity. On November 28, 2023, Mr. Terwilliger resigned as Chief Operating Officer, but continues to provide limited services to the company on an outsourced basis.

On November 15, 2023, we entered into a Financial Advisory Services Agreement with EverAsia Financial Group, Inc., a financial consulting firm owned by Scott J. Silverman, who, in conjunction with the execution the CFO Agreement, was appointed as our Chief Financial Officer. Under the CFO Agreement, the Company is obligated to make monthly payments of $8,750, as follows:

Beginning from the execution date of the CFO Agreement and continuing until the Company raises $750,000 in equity or debt financing (the “Accrual Period”), the Company is obligated to make the monthly payments described in the following table:

Funds Raised	Paid Monthly	Accrued Monthly
$0 – $250,000	$3,750	$5,000
$250,000 – $750,000	$5,000	$3,750

Upon the Company’s raising of $750,000, it shall pay the accrued amount in cash. Thereafter, the Company shall pay the entire monthly payment without accrual.

On April 1, 2024, Jose Antonio Reyes. signed an Offer Letter for his employment as our Chief Operating Officer. In September 2024, Mr. Reyes was named as our Chief Executive Officer. Pursuant to the terms of his employment, the Company is obliged to make monthly payments to Mr. Reyes of $8,750, as follows:

Beginning from the execution date of the Offer Letter and continuing until the Company raises $750,000 in equity or debt financing (the “Accrual Period”), the Company is obligated to make the monthly payments described in the following table:

Funds Raised	Paid Monthly	Accrued Monthly
$0 – $250,000	$3,750	$5,000
$250,000 – $750,000	$5,000	$3,750

Upon the Company’s raising of $750,000, it shall pay the accrued amount in cash. Thereafter, the Company shall pay the entire monthly payment without accrual.

On April 1, 2024, Marvin S. Hausman., M.D. signed an Offer Letter for his employment as our Chief Science Officer. Additionally, Dr. Hausman serves as our Chairman of the Board of Directors. Pursuant to the terms of his employment, the Company is obliged to make monthly payments to Dr. Hausman of $8,750, as follows:

From September 5, 2023 until April 1, 2024, Marvin S. Hausman, M.D., served as our Chief Executive Officer. Under his employment agreement, we paid Dr. Hausman $5,000 per month. In addition, we were to pay Dr. Hausman an amount equal to 10% of gross sales revenues attributable to Dr. Hausman’s efforts, in perpetuity.

From July 1, 2022, to September 5, 2023, Dr. Hausman provided services on behalf of our company, pursuant to a consulting agreement. Under his consulting agreement, we paid Dr. Hausman $5,000 per month. In addition, we were responsible for paying Dr. Hausman an amount equal to 10% of gross sales revenues attributable to Dr. Hausman’s efforts, in perpetuity. We made no payments to Dr. Hausman based on sales, during the term of his consulting agreement.

In August 2024, the Company acquired patent pending (“Patent”) for an mRNA Neuro Panel and Serotonin Assay, which Patent was lodged by Nova on or about April 26, 2024, as U.S. Patent Application 18/705375, International Publication Number WO 2023/077245, captioned as “Diagnosing, Monitoring and Treating Neurological Disease with Psychoactive Tryptamine Derivatives and mRNA Measurements” (“IP” or “Patent”) from Nova Mentis Life Science Corp. in exchange for the issuance of 750,000 shares of common stock with a fair market value of $100,800, the forgiveness of $245,712 in consulting fees owed to Dr. Marvis S. Hausman, our Chief Scientific Officer and Chairman of the Board of Directors, and a royalty of 5%, payable 2.5% each to Dr. Marvin Hausman and to Nova Mentis Life Sciences Corp., respectively, of all revenue derived from Commercialization for a period of 10 years from the date of execution of the Agreement. The Company recognized the purchase of the patent as a R&D development and recorded R&D expense of $100,800.

Note 6 – Stockholders’ Deficit

The Company has two (2) classes of stock:

Common Stock

●	1,250,000,000 shares authorized

●	$0.001 par value

●	Voting at 1 vote per share

Preferred Stock

In May 2022 and December 2022, the Company’s Articles of Incorporation, as amended, authorized the issuance of 7,000,000 shares of preferred stock which may be amended from time to time in one or more series. The Board of Directors is authorized to determine, prior to issuing any such series of preferred stock and without any vote or action by the shareholders, the rights, preferences, privileges and restrictions of the shares of such series, including dividend rights, voting rights, terms of redemption, the provisions of any purchase, retirement or sinking fund to be provided for the shares of any series, conversion and exchange rights, the preferences upon any distribution of the assets of the Company, including in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the preferences and relative rights among each series of preferred stock.

The Board of Directors has made the following designations of its preferred stock.

Series A, Convertible Preferred Stock

●	7,000,000 shares authorized.

●	$0.001 par value.

●	Conversion feature–-each share of preferred stock is convertible into 100 shares of common stock.

●	Voting–-on an as converted basis with common stock, at the applicable conversion rate (100 votes for each share of convertible preferred held).

●	Dividends–-accrued only upon declaration of the board of directors, at the applicable conversion rate.

●	Mandatorily redeemable (automatic conversion) on January 1, 2025. (See below amendment)

●	Anti-dilution provision – rights exist for the period of two years after the convertible preferred shares were converted into common stock. Additionally, holders of the convertible preferred stock will have full ratchet anti-dilution protection rights at the rate of 65% calculated on a fully diluted basis. (See below amendment)

In connection with the issuance of these Series A, convertible preferred shares, the Company determined that there were no provisions within ASC 815 that were met, which would require derivative liability accounting treatment. Specifically, as noted below, upon amending the terms of the Series A, convertible preferred stock, at that time, there had been no new stock issuances of any type which may have triggered the anti-dilution provision.

In December 2022, the Company amended its articles of incorporation related to certain terms of its Series A, convertible preferred stock. At that time, the Company, along with approval from its convertible preferred stockholders agreed to remove provisions related to mandatory redemption as well as anti-dilution rights.

At December 31, 2024 and 2023, the Company had 7,000,000 shares issued and outstanding. See below for related issuances.

Equity Transactions for the Year Ended December 31, 2024

During the year ended December 31, 2024, the Company issued 1,718,000 shares of common stock for services as follows:

●	225,000 shares of common stock to three individuals as bonuses for their services valued at $0.29 per share, the closing price on the date of issue as quoted on OTCMarkets.com, for a total of $65,250.

●	1,250,000 shares of common stock to an individual for his services. Such shares of common stock were issued as compensation (250,000 shares pursuant to a consulting agreement and 1,000,000 shares as a performance bonus) valued at $0.13 per share, the closing price on the date of issue as quoted on OTCMarkets.com, for a total of $162,500.

●	143,000 shares of common stock for marketing and advertising service valued at $50,050.

●	100,000 shares of common stock for marketing and advertising service valued at $40,000

During the year ended December 31, 2024, the Company issued 750,000 shares of common stock for research and development activities valued at $0.13 per share, the closing price on the date of issue as quoted on OTCMarkets.com, for a total of $100,800.

During the year ended December 31, 2024, the Company issued 2,580,000 shares of common stock for inducement expense as follows:

●	2,080,000 shares of common stock as inducements to enter into promissory notes with the Company, valued at $0.25 per share, the closing price on the date of issue as quoted on OTCMarkets.com, for a total of $520,000

●	500,000 shares of common stock as inducements to enter into promissory notes with the Company, valued at $0.2136 per share, the closing price on the date of issue as quoted on OTCMarkets.com, for a total of $106,800

Equity Transactions for the Year Ended December 31, 2023

Stock Issued for License

The Company issued 1,000,000 shares of common stock in exchange for the right to license, manufacture and market nutraceutical products. These shares had a fair value of $370,000 ($0.37/share), based upon the quoted closing trading price. Additionally, the Company was required to pay $0.10/bottle of product sold. In 2023, there were no sales of product and the remaining $46,981 of related inventory was written off as the products were no longer considered saleable. See above disclosures on inventory and advertising expense.

The Company will expense the issuance of these shares as a component of research and development, since shortly after paying for the license, management concluded that it could not commercialize the technology.

Pursuant to Accounting Standard Codification 350 “Goodwill and Other Intangible Assets” (“ASC 350”), this guidance requires that assets with indefinite lives no longer be amortized, but instead be subject to annual impairment tests.

During the quarter ended June 30, 2023, management qualitatively assessed this intangible (license agreement) to determine whether testing was necessary.

Factors that management considered in this assessment included macroeconomic conditions, industry and market considerations, overall financial performance (both current and projected), changes in management and strategy, and changes in the composition and carrying amounts of net assets. This qualitative assessment indicated that it was more likely than not that the fair value of the reporting unit was less than its carrying value, a quantitative assessment was then performed. Based on the qualitative analysis conducted during the quarter, management performed a quantitative analysis determining that the asset was not recoverable and would need to be expensed (and not capitalized) on the grant date.

In reaching our conclusion to expense the issuance on the grant date and in accordance with ASC 350-30-35-3, we evaluated pertinent factors in arriving at this estimate including the Company no longer pursuing commercialization of the license.

Ultimately, we concluded that since the intellectual property cannot be commercialized at this time, the expected use of the asset as well as the Company’s historical experience (very limited) would not support capitalizing an asset that would have been deemed non recoverable on the acquisition date.

Stock Issued for Services

The Company issued 1,083,334 shares of common stock for services rendered, having a fair value of $258,713 ($0.10 - $0.36/share), based upon the quoted closing trading price.

Extinguishment of Convertible Notes Payable and Debt Converted into Common Stock

In May 2023, the Company amended certain original issue discount notes aggregating $342,857 by adding a fixed rate conversion option of $0.11/share (inducement to convert). These notes already contained a conversion feature reflecting a 20% discount to market, pending declaration of effectiveness of their Form S-1. The addition of the fixed rate conversion option at $0.11/share was deemed substantive.

On the date of modification, the Company determined that the present value of the cash flows of the modified debt instruments (including unamortized debt discount) were greater than 10% different from the present value of the remaining cash flows under the original debt instruments. The Company determined that the addition of the fixed rate conversion option was substantive on the date of modification.

On the date of the modification, holders of these notes simultaneously converted an aggregate $692,857 into 6,298,703 shares of common stock ($0.11/share). Of the total debt converted to common stock, $342,857 was converted into 3,116,882 shares of common stock (this conversion was related to the inducement of including a fixed rate conversion option of $0.11/share). An additional $350,000 was converted into 3,181,821 shares of common stock (these conversions were at an agreed upon $0.11/share, no fixed rate conversion option had been added to these debt instruments).

Accordingly, no gain or loss was recognized upon debt extinguishment. On the date of debt conversion, the remaining unamortized debt discount associated with these notes was fully amortized, resulting in each of these notes being accreted to their face value at the time of conversion.

In October and November 2023, the convertible note was fully converted into 954,638 shares of common stock in November and December 2023. The notes were also issued with 62,000 bonus shares having a fair value of $11,098 ($0.179/share), based upon the closing price. These shares are considered an inducement expense. See Note 5 regarding common stock issued.

See Note 4 for discussion of inducement expense.

Stock Issued in connection with the extension of notes and convertible notes including inducement expense

In connection with both the 1st and 2nd inducements noted above, 1,040,000 shares of common stock, having a fair value of $186,160, based upon the quoted closing price of $0.179/share were authorized for issuance in connection with these inducements to extend the loan maturity dates. In October 2023, all shares were issued.

In Connection with the note payable issued in October noted above, 1,000,000 shares of common stock, having a fair value of $179,000, based upon the quoted closing price of $0.179/share were authorized and issued in October 2023.

Common Stock Cancelled

In October 2023, 171,162,796 shares were cancelled. See 2022 discussion below regarding stock issued for option to acquire common stock.

Note 7 – Warrants

In February 2024, the Company issued 2,604,667 warrants in connection with the Purchase Agreement (Note 5), valued at $677,130. The Warrants expire five (5) years from the date of issuance. The warrants were earned and issued without recourse upon signature of the Purchase Agreement (Note 5) and recorded as a finance expense. The exercise price per warrant shall be calculated by dividing $30,000,000 by the total number of outstanding shares of common stock as of the exercise date.

In July 2024, the Company issued 2,541,276 warrants in connection with the extension of maturity of notes payable (Note 3), valued at $377,774 recorded as an inducement expense. The Warrants expire two (2) years from the date of issuance with an exercise price of $0.30 per share.

A summary of activity of the warrants during the year ended December 31, 2024, is follows:

	Number of	Weighted average	Weighted average Remaining
	Warrant	Exercise price	life (year)
Outstanding at December 31, 2023	-	$-	-
Grant	5,145,943	0.25	3.52
Exercised	-	-	-
Cancelled	-	-	-
Outstanding at December 31, 2024	5,145,943	$0.25	2.85

Exercisable at December 31, 2024	5,145,943	$0.25	2.85

The intrinsic value of the warrants as of December 31, 2024, is $0. All of the outstanding warrants are exercisable as of December 31, 2024.

Valuation

The Company utilizes the Black-Scholes model to value its warrants. The Company utilized the following assumptions:

Year ended
December 31, 2024
Expected term	2 - 5 years
Expected average volatility	241 - 338%
Expected dividend yield	-
Risk-free interest rate	4.13 - 4.43%

Note 8 – Income Taxes

The Company’s tax expense differs from the “expected” tax expense for the period (computed by applying the blended corporate and state tax rates of 24.52% to loss before taxes), are approximately as follows:

	December 31,	December 31,
	2024	2023
Federal income tax benefit–-20.06%	$(232,000)	$(193,000)
State income tax–-4.458%	(48,000)	(40,000)
Non-deductible items		-
Subtotal	(280,000)	(233,000)
Change in valuation allowance	280,000	233,000
Income tax benefit	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2024 and 2023 are approximately as follows:

Schedule of Deferred Tax Assets and Liabilities

	December 31,	December 31,
	2024	2023
Amortization of debt discount	$(3,800)	$(119,000)
Share based payments	(532,300)	(290,500)
Net operating lass carryforwards	(973,000)	(366,000)
Total deferred Tax assets	(1,509,100)	(775,500)
Less valuation allowance	1,509,100	775,500
Net deferred tax asset recorded	$-	$-

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

During the year ended December 31, 2024, the valuation allowance increased by approximately $43,600. The total valuation allowance results from the Company’s estimate of its uncertainty in being unable to recover its net deferred tax assets.

At December 31, 2024, the Company has federal net operating loss carryforwards, which are available to offset future taxable income, of approximately $3,839,582. The Company is in the process of analyzing their NOL and has not determined if the Company has had any change of control issues that could limit the future use of these NOL’s.

NOL carryforwards that were generated after 2017 of approximately $3,839,582 may only be used to offset 80% of taxable income and are carried forward indefinitely.

These carryforwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three- year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted.

If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

The Company files corporate income tax returns in the United States and Florida jurisdictions. Due to the Company’s net operating loss posture, all tax years are open and subject to income tax examination by tax authorities. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At December 31, 2024 and 2023, respectively, there were no unrecognized tax benefits, and there are no significant accruals for interest related to unrecognized tax benefits or tax penalties.

Note 9 – Segment Report

Our Chief Executive Officer (“CEO”) is the chief operating decision maker who reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. Accordingly, we determined we operate in a single reporting segment – developing products that use mRNA genetic biomarkers to potentially assess the occurrence of inflammation, and, as a result, inflammation related chronic diseases. Within this segment, our products will be sold into the Medical markets.

Our CEO assesses performance and decides how to allocate resources primarily based on consolidated net income, which is reported on our Consolidated Statements of Operations. Total assets on the Consolidated Balance Sheets represent our segment assets.

Note 10 – Subsequent Events

Issuance of Convertible Note

In January, 2025, the Company entered into securities purchase agreements (the “SPAs”) with 2 individuals, pursuant to which the Company agreed to issue to the Investors Promissory Notes (the “Notes”), in the aggregate principal amount of $100,000 with an interest rate of 8% per annum. The Notes mature twelve (12) months from the dates of issue. The principal amounts of the notes together with any accrued interest are convertible into common shares at any time prior or at maturity at a price of $0.10 per common share. The Notes, together with any accrued interest, shall automatically convert into common shares at a price of $0.10 per share upon the successful uplisting of the Company’s common stock onto the NASDAQ, CBOE or NYSE American stock exchanges.

Issuance of Promissory Note

On March 10, 2025, the Company issued a Promissory Note to an individual in the principal amount of $36,912. The Note matures on September 30, 2025 and carries an interest rate of 8% per annum.

Shares of Common Stock

Ludwig Enterprises, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

, 2025

Through and including, 2025 (the 25th day after the date of this Offering), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC registration fee.

Type	Amount
SEC registration fee	$
Accounting fees and expenses*
Legal fees and expenses*
Printing expenses*
Miscellaneous fees and expenses*
Total expenses*

*	Estimated

Item 14. Indemnification of Directors and Officers

Our Bylaws provide that the Company shall indemnify our directors and officers from and against any liability arising out of their service as a director or officer of the Company or any subsidiary or affiliate of which they serve as an officer or director at our request to the fullest extent not prohibited by NRS Chapter 78. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

On April 3, 2025, the Company entered into Note Extension and Modification Agreements with 11 of our Noteholders, extending the maturity dates on their Notes to December 31, 2025. The conversion features of the notes were modified such that if, prior to the Maturity Date, the Company’s securities are accepted for listing on a national securities exchange (an “Uplist”), then the outstanding principal and interest of the Notes shall automatically convert into Common Stock, at a conversion price equal to: (a) if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, or (b) if the Notes have not previously been converted then upon the Maturity Date, the Conversion Amount shall be convertible, at the election of the Holder, into Common Stock at a conversion rate equal to a eighty-five percent (85%) of the average VWAP for the five Trading Days immediately preceding the Maturity Date.

In April and May, 2025, the Company entered into securities purchase agreements (the “SPAs”) with 7 individuals, pursuant to which the Company agreed to issue to the Investors Promissory Notes (the “Notes”), in the aggregate principal amount of $650,000 with an interest rate of 8% per annum. The Notes mature twelve (12) months from the dates of issue. If, prior to the Maturity Date, the Company’s securities are accepted for listing on a national securities exchange (an “Uplist”), then the outstanding principal and interest of the Notes shall automatically convert into Common Stock, at a conversion price equal to: (a) if in connection with the Uplist the Company issues and sells shares of its Common Stock, or securities convertible into or exchangeable for shares of Common Stick, whether in a public offering or a private placement, eighty-five percent (85%) of the per share price paid by the investors in such offering, or (b) otherwise eighty-five percent (85%) of the VWAP of the Common Stock on the day on which the Company’s Common Stock first opens for trading on such exchange, or (b) if the Notes have not previously been converted then upon the Maturity Date, the Conversion Amount shall be convertible, at the election of the Holder, into Common Stock at a conversion rate equal to a eighty-five percent (85%) of the average VWAP for the five Trading Days immediately preceding the Maturity Date.

On March 10, 2025, the Company issued a Promissory Note to our chief executive officer (“CEO”) in the principal amount of $36,912. The Note matures on September 30, 2025 and carries an interest rate of 8% per annum.

On February 3, 2025, the Company issued 1,057,000 shares of Common Stock for as consideration for a note extension dated October 1, 2024, with a fair market value of $159,977 based on the closing price of our Common Stock on February 3, 2025.

In January, 2025, the Company entered into securities purchase agreements (the “SPAs”) with 2 individuals, pursuant to which the Company agreed to issue to the Investors Promissory Notes (the “Notes”), in the aggregate principal amount of $100,000 with an interest rate of 8% per annum. The Notes mature twelve (12) months from the dates of issue. The principal amounts of the notes together with any accrued interest are convertible into common shares at any time prior or at maturity at a price of $0.10 per common share. The Notes, together with any accrued interest, shall automatically convert into common shares at a price of $0.10 per share upon the successful uplisting of the Company’s common stock onto the NASDAQ, CBOE or NYSE American stock exchanges.

On January 9, 2025, we entered into a securities purchase agreement with Kimberly Farahay for the purchase of a convertible promissory note in the amount of $50,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on January 9, 2026.

In December, 2024, the Company issued a Promissory Note to our former chief executive officer (“CEO”) in the principal amount of $5,000. The Note matures on June 30, 2025 and carries an interest rate of 8% per annum. In May, 2025, the Company redeemed the promissory note made with our former chief executive officer in the principal amount of $5,000 and accrued interest of $165.

On December 26, 2024, we entered into a securities purchase agreement with John Dymond for the purchase of a convertible promissory note in the amount of $54,708.30. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on December 26, 2025.

On December 17, 2024, we issued a simple promissory note to our Chief Executive Officer Jose Antonio Reyes in the principal amount of $5,000. This promissory note bears an interest rate of eight (8%) per annum, and is not convertible. The principal and accrued interest of the note is due on March 31, 2025, in the event that the we fail to repay this promissory note on March 31, 2025, the note will become immediately due and payable and Mr. Reyes will have the right to renegotiate the terms of this promissory note.

On December 12, 2024, the Company issued 100,000 shares of Common Stock for services rendered, with a fair market value of $16,000 based on the closing price of our Common Stock on December 12, 2024.

On December 12, 2024, the Company issued 500,000 shares of Common Stock for as consideration for a note extension dated October 1, 2024, with a fair market value of $80,000 based on the closing price of our Common Stock on December 12, 2024.

In November 2024, the Company entered into securities purchase agreements (the “SPAs”) with three individuals, pursuant to which the Company agreed to issue to the Investors Promissory Notes (the “IP Notes”), in the aggregate principal amount of $94,708 with an interest rate of 8% per annum. The IP Notes mature twelve (12) months from the dates of issue. The principal amounts of the notes together with any accrued interest are convertible into common shares at any time prior or at maturity at a price of $0.10 per common share. The IP Notes, together with any accrued interest, shall automatically convert into common shares at a price of $0.10 per share upon the successful uplisting of the Company’s common stock onto the NASDAQ, CBOE or NYSE American stock exchanges. The aforementioned issuance and sale to the investors under the SPA and the issuance and sale of the IP Note under the SPA were made without registration under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Investor to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

On November 2, 2024, we entered into a securities purchase agreement with Lazaro Manuel Lima for the purchase of a convertible promissory note in the amount of $10,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on November 2, 2025.

On November 1, 2024, we entered into a securities purchase agreement with David Scoppa for the purchase of a convertible promissory note in the amount of $30,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on November 1, 2025.

On July 10, 2024, we entered into a securities purchase agreement with Allen Singer and Sara Dorrison for the purchase of a convertible promissory note in the amount of $50,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on July 10, 2025

On July 9, 2024, we entered into a securities purchase agreement with Cedric Whitehead for the purchase of a convertible promissory note in the amount of $4,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on July 9, 2025.

On July 9, 2024, we entered into a securities purchase agreement with Jenna Gatto for the purchase of a convertible promissory note in the amount of $15,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on July 9, 2025.

On July 9, 2024, we entered into a securities purchase agreement with Kelley Bruder for the purchase of a convertible promissory note in the amount of $10,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on July 9, 2025.

On July 9, 2024, we entered into a securities purchase agreement with Jenna Gatto for the purchase of a convertible promissory note in the amount of $10,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on July 9, 2025.

On July 2, 2024, we entered into a securities purchase agreement with Cedric Whitehead for the purchase of a convertible promissory note in the amount of $5,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on July 2, 2025.

On May 16, 2024, we entered into a securities purchase agreement with Carl Larue for the purchase of a convertible promissory note in the amount of $100,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on May 16, 2025.

On May 15, 2024, we entered into a securities purchase agreement with Brian Dunlap for the purchase of a convertible promissory note in the amount of $10,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on May 15, 2025.

On April 1, 2024, we entered into a securities purchase agreement with Jeff Freeland for the purchase of a convertible promissory note in the amount of $25,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on April 1, 2025.

On March 28, 2024, we entered into a securities purchase agreement with Pat Smith for the purchase of a convertible promissory note in the amount of $150,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on March 28, 2025.

On March 28, 2024, we entered into a securities purchase agreement with Jeff Lee for the purchase of a convertible promissory note in the amount of $50,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on Matt Dillard.

On March 28, 2024, we entered into a securities purchase agreement with Matt Dillard for the purchase of a convertible promissory note in the amount of $50,000. The convertible note bear an interest rate of eight (8%) percent per annum, and are conversion price of $0.10 per share, subject to traditional adjustments. This convertible promissory note will mature twelve months after the date of issuance on March 28, 2025.

On February 12, 2024, the Company, entered into a common stock purchase agreement, together with a registration rights agreement with an institutional investor, pursuant to which the Company has the right to sell to the Investor up to $5,000,000 in shares of its Common Stock, subject to certain limitations. The Investor was also issued a five-year warrant to purchase 2,604,667 shares of Common Stock with standard anti-dilution provisions and cashless exercise. The aforementioned issuance and sale to the investors under the common stock purchase agreement and the issuance and sale of the Common Stock were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Investor to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

In February 2023, the Company issued 1,000,000 shares  of common stock in exchange for the right to license, manufacture and market nutraceutical products. These shares had a fair value of $370,000 ($0.37/share), based upon the quoted closing trading price. Additionally, the Company was required to pay $0.10/bottle of product sold. In 2023, there were no sales of product and the remaining $46,981 of related inventory was written off as the products were no longer considered saleable. See above disclosures on inventory and advertising expense.

In October and November 2023, the Company issued unsecured, one (1) month, original issue discount convertible notes with a total of face amount of $105,000. These notes contained an original issue discount of $35,000, resulting in net proceeds of $70,000. The convertible note was fully converted into 954,638 shares of common stock in November and December 2023. The notes were also issued with 62,000 bonus shares having a fair value of $11,098 ($0.179/share), based upon the closing price. These shares are considered an inducement expense. See Note 5 regarding common stock issued. These notes are payable in cash or convertible at $0.11 per share, at the sole option of the Company. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Investor to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

During September of 2023 the Company issued 210,000 shares of Common Stock for services rendered, having a fair market value of $50,148 ($0.10 - $0.36/share), based upon the quoted closing trading price.

We entered into a Convertible Promissory Note with Worthington Financial Services, Inc. ("Worthington") dated August 10, 2023, for a principal amount of $122,873, with an interest rate of 8% per annum. The note was due on the earlier of the receipt of $500,000 from the company’s pending S-1 registration or August 31, 2024. The company may prepay the note without penalty. We have since entered into an extension agreement with Worthington extending the maturity date of this convertible note to April 3, 2025, and modifying the terms of repayment upon the effectiveness of this Prospectus The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Stockholder to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

During June of 2023 the Company issued 150,000 shares of Common Stock for services rendered, having a fair market value of $35,820 ($0.10 - $0.36/share), based upon the quoted closing trading price.

During April of 2023 the Company issued 233,334 shares of Common Stock for services rendered, having a fair market value of $55,720 ($0.10 - $0.36/share), based upon the quoted closing trading price.

During February of 2023 the Company issued 490,000 shares of Common Stock for services rendered, having a fair market value of $117,012($0.10 - $0.36/share), based upon the quoted closing trading price.

In January 2023, the Company issued an unsecured, one (1) year, original issue discount convertible note with a face amount of $100,000. This note contained an original issue discount of $30,000, resulting in net proceeds of $70,000. The aforementioned issuance and sale were made without registration under the 1933 Act, as amended, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Investor to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

During 2022, the Company issued a convertible note payable for $150,000. In connection with the issuance of this note, the Company recorded an original discount of $75,000. Additionally, due to the fixed rate embedded conversion feature, the Company also recorded a beneficial conversion feature of $75,000, resulting in an increase to additional paid in capital. The Company received $75,000 in net proceeds. The remaining convertible notes issued in 2022 totaling $1,232,857 contained original issue discounts totaling $477,857, resulting in net proceeds of $755,000. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Investor to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Brandon Ivery dated December 1, 2022, for a principal amount of $25,000, with a purchase price of $17,500, reflecting a 30% original issue discount. The note was due on November 30, 2023. The note does not bear interest and can be prepaid with a 3-day notice to Mr. Ivery. Additionally, Mr. Ivery may convert any amount due under the note into shares at a 20% discount to the offering price of the company’s S-1. Default provisions include failure to make payments or bankruptcy, which would accelerate repayment. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into an additional Convertible Promissory Note with Kimberly Farahay dated December 1, 2022, for a principal amount of $33,333.33, with a purchase price of $23,333.33, reflecting a 30% original issue discount. The note was due on November 30, 2023, or earlier if the company raises funds through an S-1 offering approved by the SEC. The note does not bear interest and can be prepaid by the company with a 3-day notice to Ms. Farahay. Additionally, Ms. Farahay has the right to convert the note into shares at a 20% discount to the offering price of the company’s S-1. Default provisions include missed payments or bankruptcy, which would accelerate repayment. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Eileen Farahay dated December 1, 2022, for a principal amount of $33,333.33, with a purchase price of $23,333.33, reflecting a 30% original issue discount. The note was due on November 30, 2023. The note does not bear interest and can be prepaid with a 3-day notice to Ms. Farahay. Additionally, Ms. Farahay has the right to convert any amount due under the note into shares at a 20% discount to the offering price of the company’s S-1. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Russ Kaminski dated December 1, 2022, for a principal amount of $33,333.33, with a purchase price of $23,333.33, reflecting a 30% original issue discount. The note was due on November 30, 2023. The note does not bear interest and can be prepaid with a 3-day notice to the Mr. Kaminski. Additionally, Mr. Kaminski has the right to convert any amount due under the note into shares at a 20% discount to the offering price of the company’s S-1. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with John Dymond dated December 1, 2022, for a principal amount of $142,857.00, with a purchase price of $100,000, reflecting a 30% original issue discount. The note was due on November 30, 2023. The note does not bear interest and can be prepaid with a 3-day notice to Mr. Dymond. Mr. Dymond has the right to convert any amount due under the note into shares at a 20% discount to the offering price of the company’s S-1. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Carl LaRue dated December 1, 2022, for a principal amount of $100,000, with a purchase price of $70,000, reflecting a 30% original issue discount. The note was due on November 30, 2023. The note does not bear interest and can be prepaid with a 3-day notice to Mr. LaRue. Additionally, Mr. LaRue has the right to convert any amount due under the note into shares at a 20% discount to the offering price of the company’s S-1. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Jeffery S. Lee dated November 28, 2022, for a principal amount of $100,000, with a purchase price of $70,000, reflecting a 30% original issue discount. The note was due on November 27, 2023. The note does not bear interest and can be prepaid with a 3-day notice to Mr. Lee. Additionally, Mr. Lee may convert the note into shares at a 20% discount to the offering price of the company’s S-1. Default provisions include missed payments or bankruptcy, which would accelerate repayment. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Kimberly Farahay dated November 28, 2022, for a principal amount of $100,000, with a purchase price of $70,000, reflecting a 30% original issue discount. The note was due on November 27, 2023. The note does not bear interest and can be prepaid with a 3-day notice to Ms. Farahay. Additionally, Ms. Farahay has the right to convert any amount due under the note into shares at a 20% discount to the offering price of the company’s S-1. Default provisions include missed payments, bankruptcy, or other events, which would accelerate repayment. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Homeopathic, dated November 1, 2022, in the amount of $100,000, with a purchase price of $50,000, representing a 50% original issue discount. The note was due on September 1, 2023. It does not bear interest and may be prepaid by the company with a 3-day notice to the Homeopathic. We have since entered into an extension agreement with Homeopathic extending the maturity date of this convertible note to April 3, 2025, and modifying the terms of repayment upon the effectiveness of this Prospectus. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of Homeopathic to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Steven J. Preiss dated September 1, 2022, for a principal amount of $60,000, with a purchase price of $30,000, representing a 50% original issue discount. The note was due on September 1, 2023. The note does not bear interest and can be prepaid with a 3-day notice to Mr. Preiss. Mr. Preiss also has the option to convert any amount due under the note into shares at a 20% discount to the offering price of the company’s S-1. We have since entered into an extension agreement with Mr. Preiss extending the maturity date of this convertible note to April 3, 2025, and modifying the terms of repayment upon the effectiveness of this Prospectus. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Christoph Wald dated August 31, 2022, for a principal amount of $80,000, with a purchase price of $40,000, representing a 50% original issue discount. The note was due on September 1, 2023. The note does not bear interest and may be prepaid with a 3-day notice to Mr. Wald. Additionally, Mr. Wald has the right to convert the note into shares at a 20% discount to the offering price of the company's S-1. We have since entered into an extension agreement with Mr. Wald extending the maturity date of this convertible note to April 3, 2025, and modifying the terms of repayment upon the effectiveness of this Prospectus. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Mr. Magliochetti dated August 30, 2022, for a principal amount of $50,000, with a purchase price of $25,000, representing a 50% original issue discount. The note was due on August 30, 2023. We have since entered into an extension agreement with Mr. Magliochetti extending the maturity date of this convertible note to April 3, 2025, and modifying the terms of repayment upon the effectiveness of this Prospectus. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

We entered into a Convertible Promissory Note with Michael Magliochetti Jr. dated August 30, 2022, for a principal amount of $100,000, with a purchase price of $50,000, representing a 50% original issue discount. The note was due on August 30, 2023. The note does not bear interest and may be prepaid with a 3-day notice to Mr. Magliochetti. We have since entered into an extension agreement with Mr. Magliochetti extending the maturity date of this convertible note to April 3, 2025, and modifying the terms of repayment upon the effectiveness of this Prospectus. The aforementioned issuance and sale were made without registration under the 1933 Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the 1933 Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of the Payee to the company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the securities for its own account and without a view to distribute them.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

			Incorporated by Reference to:
Exhibit No.:	Description of Exhibit	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation, as amended through November 30, 2022	S-1/A	333-271439	3.1	Filed previously.
3.2	Certificate of Amendment to Articles of Incorporation filed December 19, 2022	S-1/A	333-271439	3.2	Filed previously.
3.3	Amended and Restated Bylaws	8-K	21294972	3.3	Filed previously.
4.1	Promissory Note dated February 7, 2022, in favor of Homeopathic Partners, Inc.	S-1/A	333-271439	4.1	Filed previously.
4.2	Promissory Note dated November 4, 2021, in favor of Homeopathic Partners, Inc.	S-1/A	333-271439	4.2	Filed previously.
4.3	Promissory Note dated October 1, 2022, in favor of Homeopathic Partners, Inc.	S-1/A	333-271439	4.3	Filed previously.
4.4	Promissory Note dated November 1, 2022, in favor of Homeopathic Partners, Inc.	S-1/A	333-271439	4.4	Filed previously.
4.5	Promissory Note dated September 1, 2022, in favor of Steven J. Preiss	S-1/A	333-271439	4.5	Filed previously.
4.6	Promissory Note dated August 30, 2022, in favor of Michael Magliochetti, Jr.	S-1/A	333-271439	4.6	Filed previously.
4.7	Promissory Note dated August 30, 2022, in favor of Michael Magliochetti, Jr.	S-1/A	333-271439	4.7	Filed previously.
4.8	Promissory Note dated August 31, 2022, in favor of Christopher Wald	S-1/A	333-271439	4.8	Filed previously.
4.9	Promissory Note dated December 1, 2022, in favor of Brandon Ivery	S-1/A	333-271439	4.9	Filed previously.
4.10	Promissory Note dated December 1, 2022, in favor of Carlesha Chambers	S-1/A	333-271439	4.10	Filed previously.
4.11	Promissory Note dated November 28, 2022, in favor of Jeffery Lee	S-1/A	333-271439	4.11	Filed previously.
4.12	Promissory Note dated November 28, 2022, in favor of Kim Farahay	S-1/A	333-271439	4.12	Filed previously.
4.13	Promissory Note dated December 1, 2022, in favor of Kim Farahay	S-1/A	333-271439	4.13	Filed previously.
4.14	Promissory Note dated January 12, 2022, in favor of Eileen Farahay	S-1/A	333-271439	4.14	Filed previously.
4.15	Promissory Note dated January 12, 2022, in favor of Russ Kaminski	S-1/A	333-271439	4.15	Filed previously.
4.16	Promissory Note dated December 1, 2022, in favor of John Dymond	S-1/A	333-271439	4.16	Filed previously.
4.17	Promissory Note dated December 1, 2022, in favor of Carl La Rue	S-1/A	333-271439	4.17	Filed previously.
4.18	Promissory Note dated December 1, 2022, in favor of Brent Lunde	S-1/A	333-271439	4.18	Filed previously.
4.19	Specimen Stock Certificate evidencing the shares of Common Stock	S-1/A	333-271439	4.19	Filed previously
4.20	Note Extension Agreements between Registrant and Michael Magliochetti, Jr.	S-1/A	333-271439	4.20	Filed previously.
4.21	Note Extension Agreement between Registrant and Homeopathic Partners, Inc. (2/7/22 Promissory Note)	S-1/A	333-271439	4.21	Filed previously.
4.22	Note Extension Agreement between Registrant and Homeopathic Partners, Inc. (11/4/22 Promissory Note)	S-1/A	333-271439	4.22	Filed previously.

4.23	Note Extension Agreement between Registrant and Homeopathic Partners, Inc. (10/21/22 Promissory Note)	S-1/A	333-271439	4.23	Filed previously.
4.24	Note Extension Agreement between Registrant and Steven J. Preiss	S-1/A	333-271439	4.24	Filed previously.
4.25	Note Extension Agreement between Registrant and Christopher Wald	S-1/A	333-271439	4.25	Filed previously.
4.26	Promissory Note dated January 16, 2023, in favor of William R. Yahner, Jr.	S-1/A	333-271439	4.26	Filed previously.
4.27	Promissory Note date August 10, 2023, in favor of Worthington Financial Services, Inc.	S-1/A	333-271439	4.27	Filed previously.
4.27.1	Note Extension Agreement between Registrant and Homeopathic Partners, Inc. through April 1, 2023	S-1/A	333-271439	4.27.1	Filed previously
4.28	Note Extension Agreement between Registrant and Michael Magliochetti through April 1, 2023	S-1/A	333-271439	4.28	Filed previously
4.29	Note Extension Agreement between Registrant and Michael Magliochetti through April 1, 2023	S-1/A	333-271439	4.29	Filed previously.
4.30	Note Extension Agreement between Registrant and Christopher Wald through April 1, 2023	S-1/A	333-271439	4.30	Filed previously.
4.31	Note Extension Agreement between Registrant and Steven Preiss through April 1, 2023	S-1/A	333-271439	4.31	Filed previously.
4.32	Note Extension Agreement between Registrant and William Yahner through April 1, 2023	S-1/A	333-271439	4.32	Filed previously.
4.33	Form of Extension Letter for Notes Dated March 22, 2021	S-1	333-284885	4.33	Filed previously.
4.34	Form of Promissory Notes issued between March 28, 2024 and January 10, 2025	S-1	333-284885	4.34	Filed previously.
4.35	Form of Extension Letter for Notes Dated Between November 4, 2021, and November 1, 2022.	S-1	333-284885	4.35	Filed previously.
4.36	2024 Stock Incentive Plan	S-8	333-281926	4.1	Filed previously
4.37	Form of Warrant	8-K	24673557	4.1	Filed previously
4.38	Form of Promissory Note	8-K	24673557	4.2	Filed previously
4.39	Promissory Note between the Company and Jose Antionio Reyes dated December 17, 2024	S-1	333-284885	4.39	Filed previously
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Employment Agreement dated June 15, 2022, between Registrant and Anne B. Blackstone	S-1/A	333-271439	10.3	Filed previously.
10.2	Business Services Contract dated July 2, 2022, between Registrant and Grace Health Technology Corporation	S-1/A	333-271439	10.6	Filed previously.
10.3	Consulting Agreement dated July 1, 2022, between Registrant and Kyle Ambert, PhD	S-1/A	333-271439	10.7	Filed previously.
10.4	Agreement between Registrant and Xikoz, Inc.	S-1/A	333-271439	10.8	Filed previously.
10.5	Asset Purchase agreement between the Registrant and Designer Genomics International Corporation.	S-1/A	333-271439	10.9	Filed previously.
10.6	Agreement between Registrant and Dr. Kim Farhay and Dr. Jeff Lee	S-1/A	333-271439	10.11	Filed previously.
10.7	Common Stock Repurchase Agreement between Registrant and Worthington Financial Services, Inc.	S-1/A	333-271439	10.12	Filed previously.

10.8	Stock Purchase Agreement dated December 31, 2024, between the Company and Marijuana, Inc.	8-K	25512755	10.1	Filed previously
10.9	Promissory Note dated January 1, 2025, $100,000 principal amount, Marijuana, Inc., as maker, in favor of the Company.	8-K	25512755	10.2	Filed previously
10.10	Pledge Agreement dated January 1, 2025, between the Company and Marijuana, Inc.	8-K	25512755	10.3	Filed previously
10.11	Intellectual Property Conveyance Agreement among the Company, Marvin S. Hausman, M.D. and Nova Mentis Life Science Corp.	8-K	241302753	10.1	Filed previously
10.12	Form of Common Stock Purchase Agreement	8-K	24673557	10.1	Filed previously
10.13	Form of Registration Rights Agreement	8-K	24673557	10.2	Filed previously
10.14	Form of Securities Purchase Agreement	8-K	24673557	10.3	Filed Previously
10.15	Executive Employment Agreement Between Registrant and Marvin S. Hausman, M.D.	S-1/A	333-271439	10.16	Filed previously
10.16	Form of Securities Purchase Agreement entered into between March 28, 2024 and January 10, 2025	S-1	333-284885	10.16	Filed previously
10.17	Termination Agreement between Registrant and Marvin S. Hausman	S-1/A	333-271439	10.13	Filed previously
10.18	Termination Agreement between Registrant and Homeopathic Partners, Inc.	S-1/A	333-271439	10.14	Filed previously
10.19	Consulting Agreement dated July 1, 2022 between Registrant and Homeopathic Partners, Inc.	S-1/A	333-271439	10.4	Filed previously
10.20	Consulting Agreement dated July 1, 2022, between Registrant and Marvin S. Hausman, M.D.	S-1/A	333-271439	10.5	Filed previously
10.21	Employment Agreement with Chief Executive Officer dated April 21, 2025	8-K	25859313	10.1	Filed previously
14.1*	Code of Business Conduct and Ethics
16.1	Letter from Assurance Dimensions, LLC to the Securities and Exchange Commission.	8-K	24673557	16.1	Filed previously
21.1	Subsidiaries of Registrant	S-1/A	333-271439	22.1	Filed previously
23.1	Consent of Assurance Dimensions, Inc., Independent Registered Public Accounting Firm				Filed herewith
23.2*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document.				Filed herewith
101.SCH	Inline XBRL Taxonomy Extension Schema Document.				Filed herewith
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.				Filed herewith
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.				Filed herewith
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.				Filed herewith
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.				Filed herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).				Filed herewith
107	Filing Fee Table	S-1	333-284885	107	Filed previously

*	To be filed by amendment.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

(b) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sparks, Nevada, on October 10, 2025.

LUDWIG ENTERPRISES, INC.

By:	/s/ Jose Antonio Reyes
Jose Antonio Reyes
Chief Executive Officer (Interim)
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above constitutes and appoints Scott Silverman his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him or her, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ Jose Antonio Reyes	Chief Executive Officer (Interim)	October 10, 2025
Jose Antonio Reyes	[Principal Executive Officer]

/s/ Scott Silverman	Chief Financial Officer and Director	October 10, 2025
Scott Silverman	[Principal Financial Officer]